     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998

                                                       REGISTRATION NO. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                                ---------------
                             BANK ONE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6711                    31-1597175
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NO.)
     INCORPORATION OR
      ORGANIZATION)

                                ---------------

          100 EAST BROAD STREET, COLUMBUS, OHIO 43271, (614) 248-5944
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                           STEVEN ALAN BENNETT, ESQ.
              VICE PRESIDENT, SECRETARY AND ASSISTANT TREASURER,
                             BANK ONE CORPORATION
                             100 EAST BROAD STREET
                           COLUMBUS, OHIO 43271-0158
                                (614) 248-7590
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                                WITH COPIES TO:

 EDWARD D. HERLIHY, ESQ.   CHARLES F. ANDREWS, ESQ.  SHERMAN I. GOLDBERG, ESQ.
WACHTELL, LIPTON, ROSEN &    BANC ONE CORPORATION        FIRST CHICAGO NBD
           KATZ               DEPARTMENT OH1-0158           CORPORATION
   51 WEST 52ND STREET       100 EAST BROAD STREET    ONE FIRST NATIONAL PLAZA
    NEW YORK, NY 10019      COLUMBUS, OH 43271-0158      CHICAGO, IL 60670
TELEPHONE: (212) 403-1000  TELEPHONE: (614) 248-6035 TELEPHONE: (312) 732-3551

  Approximate date of commencement of proposed sale to the public: Upon consummation of the transactions described herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED       PROPOSED
 TITLE OF EACH CLASS OF     AMOUNT        MAXIMUM         MAXIMUM      AMOUNT OF
    SECURITIES TO BE         TO BE     OFFERING PRICE    AGGREGATE    REGISTRATION
       REGISTERED        REGISTERED(1)  PER UNIT(2)   OFFERING PRICE      FEE
----------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share.........  547,000,000      $51.27     $28,046,412,037  $8,273,692

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                  (Footnotes on following page)
                                ---------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(Footnotes from cover page)
--------
(1) Based on an estimate of the maximum number of shares of common stock, par value $0.01 per share, ("BANK ONE Common Stock"), of BANK ONE CORPORATION ("BANK ONE") to be issued in connection with the merger of First Chicago NBD Corporation ("FCN") with and into BANK ONE. No registration fee is paid in respect of the shares of BANK ONE Common Stock to be issued to holders of the common stock, without par value, of BANC ONE CORPORATION, an Ohio corporation ("BANC ONE") pursuant to the merger of BANC ONE with and into BANK ONE, as such shares are not required to be registered hereunder by virtue of Rule 145(a)(2) under the Securities and Exchange Act of 1933, as amended.
(2) Calculated in accordance with Rule 457(f)(1) based the aggregate market value on July 29, 1998 of the shares of common stock, par value $1.00 per share, of FCN (the "FCN Common Stock") expected to be canceled in connection with the merger and computed by dividing (i) the product of (A) the average of the high and low prices of FCN Common Stock as reported on The New York Stock Exchange, Inc. (the "NYSE") Composite Transactions List on July 29, 1998 ($83.06) and (B) 547,000,000, representing the maximum number of shares of FCN Common Stock expected to be canceled in connection with the merger, by (ii) 337,654,321, representing the maximum number of shares of BANK ONE Common Stock to be issued in connection with the Merger.

[LOGO OF BANK                                                     [LOGO OF FIRST
ONE APPEARS                                                       CHICAGO NBD
HERE]                                                             APPEARS HERE]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of BANC ONE CORPORATION and First Chicago NBD Corporation have agreed on a merger of BANC ONE and First Chicago NBD. This proposed transaction is a merger of equals that will create one of the strongest financial institutions in the nation. The combined company will be an effective competitor on many fronts, with a powerful consumer and commercial banking presence spanning West Virginia to Arizona, great strength in corporate banking and one of the largest credit card businesses in the country. The combined company will have assets of $240 billion, deposits of $154 billion and stockholders' equity of $19 billion. We are convinced that this merger will position our two companies to grow and flourish as the financial services business evolves and consolidates.

In the merger, BANC ONE and First Chicago NBD will combine into a new corporation to be headquartered in Chicago and named "BANK ONE CORPORATION." The new BANK ONE CORPORATION will be a Delaware corporation. Each share of BANC ONE common stock that you hold will be converted automatically into a share of common stock of the new BANK ONE CORPORATION. Each share of First Chicago NBD common stock that you hold will be converted automatically into the right to receive 1.62 shares of common stock of the new BANK ONE CORPORATION.

We can't complete the merger unless the stockholders of both of our companies approve it. Each of us will hold a meeting of our stockholders to vote on this merger proposal. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. Not returning your card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against the merger.

The dates, times and places of the meetings are as follows:

      FOR BANC ONE SHAREHOLDERS:         FOR FIRST CHICAGO NBD STOCKHOLDERS:
 September 15, 1998, 9:00 a.m., local    September 15, 1998, 9:30 a.m., local
                 time                                    time
              Auditorium                         First Chicago Center
       BANC ONE Corporate Center               One First National Plaza
         1111 Polaris Parkway                  Chicago, Illinois 60670
         Columbus, Ohio 43240

This document provides you with detailed information about these meetings and the proposed merger. You can also get information about our companies from publicly available documents that our companies have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

We strongly support this combination of our companies and join with all of the other members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger.

           /s/ John B. McCoy                     /s/ Verne G. Istock
             John B. McCoy                         Verne G. Istock
     Chairman and Chief Executive           Chairman, President and Chief
                Officer                           Executive Officer
         BANC ONE CORPORATION               First Chicago NBD Corporation

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

              JOINT PROXY STATEMENT-PROSPECTUS DATED JULY 31, 1998
               AND FIRST MAILED TO STOCKHOLDERS ON AUGUST 5, 1998.

                       [LOGO OF BANK ONE APPEARS HERE]

                             BANC ONE CORPORATION

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                                Columbus, Ohio
                                                                 July 31, 1998

TO THE SHAREHOLDERS OF
BANC ONE CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of BANC ONE CORPORATION will be held on Tuesday, September 15, 1998, 9:00 a.m. local time, at the auditorium in the BANC ONE Corporate Center, 1111 Polaris Parkway, Columbus, Ohio, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying Joint Proxy Statement-Prospectus:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended, by and among BANC ONE, First Chicago NBD Corporation, a Delaware corporation, and BANK ONE CORPORATION, a Delaware corporation, and the consummation of the transactions contemplated by that agreement, pursuant to which, among other things, BANC ONE and First Chicago NBD will each merge with and into BANK ONE CORPORATION, in each case upon the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization, as more fully described in the enclosed Joint Proxy Statement-Prospectus.

2. To transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting.

The close of business on July 22, 1998 has been fixed as the date of record for those shareholders entitled to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. Accordingly, only shareholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting. The stock transfer books of BANC ONE will not be closed.

                                         By ORDER OF THE BOARD OF DIRECTORS

                                                /s/ Steven Alan Bennett
                                                  Steven Alan Bennett
                                                       Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                   [LOGO OF FIRST CHICAGO NBD APPEARS HERE]

                               ----------------

                         FIRST CHICAGO NBD CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 15, 1998

                               ----------------

TO THE STOCKHOLDERS OF
FIRST CHICAGO NBD CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of First Chicago NBD Corporation, a Delaware corporation, will be held on Tuesday, September 15, 1998, 9:30 a.m., local time, at First Chicago Center, One First National Plaza, Chicago, Illinois 60670, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended, by and among First Chicago NBD, BANC ONE CORPORATION, an Ohio corporation, and BANK ONE CORPORATION, a Delaware corporation, and the consummation of the transactions contemplated by that agreement, pursuant to which, among other things, BANC ONE and First Chicago NBD will each merge with and into BANK ONE CORPORATION, in each case upon the terms and subject to the conditions set forth in the Agreement and Plan of Reorganization, as more fully described in the enclosed Joint Proxy Statement-Prospectus.

2. To transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting.

The close of business on July 22, 1998 has been fixed as the record date for determining stockholders entitled to vote at the special meeting of First Chicago NBD Stockholders and any adjournments or postponements of the Special Meeting. Accordingly, only stockholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements of the Special Meeting. The holders of record of First Chicago NBD preferred stock on the record date are entitled to notice of, but will not be entitled to vote at, the Special Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Sherman I. Goldberg
                                                Sherman I. Goldberg
                                                     Secretary

July 31, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

  To find any one of the principal sections identified below, simply bend the document slightly to expose the black tabs and open the document to the tab which corresponds to the title of the section you wish to read. For your convenience, we have included an index of frequently used capitalized terms in this Joint Proxy Statement-Prospectus in an Index of Defined Terms, which is printed on gold paper as the last item in the Summary section of this Joint Proxy Statement-Prospectus.

                                                                         ------
                                                  TABLE OF CONTENTS
                                                                         ------
                                                            SUMMARY
                                                                         ------
                                                   SPECIAL MEETINGS
                                                                         ------
                                                         THE MERGER
                                                                         ------
                                            BUSINESS AND MANAGEMENT
                                                                         ------
                                         REGULATION AND SUPERVISION
                                                                         ------
                 CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS
                                                                         ------
                                              CERTAIN OTHER MATTERS
                                                                         ------
                                              FINANCIAL INFORMATION
                                                                         ------
                                                         APPENDICES

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                 SUMMARY
  The Companies...........................................................   1
  The Stockholders' Meetings..............................................   1
  Record Date; Vote Required..............................................   2
  Our Reasons for the Merger..............................................   2
  Our Recommendations to Stockholders.....................................   2
  The Merger..............................................................   2
    General...............................................................   2
    Exchange of Shares....................................................   3
    Opinions of Financial Advisors........................................   3
    Stock Options.........................................................   4
    Management and Operations after the Merger............................   4
    What We Need to do to Complete the Merger.............................   4
    Termination of the Agreement; Expenses................................   5
    Waiver and Amendment..................................................   5
    Accounting Treatment..................................................   5
    Regulatory Approvals..................................................   5
    BANC ONE and First Chicago NBD Stock Option Agreements................   6
    Interests of Directors and Officers in the Merger that are Different
     From Your Interests..................................................   6
    Appraisal Rights......................................................   7
    Certain Federal Income Tax Consequences...............................   7
  Certain Differences in the Rights of Stockholders.......................   7
  BANC ONE Second Quarter 1998 Financial Results..........................   8
  FCN Second Quarter 1998 Financial Results...............................   8
  Unaudited Comparative Per Share Data....................................   9
  Selected Financial Data.................................................  11
  Index of Defined Terms..................................................  14
                             SPECIAL MEETINGS
BANC ONE Special Meeting..................................................  16
  General.................................................................  16
  Matters to be Considered................................................  16
  Proxies.................................................................  16
  Solicitation of Proxies.................................................  16
  Record Date and Voting Rights...........................................  17
  Recommendation of BANC ONE Board........................................  18
FCN Special Meeting.......................................................  19
  General.................................................................  19
  Matters to be Considered................................................  19
  Proxies.................................................................  19
  Solicitation of Proxies.................................................  19
  Record Date and Voting Rights...........................................  20
  Recommendation of FCN Board.............................................  21

                                      (i)

                                                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                THE MERGER
General....................................................................  22
Background of the Merger...................................................  22
Recommendation of the BANC ONE Board and Reasons for the Merger............  24
Recommendation of the FCN Board and Reasons for the Merger.................  26
Opinions of BANC ONE's Financial Advisors..................................  27
Opinions of FCN's Financial Advisors.......................................  34
Structure of the Merger....................................................  41
Conversion of Stock; Treatment of Options..................................  41
Exchange of Certificates; Fractional Shares................................  43
First Effective Time; Second Effective Time................................  44
Representations and Warranties.............................................  45
Conduct of Business Pending the Merger and Other Agreements................  45
Conditions to Consummation of the Merger...................................  48
Regulatory Approvals Required for the Merger...............................  49
Certain Federal Income Tax Consequences....................................  52
Accounting Treatment.......................................................  53
Termination of the Merger Agreement........................................  54
Extension, Waiver and Amendment of the Merger Agreement....................  54
Employee Benefits and Plans................................................  55
Stock Exchange Listing.....................................................  55
Expenses...................................................................  56
Dividends..................................................................  56
Interests of Certain Persons in the Merger.................................  56
BANC ONE and FCN Option Agreements.........................................  58
Restrictions on Resales by Affiliates......................................  63
FCN Dividend Reinvestment Plan.............................................  63
                          BUSINESS AND MANAGEMENT
Management and Operations after the Merger.................................  64
Price Range of Common Stock and Dividends..................................  66
Information about BANC ONE and BANK ONE....................................  68
  General..................................................................  68
  Management and Additional Information....................................  68
Information about FCN......................................................  69
  General..................................................................  69
  Management and Additional Information....................................  69
                        REGULATION AND SUPERVISION
General....................................................................  70
Liability for Bank Subsidiaries............................................  70
Capital Requirements.......................................................  71
Dividend Restrictions......................................................  72
Deposit Insurance Assessments..............................................  72
Depositor Preference Statute...............................................  73
Brokered Deposits..........................................................  73
Interstate Banking And Branching...........................................  73
            CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS
Description of BANK ONE Capital Stock......................................  74
Comparison of BANC ONE Common Stock, FCN Common Stock and BANK ONE
  Common Stock.............................................................  76


                                      (ii)

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
  CERTAIN OTHER MATTERS

Dissenters' Appraisal Rights...............................................   86
  BANC ONE Shareholders....................................................   86
  FCN Stockholders.........................................................   88
Legal Matters..............................................................   88
Experts....................................................................   88
Shareholder Proposals......................................................   88
Other Matters..............................................................   88
Independent Public Accountants.............................................   89
Where You Can Find More Information........................................   89
Forward-Looking Statements.................................................   91

  FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Combined Financial Information...............   92
Notes to the Unaudited Pro Forma Condensed Combined Financial Information..   99

Appendix A  Agreement and Plan of Reorganization...........................  A-1
Appendix B  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated..  B-1
Appendix C  Opinion of Morgan Stanley & Co. Incorporated...................  C-1
Appendix D  Opinion of Lazard Freres & Co. LLC.............................  D-1
Appendix E  Opinion of Goldman, Sachs & Co.................................  E-1
Appendix F  Ohio Revised Code Sec. 1701.85--Dissenters' Rights.............  F-1

                                     (iii)

                                                               TABLE OF CONTENTS

                                    SUMMARY

This brief summary highlights selected information from the Joint Proxy Statement-Prospectus. It does not contain all of the information that is important to you. You should carefully read the entire Joint Proxy Statement-Prospectus and the other documents to which this document refers you to fully understand the merger. See "Where You Can Find More Information" on page 89.


THE COMPANIES (PAGE 69)

BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271
(614) 248-5944

BANC ONE is a bank holding company registered under federal law and incorporated in Ohio. We operate banking offices in Arizona, Colorado, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. We also own nonbank subsidiaries that engage in credit card and merchant processing, lending to consumers to help pay educational expenses and for cars, homes and other purchases, insurance, investing in new companies and ventures, investment and merchant banking, trust, brokerage, investment management, equipment leasing and providing computer and data services to other institutions. At June 30, 1998, our total assets were $124.0 billion, our total deposits were $85.0 billion and our total stockholders' equity was $11.6 billion.

FIRST CHICAGO NBD CORPORATION
One First National Plaza
Chicago, Illinois 60670
(312) 732-4000

First Chicago NBD is a bank holding company registered under federal law and incorporated in Delaware. Our lead bank subsidiary is The First National Bank of Chicago.

First Chicago NBD also owns several other bank subsidiaries: NBD Bank (Michigan); American National Bank and Trust Company of Chicago; NBD Bank, National Association (Indianapolis, Indiana); NBD Bank (Elkhart, Indiana); NBD Bank (Florida); and FCC National Bank.

We engage primarily in regional banking, corporate banking, corporate investments and credit cards. Regional banking includes the general consumer market, private banking and investments, small business banking and middle market banking. At June 30, 1998, our total assets were $119.8 billion, our total deposits were $69.5 billion, and our total stockholders' equity was $8.3 billion.

THE STOCKHOLDERS' MEETINGS (PAGE 16)

BANC ONE Shareholders. The BANC ONE special meeting will be held on Tuesday, September 15, 1998 at 9:00 a.m., local time, at the auditorium in the BANC ONE Corporate Center, 1111 Polaris Parkway, Columbus, Ohio. At the BANC ONE special meeting, you will be asked:

1. to approve the merger of our company with First Chicago NBD;

2. to act on any other items that may be submitted to a vote at the meeting.

First Chicago NBD Stockholders. The First Chicago NBD special meeting will be held on Tuesday, September 15, 1998 at 9:30 a.m., local time, at the First Chicago Center, One First National Plaza, Chicago, Illinois. At the First Chicago NBD special meeting, you will be asked:

1. to approve the merger of our company with BANC ONE; and

2. to act on any other items that may be submitted to a vote at the special meeting.

RECORD DATE; VOTE REQUIRED (PAGES 17 AND 20)

BANC ONE Shareholders. You can vote at the meeting of BANC ONE shareholders if you

                                                                         SUMMARY
owned BANC ONE common stock at the close of business on July 22, 1998. You can cast one vote for each share of BANC ONE common stock that you owned at that time. In order to approve the merger, the holders of a majority of the shares of BANC ONE common stock outstanding must vote in its favor. You can vote your shares by attending the BANC ONE meeting and voting in person or you can mark the enclosed proxy card with your vote, sign it and mail it in the enclosed return envelope.You can revoke your proxy as late as the date of the meeting either by sending in a new proxy or by attending the meeting and voting in person.

First Chicago NBD Stockholders. You can vote at the meeting of First Chicago NBD stockholders if you owned First Chicago NBD common stock at the close of business on July 22, 1998. You will be able to cast one vote for each share of First Chicago NBD common stock you owned at that time. In order to approve the merger, the holders of a majority of the shares of First Chicago NBD common stock outstanding must vote in its favor. You can vote your shares by telephone, over the Internet, by attending the First Chicago NBD meeting and voting in person, or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. We've printed additional instructions on how to vote by telephone and over the Internet on the proxy card. You can revoke your proxy as late as the date of the meeting either by sending in a new proxy, changing your vote by telephone or over the Internet, or by attending the meeting and voting in person.

OUR REASONS FOR THE MERGER (PAGES 24 AND 26)

Our companies are proposing to merge because we believe that by combining them we can create a stronger and more diversified company that will provide significant benefits to our stockholders and customers alike. For instance, the larger size of our retail banking business and our credit card business should help us to reduce duplicate costs. We also believe that by bringing our customers and banking products together, we can do a better job of increasing our combined revenues than we could if we did not merge. We believe that the merger will strengthen our position as a competitor in the financial services business, which is rapidly changing and growing more competitive. To review our reasons for the merger in greater detail, as well as how we came to agree on the merger, please see pages 22 through 27.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGES 24 AND 26)

BANC ONE Shareholders. The Board of Directors of BANC ONE believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger.

First Chicago NBD Stockholders. The Board of Directors of First Chicago NBD believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger.

THE MERGER (PAGE 22)

We've attached the Agreement and Plan of Reorganization to this document as Appendix A. Please read the Agreement. It is the legal document that governs the merger.

GENERAL

We propose a combination in which BANC ONE and First Chicago NBD will each merge into a new company that will be named "BANK ONE CORPORATION." We hope to complete this merger by the end of 1998.

EXCHANGE OF SHARES (PAGE 43)

BANC ONE Shareholders. As a BANC ONE Shareholder, each of your shares of BANC ONE common stock will automatically become one share of the new company's common stock. You will not need to send in your shares of BANC ONE common stock because after the merger those shares of common stock will represent shares in the new company.

SUMMARY

First Chicago NBD Stockholders. As a First Chicago NBD Stockholder, each of your shares of First Chicago NBD common stock will automatically become exchangeable for 1.62 shares of the new company's common stock. The total number of shares you receive will therefore be equal to 1.62 times the number of shares of First Chicago NBD common stock you own. The new company will not issue fractional shares. Instead, you'll receive the value of any fractional share in cash, based on the market value of BANC ONE's common stock. Following the merger, you will be entitled to exchange your shares of First Chicago NBD common stock for shares of the new company's common stock by sending your First Chicago NBD common stock share certificates and a form that we will send to you to First Chicago Trust Company of New York, which will then exchange them for shares of the new company's common stock. For more information on how this exchange procedure works, see "Exchange of Certificates; Fractional Shares" on page 43 of this document. For example, if you owned ten shares of First Chicago NBD common stock, after the merger you will send in the letter of transmittal and your old First Chicago NBD certificates and in exchange you will receive sixteen shares of the new company's common stock and a check for the market value of two-tenths of a share.

Shares of BANC ONE and First Chicago NBD are quoted on the New York Stock Exchange. On April 9, 1998, the last trading day before we announced the merger, BANC ONE common stock closed at $61.75 per share and First Chicago NBD common stock closed at $94.00 per share. On July 30, 1998, BANC ONE common stock closed at $51.88 per share and First Chicago NBD common stock closed at $83.63 per share.

Based on the exchange ratio in the merger, which is 1.62, the market value of the consideration that First Chicago NBD stockholders will receive in the merger for each share of First Chicago NBD common stock would be $100.04 based on BANC ONE's closing stock price on April 9, 1998, and $84.04 based on BANC ONE's closing stock price on July 30, 1998. Of course, the market price of BANC ONE will fluctuate prior to the merger, while the exchange ratio is fixed. You should obtain current stock price quotations for BANC ONE common stock and First Chicago NBD common stock. These quotations are available from your stock broker, in major newspapers such as The Wall Street Journal and on the Internet.

In addition, each share of First Chicago NBD preferred stock that is outstanding at completion of the merger will be exchangeable for one share of preferred stock of the new company having the same terms.

OPINIONS OF FINANCIAL ADVISORS (PAGES 28 AND 34)

BANC ONE Shareholders. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated have each delivered to the BANC ONE Board of Directors its opinion that, as of the date of this document, the exchange ratio is fair to BANC ONE from a financial point of view. We have attached these opinions to this document as Appendices B and C. You should read them completely to understand the assumptions made, matters considered and limitations of the review made by Merrill Lynch and Morgan Stanley in providing these opinions.

First Chicago NBD Stockholders. Lazard Freres & Co. LLC and Goldman, Sachs & Co. have each delivered to the First Chicago NBD Board of Directors its opinion that, as of the date of this document, the exchange ratio is fair to the holders of First Chicago NBD common stock from a financial point of view. We have attached these opinions to this document as Appendices D and E. You should read them completely to understand the assumptions made, matters considered and limitations of the review made by Lazard Freres and Goldman Sachs in providing these opinions.

                                                                         SUMMARY

STOCK OPTIONS (PAGE 41)

BANC ONE Stock Options. Upon completion of the merger, each option to acquire BANC ONE common stock granted under BANC ONE's stock option plans that is outstanding and unexercised immediately before completing the merger will become an option to purchase the same number of shares of the new company's common stock at the same exercise price. The option will continue to be governed by the terms of BANC ONE's stock option plans.

First Chicago NBD Stock Options. Upon completion of the merger, each option to acquire First Chicago NBD common stock granted under First Chicago NBD's stock option plans that is outstanding and unexercised immediately before completing the merger will become an option to purchase the new company's common stock. The option will continue to be governed by the terms of First Chicago NBD's stock option plans. The number of shares of the new company's common stock subject to the new stock options, as well as the exercise price of those stock options, will be adjusted to account for the exchange ratio in the merger.

MANAGEMENT AND OPERATIONS AFTER THE MERGER (PAGE 65)

The present managements of our companies will share the responsibility of managing the resulting company. The board of directors of the new company will initially be composed of 22 directors. Half will come from BANC ONE and half will come from First Chicago NBD. We expect the BANC ONE directors to include John B. McCoy, Chairman and Chief Executive Officer of BANC ONE, and Richard J. Lehmann, President and Chief Operating Officer of BANC ONE. We expect the First Chicago NBD directors to include Verne G. Istock, Chairman, President and Chief Executive Officer of First Chicago NBD, and David J. Vitale, Vice Chairman of First Chicago NBD. Mr. Istock will be Chairman of the Board of Directors of the new company. Mr. McCoy will be President and Chief Executive Officer of the new company. Mr. Lehmann and Mr. Vitale will each be a Vice Chairman of the new company.

While no assurances can be made, we expect to achieve cost savings and additional revenue opportunities in the merger that should have a beneficial effect on our earnings per share. For example, we believe that the elimination of overlapping operations in several parts of our businesses will allow us to reduce our costs. We also expect to recognize a one-time charge to earnings in the year in which we complete the merger, related to merger expenses and costs of integrating our two companies. We think that charge will be about $1.25 billion.

WHAT WE NEED TO DO TO COMPLETE THE MERGER (PAGE 48)

The completion of the merger depends on a number of conditions being met. In addition to our compliance with the Agreement and Plan of Reorganization, these include:

1. Approval of the Agreement and Plan of Reorganization by both the BANC ONE shareholders and the First Chicago NBD stockholders.

2. Approval of the merger by certain federal and state regulatory authorities.

3. Receipt by each of us of a legal opinion that, for United States federal income tax purposes, BANC ONE, First Chicago NBD, BANK ONE CORPORATION, and BANC ONE shareholders and First Chicago NBD stockholders who exchange their shares for shares of BANK ONE common stock, will not recognize any gain or loss as a result of the merger, except in connection with the payment of cash instead of fractional shares. These opinions will be subject to various limitations and we recommend that you read the fuller description of tax consequences provided in this document beginning at page 52.

4. Receipt of letters from our independent accountants that the merger will qualify for "pooling of interests" accounting treatment.

SUMMARY

5. Approval by The New York Stock Exchange of the listing of the shares of the new company's common stock to be issued in the merger.

6. The absence of any injunction or legal restraint blocking the merger or government proceedings trying to block the merger.

Where the law permits, BANC ONE or First Chicago NBD could decide to complete the merger even though one or more of these conditions hasn't been met. We can't be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATION OF THE AGREEMENT; EXPENSES (PAGE 54)

We can agree at any time to terminate the Agreement and Plan of Reorganization without completing the merger, even if the stockholders of both our companies have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement if:

1. Any government agency denies an approval we need to complete the merger, and that denial has become final and nonappealable, or if any governmental entity issues a final, non-appealable order blocking the merger.

2. The merger has not been completed by April 10, 1999, unless the failure to complete the merger by that time is due to a violation of the Agreement and Plan of Reorganization by the party that wants to terminate the Agreement.

3. The other party breaches our agreement (and doesn't correct the breach promptly) in a way that would entitle the party that wants to terminate the agreement to not complete the merger, as long as the party looking to terminate the agreement hasn't materially breached the agreement.

4. Our stockholders do not approve the merger.

Regardless of whether the merger is completed, we will each pay our own fees and expenses, except that we will evenly divide the costs and expenses that we've incurred in printing and mailing this document and the registration fees that we will have to pay to the Securities and Exchange Commission.

WAIVER AND AMENDMENT (PAGE 55)

We can agree to amend the Agreement and Plan of Reorganization, and each of us can waive our right to require the other party to adhere to the terms and conditions of the Agreement, where the law allows. However, we may not do so after our stockholders approve the merger, if the amendment or waiver reduces or changes the consideration that will be received by First Chicago NBD stockholders or BANC ONE shareholders, unless the affected stockholders approve the amendment or waiver.

ACCOUNTING TREATMENT (PAGE 53)

We expect the merger to qualify as a "pooling of interests." This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

REGULATORY APPROVALS (PAGE 50)

The merger must be approved by the Board of Governors of the Federal Reserve System. The U.S. Department of Justice has input into this approval process. Once the Board of Governors approves the merger, we have to wait for up to 30 days before we can complete the merger for the Department of Justice to complete its review.

In addition, certain state and other regulatory authorities will need to approve or be notified of the merger before we can complete it.

We have filed, or soon will file, all of the required applications or notices with the Federal Reserve Board and these other regulatory authorities.

                                                                         SUMMARY

As of the date of this document, we haven't yet received the required approvals. While we don't know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we can't be certain when or if we will get them.

BANC ONE AND FIRST CHICAGO NBD STOCK OPTION AGREEMENTS (PAGE 59)

Each of BANC ONE and First Chicago NBD, at the request of the other, entered into a stock option agreement granting the other party an option to purchase shares of the granting party's common stock. We granted these options to each other in order to increase the likelihood that we would complete the merger. The option agreements could discourage other companies from trying or proposing to combine with either of us before we complete the merger.

The most shares that can be purchased if either of the options is exercised is 19.9% of the total number of outstanding shares of the granting party's common stock. The purchase price per share under both of the option agreements is set at the closing price on the New York Stock Exchange for the granting party's common stock on the last trading day before the merger was announced on April 13, 1998. BANC ONE has an option to purchase up to 19.9% of First Chicago NBD's outstanding common stock from First Chicago NBD at a price of $94.00 per share. First Chicago NBD has an option to purchase up to 19.9% of BANC ONE's outstanding common stock from BANC ONE at a price of $61.75 per share. In addition to the option to purchase common stock, under certain circumstances the person holding the option (or the person holding shares purchased under the option) may require the person that granted the option to repurchase the option, and/or any shares purchased under the option, at a predetermined price.

Neither of us can exercise our option unless certain events occur. These events are business combination or acquisition transactions relating to our companies and certain related activities (other than the merger we are proposing in this document) such as a merger or the sale of a substantial amount of assets or stock. We don't know of any event that has occurred as of the date of this document that would permit either of us to exercise our option.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 56)

Some of our directors and officers have interests in the merger that are different from, or in addition to, their interests as stockholders in our companies. These interests exist because of agreements that the officers have with our companies, including change-of-control employment agreements, and rights that the officers have under retention, incentive, or benefit and compensation plans maintained by our respective companies. Some of these agreements and plans will provide the officers with severance benefits if their employment with the new company is terminated after the merger. In addition, unvested stock options, restricted stock and unvested performance stock awards granted under certain First Chicago NBD stock plans will become exercisable or free to be sold by their holders in connection with the merger. Also, we have agreed to work together to establish a retention and severance bonus program that will treat similarly situated employees of our companies in a similar fashion and will enable us to retain key personnel and provide them with incentives for the benefit of the new company.

Also, following the merger, the new company will purchase directors' and officers' insurance for the officers and directors of First Chicago NBD, and will indemnify directors and officers of our companies, for events occurring before the merger, including events that are related to the Agreement and Plan of Reorganization. This indemnity and insurance will be in addition to the indemnification and insurance to which the officers and directors of the new company will be entitled while acting in that capacity at and after the merger. Additional interests of some of our directors and executive officers are described under "Management and Operations After the Merger" at page 65 of this document.

SUMMARY

The members of our Boards of Directors knew about these additional interests, and considered them, when they approved the Agreement and Plan of Reorganization and the merger.

APPRAISAL RIGHTS (PAGE 87)

BANC ONE Shareholders. Ohio law permits you to dissent from the merger and have the fair value of your stock appraised by a court and paid to you in cash. In order to do this, you must follow certain procedures, including filing certain notices and not voting your shares in favor of the merger. You will not receive any stock in the new company if you dissent and follow all of the required procedures. Instead, you will only receive the value of your stock in cash. The relevant sections of Ohio law governing this process are attached to this document as Appendix F.

First Chicago NBD Stockholders. Delaware law does not provide you with dissenters' appraisal rights in the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE 52)

BANC ONE Shareholders. We expect that the conversion of your shares of BANC ONE common stock into shares of common stock of the new company generally will not cause you to recognize any gain or loss for purposes of the United States federal income tax.

First Chicago NBD Stockholders. We expect that for United States federal income tax purposes, your exchange of shares of First Chicago NBD common stock for shares of the new company's common stock generally will not cause you to recognize any gain or loss. You will, however, have to recognize gain in connection with any cash received instead of fractional shares.

Our obligation to complete the merger depends on our receipt of legal opinions about the federal income tax treatment of our companies and our stockholders. These opinions won't bind the Internal Revenue Service, which could take a different view.

THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN BANC ONE SHAREHOLDERS AND CERTAIN FIRST CHICAGO NBD STOCKHOLDERS, INCLUDING THE BANC ONE SHAREHOLDERS WHO DISSENT FROM THE MERGER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 75)

The rights of BANC ONE shareholders are currently governed by the General Corporation Law of the State of Ohio, the Amended Articles of Incorporation of BANC ONE and the Code of Regulations of BANC ONE. The rights of First Chicago NBD stockholders are currently governed by the Delaware General Corporation Law, the First Chicago NBD Restated Certificate of Incorporation and the First Chicago NBD by-laws. Upon our completing the merger, you will become stockholders of the new company, and your rights will be governed by the Delaware Law and by the new company's certificate of incorporation and by-laws. They are similar to First Chicago NBD's Restated Certificate of Incorporation and by-laws, except that the new company will not have a classified Board of Directors.

                                                                         SUMMARY

BANC ONE SECOND QUARTER 1998 FINANCIAL RESULTS

  On July 21, 1998, BANC ONE announced unaudited results of its operations for the three and six months ended June 30, 1998. The following unaudited financial results are derived from the unaudited consolidated financial statements for the three and six month periods ended June 30, 1998 and 1997. Such financial statements, in the opinion of BANC ONE management, contain the adjustments, all of which are normal and recurring in nature, necessary to present fairly BANC ONE's consolidated financial position, results of operations, and changes in cash flows.

                            FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                     JUNE 30,                          JUNE 30,
                         --------------------------------- ---------------------------------
                               1998             1997             1998             1997
                         ---------------- ---------------- ---------------- ----------------
                         (MILLIONS, EXCEPT PER SHARE DATA) (MILLIONS, EXCEPT PER SHARE DATA)
Interest income.........           $2,486           $2,540           $4,966           $5,040
Income before income
 tax(1).................              708              112            1,515              740
Net income(1)...........              487               49            1,036              460
Net income per common
 share (basic)(1).......            $0.69            $0.06            $1.47            $0.66
Net income per common
 share (diluted)(1).....            $0.68            $0.06            $1.45            $0.65
Weighted average common
 shares outstanding
 (diluted)..............            715.3            692.6            716.0            712.4

--------
(1) Includes pre-tax merger and restructuring related charges of $182 million and $467 million for the three and six months ended June 30, 1998 and 1997, respectively.

  At June 30, 1998, BANC ONE had consolidated total assets of $124.0 billion, consolidated total deposits of $85.0 billion and consolidated total stockholders' equity of $11.6 billion.

FCN SECOND QUARTER 1998 FINANCIAL RESULTS

  On July 13, 1998, FCN announced unaudited results of its operations for the three and six months ended June 30, 1998. The following unaudited financial results are derived from the unaudited consolidated financial statements for the three and six month periods ended June 30, 1998 and 1997. Such financial statements, in the opinion of FCN management, contain the adjustments, all of which are normal and recurring in nature, necessary to present fairly FCN's consolidated financial position, results of operations, and changes in cash flows.

                            FOR THE THREE MONTHS ENDED         FOR THE SIX MONTHS ENDED
                                     JUNE 30,                          JUNE 30,
                         --------------------------------- ---------------------------------
                               1998             1997             1998             1997
                         ---------------- ---------------- ---------------- ----------------
                         (MILLIONS, EXCEPT PER SHARE DATA) (MILLIONS, EXCEPT PER SHARE DATA)
Interest income.........           $1,911           $1,860           $3,775           $3,594
Income before income
 tax....................              609              564            1,182            1,132
Net income..............              408              378              791              758
Net income per common
 share (basic)..........            $1.41            $1.22            $2.73            $2.41
Net income per common
 share (diluted)........            $1.38            $1.20            $2.68            $2.37
Weighted average common
 shares outstanding
 (diluted)..............            292.6            310.9            292.8            315.9

  At June 30, 1998, FCN had consolidated total assets of $119.8 billion, consolidated total deposits of $69.5 billion and consolidated total stockholders' equity of $8.3 billion.

SUMMARY

UNAUDITED COMPARATIVE PER SHARE DATA

The following table shows information about our income per share, dividends per share and book value per share, and similar information reflecting the merger (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout those periods.

We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method known as "pooling of interests" accounting). The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by the exchange ratio of 1.62. We present this information to reflect the fact that First Chicago NBD stockholders will receive more than one share of the new company's common stock for each share of First Chicago NBD common stock exchanged in the merger. We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the merger will provide the new company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, doesn't attempt to predict or suggest future results.

The information in the following table is based on the historical financial information that we've presented in our prior Securities and Exchange Commission filings. We have incorporated this material into this document by reference. See "Where You Can Find More Information" on page 89.

                                                                         SUMMARY

                 SELECTED UNAUDITED COMPARATIVE PER SHARE DATA
                       OF BANC ONE AND FIRST CHICAGO NBD

                                                             AS OF OR FOR THE
                                                               YEARS ENDED
                                          AS OF OR FOR THE     DECEMBER 31,
                                         THREE MONTHS ENDED ------------------
                                           MARCH 31, 1998    1997  1996  1995
                                         ------------------ ------ ----- -----
BANC ONE (1)
Income from continuing operations per
 common share (basic):
  Historical............................       $  .80       $ 2.04 $2.60 $2.26
  Pro forma.............................          .81         2.49  2.66  2.21
Income from continuing operations per
 common share (dilutive):
  Historical............................       $  .79       $ 1.99 $2.52 $2.20
  Pro forma.............................          .79         2.44  2.59  2.16
Cash dividends declared per common
 share:
  Historical............................       $  .38       $ 1.38 $1.24 $1.13
  Pro forma.............................          .38         1.38  1.24  1.13
Book value per common share:
  Historical............................       $16.10       $15.89
  Pro forma(3)..........................        15.64        16.18
FIRST CHICAGO NBD (2)
Income from continuing operations per
 common share (basic):
  Historical............................       $ 1.32       $ 4.99 $4.44 $3.48
  Equivalent pro forma..................         1.31         4.03  4.31  3.58
Income from continuing operations per
 common share (dilutive):
  Historical............................       $ 1.30        $4.90 $4.33 $3.41
  Equivalent pro forma..................         1.28         3.95  4.20  3.50
Cash dividends declared per common
 share:
  Historical............................       $  .44       $ 1.64 $1.48 $1.35
  Equivalent pro forma..................          .62         2.24  2.01  1.83
Book value per common share:
  Historical............................       $27.21       $26.87
  Equivalent pro forma..................        25.34        26.21

--------
(1) Gives effect to all stock dividends on BANC ONE common stock, including the 10% stock dividend paid on February 26, 1998.
(2) The equivalent pro forma amounts are computed by multiplying the related pro forma amounts for BANC ONE by a factor of 1.62 to reflect the exchange ratio in the merger.
(3) Pro forma book value per common share for March 31, 1998 includes the after-tax impact of currently estimated merger-related and restructuring charges of $1.25 billion. Total pro forma common stockholders' equity at March 31, 1998 and December 31, 1997 was $17.345 billion and $18.011 billion, respectively. The number of pro forma shares of common stock of BANC ONE assumed outstanding at March 31, 1998 and December 31, 1997 were
    1.109 billion and 1.113 billion, respectively.

SUMMARY

SELECTED FINANCIAL DATA

The following tables show summarized historical financial data for each of us and also show similar pro forma information reflecting the merger. The pro forma information reflects the "pooling of interests" method of accounting.

We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, doesn't attempt to predict or suggest future results.

The information in the following tables is based on historical financial information that we've presented in our prior Securities and Exchange Commission filings. All of the summary financial information we provide in the following tables should be read in connection with this historical financial information and with the more detailed financial information we provide in this document, which you can find beginning at page 93. This historical financial information has also been incorporated into this document by reference. See "Where You Can Find More Information" on page 90. BANC ONE's audited historical financial statements were audited by PricewaterhouseCoopers LLP, independent certified public accountants, and First Chicago NBD's audited historical financial statements were audited by Arthur Andersen LLP, independent certified public accountants.

                                                                         SUMMARY

      SELECTED HISTORICAL FINANCIAL DATA OF BANC ONE AND FIRST CHICAGO NBD

                          AS OF OR FOR THE
                            THREE MONTHS
                           ENDED MARCH 31,   AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                          ----------------- -------------------------------------------
                            1998     1997     1997     1996     1995     1994    1993
                          -------- -------- -------- -------- -------- -------- -------
                                        (MILLIONS, EXCEPT PER SHARE DATA)
Total interest income
 and other income:
  BANC ONE..............  $  3,438 $  3,131 $ 13,219 $ 12,099 $ 10,363 $  8,762 $ 8,194
  First Chicago NBD.....     2,603    2,413   10,098   10,117   10,681    8,529   8,016
Income from continuing
 operations: (1)
  BANC ONE..............  $    518 $    382 $  1,306 $  1,673 $  1,445 $  1,188 $ 1,263
  First Chicago NBD.....       383      380    1,525    1,436    1,150    1,221   1,290
Income from continuing
 operations per common
 share (basic):
  BANC ONE (2)..........  $    .80 $    .60 $   2.04 $   2.60 $   2.26 $   1.82 $  2.04
  First Chicago NBD.....      1.32     1.19     4.99     4.44     3.48     3.65    3.94
Income from continuing
 operations per common
 share (diluted):
  BANC ONE (2)..........  $    .79 $    .58 $   1.99 $   2.52 $   2.20 $   1.80 $  2.02
  First Chicago NBD.....      1.30     1.17     4.90     4.33     3.41     3.58    3.79
Historical cash
 dividends declared per
 common share:
  BANC ONE (2)..........  $    .38 $   .345 $   1.38 $   1.24 $   1.13 $   1.03 $  0.88
  First Chicago NBD.....       .44      .40     1.64     1.48     1.35     1.23    1.08
Total assets (end of
 period):
  BANC ONE..............  $116,321 $111,837 $115,901 $112,154 $ 97,889 $ 95,283 $89,497
  First Chicago NBD.....   114,804  109,133  114,096  104,619  122,002  112,763  93,140
Long-term borrowings
 (end of period):
  BANC ONE..............  $ 11,591 $  7,571 $ 11,066 $  6,828 $  4,331 $  2,939 $ 2,292
  First Chicago NBD (3).    10,294    8,514   10,088    8,454    8,163    7,246   5,250
Total stockholders'
 equity (end of period):
  BANC ONE..............  $ 10,466 $  9,634 $ 10,376 $  9,868 $  9,051 $  8,252 $ 7,748
  First Chicago NBD.....     8,006    8,785    7,960    9,007    8,450    7,809   7,499

--------
(1) Includes pretax restructuring and merger-related charges of $467 million in 1997 for BANC ONE and $267 million in 1995 for First Chicago NBD.
(2) Gives effect to all stock dividends on BANC ONE common stock, including the 10% stock dividend paid on February 26, 1998.
(3) Includes trust preferred capital securities totaling $996 million at March 31, 1998. Of the total, $748 million were issued in the fourth quarter of 1996 with the remaining $248 million issued in the first quarter of 1997.

SUMMARY

          SELECTED UNAUDITED PRO FORMA FINANCIAL DATA OF BANC ONE AND
                               FIRST CHICAGO NBD

  The following unaudited selected pro forma financial data combine BANC ONE's historical results with First Chicago NBD's historical results, in each case as of or for the three months ended March 31, 1998 and 1997 and as of or for the fiscal years ended December 31, 1997, 1996 and 1995. The unaudited pro forma condensed combined statements of income information gives effect to the merger as if it had occurred on January 1, 1995. The unaudited pro forma condensed combined balance sheet information gives effect to the merger as if it occurred on the date of the information presented.

  See "Where You Can Find More Information" and "Unaudited Pro Forma Condensed Combined Financial Information."

                                   AS OF OR FOR THE
                                     THREE MONTHS      AS OF OR FOR THE YEAR
                                    ENDED MARCH 31,      ENDED DECEMBER 31,
                                   ----------------- --------------------------
                                     1998     1997     1997     1996     1995
                                   -------- -------- -------- -------- --------
                                        (MILLIONS, EXCEPT PER SHARE DATA)
Pro Forma Condensed Combined
 Statement of Income
Total interest income and other
 income..........................  $  6,041 $  5,544 $ 23,317  $22,216  $21,044
Income from continuing
 operations......................       901      762    2,831    3,109    2,595
Income from continuing operations
 per common share:
  Basic..........................       .81      .66     2.49     2.66     2.21
  Diluted........................       .79      .64     2.44     2.59     2.16
Cash dividends declared per com-
 mon share.......................       .38     .345     1.38     1.24     1.13
Pro Forma Condensed Combined
 Balance Sheet
Total assets (end of period).....  $231,125 $220,970 $229,997 $216,773 $219,891
Long term borrowings (end of pe-
 riod)...........................    21,885   16,085   21,154   15,282   12,494
Total stockholders' equity (end
 of period) (1)..................    17,635   18,419   18,336   18,875   17,501

--------
(1) Pro forma total stockholders' equity for March 31, 1998 includes the after-tax impact of currently estimated merger-related and restructuring charges of $1.25 billion.

                                                                         SUMMARY

                             INDEX OF DEFINED TERMS

                               PAGE NO.
                               --------
7 1/2% Preferred Stock........    76
Acquisition Transaction.......    60
affiliates....................    68
Agreement.....................    16
Article Eleventh..............    81
Article Thirteenth............    79
Average Bonus.................    56
BANC ONE......................    16
BANC ONE Articles.............    45
BANC ONE Benefit Plans........    55
BANC ONE Board................    16
BANC ONE Common Stock.........    16
BANC ONE Demand...............    86
BANC ONE Option...............    58
BANC ONE Option Agreement.....    58
BANC ONE Option Plans.........    42
BANC ONE Option Shares........    59
BANC ONE Record Date..........    17
BANC ONE Regulations..........    17
BANC ONE Shareholders.........    16
BANC ONE Special Meeting......    16
Bank..........................    72
BANK ONE......................    16
BANK ONE Board................    22
BANK ONE By-Laws..............    41
BANK ONE Capital Stock........    22
BANK ONE Certificate..........    41
BANK ONE Common Stock.........    22
BANK ONE Preferred Stock......    22
BANK ONE Series B Preferred...    22
BANK ONE Series C Preferred...    22
BHCA..........................    50
BIF...........................    73
broker non-votes..............    17
Business Combination..........    80
Change of Control Agreements..    56
Chapter 1704 Transaction......    81
Closing Date..................    44
Code..........................    25
Commission....................    22
Common Pleas Court............    87
control share acquisition.....    81
CRA...........................    50
Default.......................    71
Delaware Law..................    20
Dissenting BANC ONE
 Shareholders.................    42
Dissenting Shares.............    41
Documents.....................    29
DOJ...........................    50
DPC Shares....................    41
EPS...........................    30
Exchange Agent................    43
Exchange Fund.................    43
Exchange Ratio................    22
Exercise Termination Event....    61
Expected Synergies............    28
fair cash value...............    87
Fairness Opinions.............    28
FCCNB.........................    69
FCN...........................    16
FCN Benefit Plans.............    55
FCN Board.....................    19
FCN By-Laws...................    20
FCN Capital Stock.............    22
FCN Certificate...............    20
FCN Common Stock..............    19
FCN ESPSP.....................    55
FCN Option....................    58
FCN Option Agreement..........    58
FCN Option Shares.............    59
FCN Preferred Stock...........    22
FCN Record Date...............    20
FCN Series B Preferred........    22
FCN Series C Preferred........    22
FCN Special Meeting...........    19
FCN Stock Plans...............    43
FCN Stockholders..............    19
FCN/BANK ONE By-Laws..........    77
FCN/BANK ONE Certificate......    77
FDIC..........................    51
FDICIA........................    50
Federal Reserve Act...........    50
Federal Reserve Board.........    45
FICO..........................    73
First Commerce Merger.........    47
First Effective Time..........    22
First Step Merger.............    22
GAAP..........................    29
Goldman Sachs.................    23
Holder........................    60
IBES..........................    25
in danger of default..........    71
Indemnified Parties...........    58
Indemnitee....................    83
Initial Triggering Event......    60

SUMMARY

                                 PAGE NO.
                                 --------
Interested Shareholder.........     81
interested shares..............     81
interested stockholder.........     79
Interested Stockholder.........     79
IRS............................     52
Issuer.........................     59
Issuer Common Stock............     59
Issuer Option..................     59
Issuer Option Agreement........     59
Issuer Option Repurchase Price.     61
Issuer Option Share Repurchase
 Price.........................     61
Issuer Option Shares...........     59
Issuing Public Corporation.....     81
Lazard Freres..................     23
Lazard-Goldman Peer Group......     37
leverage ratio.................     71
market/offer price.............     61
Meetings.......................     19
Merger.........................     22
Merrill Lynch..................     23
Merrill Lynch Opinion..........     28
Merrill-Morgan Peer Group......     32
Morgan Stanley.................     23
Morgan Stanley Opinion.........     28
New Benefit Plans..............     46
NYSE...........................     17
OCC............................     51
Ohio Control Share Statute......    81
Ohio Law........................    17
Option Agreements...............    58
Optionee........................    59
Owner...........................    61
Ownership Factor................    39
Parity Shares...................    75
Preferred Purchase Units........    76
Registration Statement..........    89
Repurchase Event................    62
Requisite Regulatory Approvals..    49
Riegle-Neal.....................    73
SAIF............................    73
Second Effective Time...........    22
Second Step Merger..............    22
Securities Act..................    63
state member bank...............    72
Subsequent Triggering Event.....    61
Substitute Option...............    62
Surviving Corporation...........    22
Synergies.......................    36
Tier 1..........................    71
Tier 2..........................    71
Tier 3..........................    71
total capital...................    71
Trust Account Shares............    41
Unrelated Directors.............    80

                                                                         SUMMARY

                               SPECIAL MEETINGS

                           BANC ONE SPECIAL MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed by BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), to the holders ("BANC ONE SHAREHOLDERS") of the common stock, without par value, of BANC ONE (the "BANC ONE COMMON STOCK") on or about August 5, 1998, and is accompanied by the notice of the Special Meeting of Shareholders of BANC ONE (the "BANC ONE SPECIAL MEETING") and a form of proxy that is solicited by the Board of Directors of BANC ONE (the "BANC ONE BOARD") for use at the BANC ONE Special Meeting to be held on Tuesday, September 15, 1998, at 9:00 a.m., local time, in the auditorium of the BANC ONE Corporate Center, 1111 Polaris Parkway, Columbus, Ohio, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  At the BANC ONE Special Meeting, BANC ONE Shareholders will be asked to consider and vote on the proposal to approve an Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended (the "AGREEMENT"), by and among BANC ONE, First Chicago NBD Corporation, a Delaware corporation ("FCN"), and BANK ONE CORPORATION, a Delaware corporation ("BANK ONE"), and the transactions contemplated thereby, and on such other matters as may properly be submitted to a vote at the BANC ONE Special Meeting. The BANC ONE Shareholders may also be asked to vote upon a proposal to adjourn or postpone the BANC ONE Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Agreement and the transactions contemplated thereby.

PROXIES

  The accompanying form of proxy is for use at the BANC ONE Special Meeting if a BANC ONE Shareholder will be unable or does not wish to attend in person. The proxy may be revoked by a BANC ONE Shareholder at any time before it is exercised, by submitting to the Secretary of BANC ONE written notice of revocation or a properly executed proxy of a later date, or by attending the BANC ONE Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of BANC ONE proxies should be addressed to BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of the matters to be voted upon at the BANC ONE Special Meeting, including approval of the Agreement and the transactions contemplated thereby, but no proxy that has been voted against approval of the Agreement and the transactions contemplated thereby will be voted in favor of any adjournment or postponement of the BANC ONE Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

  The entire cost of soliciting the proxies from the BANC ONE Shareholders will be borne by BANC ONE; provided, however, that FCN and BANC ONE have each agreed to pay one half of the printing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, BANC ONE will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. BANC ONE will reimburse such record holders for their reasonable expenses in so doing. BANC ONE has also made arrangements with Georgeson & Company Inc. to assist it in soliciting proxies from banks, brokers and nominees, and has agreed to pay $12,500 plus expenses for such services. If necessary, BANC ONE may also use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

THE MEETINGS

RECORD DATE AND VOTING RIGHTS

  Pursuant to the provisions of the General Corporation Law of the State of Ohio (the "OHIO LAW"), the Code of Regulations of BANC ONE (the "BANC ONE REGULATIONS") and the rules of the New York Stock Exchange Inc. (the "NYSE"), July 22, 1998 has been fixed as the record date for determination of BANC ONE Shareholders entitled to notice of and to vote at the BANC ONE Special Meeting (the "BANC ONE RECORD DATE"). Accordingly, only holders of shares of BANC ONE Common Stock of record that are such holders at the close of business on the BANC ONE Record Date will be entitled to notice of and to vote at the BANC ONE Special Meeting. The number of outstanding shares of BANC ONE Common Stock entitled to vote at the BANC ONE Special Meeting is 704,907,724. On the BANC ONE Record Date, there were approximately 142,393 holders of BANC ONE Common Stock. Shares of BANC ONE Common Stock present in person at the BANC ONE Special Meeting but not voting, and shares of BANC ONE Common Stock for which BANC ONE has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the BANC ONE Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of BANC ONE Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be voted upon at the BANC ONE Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES").

  Each share of BANC ONE Common Stock entitles its holder to one vote. The affirmative vote of a majority of the outstanding shares of BANC ONE Common Stock is required to approve the Agreement and the transactions contemplated thereby.

  BECAUSE APPROVAL OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF BANC ONE COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE AGREEMENT. ACCORDINGLY, THE BANC ONE BOARD URGES BANC ONE SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

  As of the BANC ONE Record Date, directors and executive officers of BANC ONE beneficially owned 5,020,450 shares of BANC ONE Common Stock or less than 1% of the shares entitled to vote at the BANC ONE Special Meeting. It is currently expected that each such director and executive officer of BANC ONE will vote the shares of BANC ONE Common Stock beneficially owned by him or her for approval of the Agreement and the transactions contemplated thereby. In addition, as of the BANC ONE Record Date, FCN and the directors and executive officers of FCN beneficially owned 47,226 shares of BANC ONE Common Stock, or less than 1% of the shares entitled to be voted at the BANC ONE Special Meeting. As of the BANC ONE Record Date, the banking and trust subsidiaries of BANC ONE, as fiduciaries, custodians or agents, held a total of 40,922,832 shares of BANC ONE Common Stock, representing approximately 5.8% of the shares entitled to vote at the BANC ONE Special Meeting. These entities maintained sole or shared voting power with respect to 19,845,949 of such shares of BANC ONE Common Stock. Also, as of the BANC ONE Record Date, the banking, trust and investment management subsidiaries of FCN, as fiduciaries, custodians or agents, held a total of 1,232,864 shares of BANC ONE Common Stock, representing less than 1% of the shares entitled to vote at the BANC ONE Special Meeting. These entities maintained sole or shared voting power with respect to 1,171,715 shares of BANC ONE Common Stock.

  Additional information with respect to beneficial ownership of BANC ONE Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of BANC ONE Common Stock by directors and executive officers of BANC ONE is incorporated by reference to the 1997 Annual Report on Form 10-K of BANC ONE. See "Where You Can Find More Information."

                                                                   THE MEETINGS

RECOMMENDATION OF BANC ONE BOARD

  The BANC ONE Board has unanimously approved the Agreement and the transactions contemplated thereby. The BANC ONE Board believes that the Agreement and the transactions contemplated thereby are in the best interests of BANC ONE and BANC ONE Shareholders and recommends that the BANC ONE Shareholders vote "FOR" approval of the Agreement and the transactions contemplated thereby. See "The Merger--Recommendation of the BANC ONE Board and Reasons for the Merger."

THE MEETINGS

                              FCN SPECIAL MEETING

GENERAL

  This Joint Proxy Statement-Prospectus is first being mailed by FCN to the holders ("FCN STOCKHOLDERS") of common stock, $1.00 par value per share, of FCN (the "FCN COMMON STOCK") on or about August 5, 1998, and is accompanied by the notice of the FCN Special Meeting and a form of proxy that is solicited by the Board of Directors of FCN (the "FCN BOARD") for use at the special meeting of FCN Stockholders (the "FCN SPECIAL MEETING" and, with the BANC ONE Special Meeting, the "MEETINGS"), to be held on Tuesday, September 15, 1998, at 9:30 a.m., local time, at the First Chicago Center, One First National Plaza, Chicago, Illinois, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

  The purpose of the FCN Special Meeting is to take action with respect to the approval of the Agreement and the transactions contemplated thereby and on such other matters as may be properly submitted to a vote at the FCN Special Meeting. FCN Stockholders may also be asked to vote upon a proposal to adjourn or postpone the FCN Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Agreement and the transactions contemplated thereby.

PROXIES

  The accompanying form of proxy is for use at the FCN Special Meeting if a FCN Stockholder will be unable to attend in person. The proxy may be revoked by the FCN Stockholder at any time before it is exercised by submitting to the Secretary of FCN written notice of revocation, a properly executed proxy of a later date or by attending the FCN Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of FCN proxies should be addressed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention:
Sherman I. Goldberg, Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of approval of the Agreement and the transactions contemplated thereby. The FCN Board is unaware of any other matters that may be presented for action at the FCN Special Meeting. If other matters do properly come before the FCN Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the Agreement will be voted in favor of any adjournment or postponement of the FCN Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

  The entire cost of soliciting the proxies from the FCN Stockholders will be borne by FCN; provided, however, that BANC ONE and FCN have each agreed to pay one-half of the printing costs of this Joint Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, FCN will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. FCN will reimburse such record holders for their reasonable expenses in so doing. FCN has also made arrangements with Georgeson & Company Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay approximately $12,500 plus expenses for such services. If necessary, FCN may also use several of its regular employees, who will not be specially compensated, to solicit proxies from FCN Stockholders, either personally or by telephone, telegram, facsimile or special delivery letter.

                                                                   THE MEETINGS

RECORD DATE AND VOTING RIGHTS

  Pursuant to the provisions of the Delaware General Corporation Law (the "DELAWARE LAW"), the by-laws, as amended, of FCN (the "FCN BY-LAWS") and the rules of the NYSE, July 22, 1998 has been fixed as the record date for determination of FCN Stockholders entitled to notice of and to vote at the FCN Special Meeting (the "FCN RECORD DATE"). Accordingly, only FCN Stockholders of record at the close of business on the FCN Record Date will be entitled to notice of and to vote at the FCN Special Meeting. At the close of business on the FCN Record Date, there were 288,104,261 shares of FCN Common Stock outstanding held by approximately 34,425 holders of record. The presence, in person or by proxy, of shares of FCN Common Stock representing a majority of such shares outstanding and entitled to vote on the FCN Record Date is necessary to constitute a quorum at the FCN Special Meeting. Each share of FCN Common Stock outstanding on the FCN Record Date entitles its holder to one vote.

  Shares of FCN Common Stock present in person at the FCN Special Meeting but not voting, and shares of FCN Common Stock for which FCN has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the FCN Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of FCN Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the FCN Special Meeting without specific instructions from such customers. Broker non-votes will be counted for purposes of determining whether a quorum exists.

  Under the Delaware Law and the FCN Restated Certificate of Incorporation, as amended (the "FCN CERTIFICATE"), approval of the Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of FCN Common Stock entitled to vote at the FCN Special Meeting.

  BECAUSE APPROVAL AND ADOPTION OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF FCN COMMON STOCK ENTITLED TO VOTE AT THE FCN SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST SUCH APPROVAL AND ADOPTION. ACCORDINGLY, THE FCN BOARD URGES FCN STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

  As of the FCN Record Date, directors and executive officers of FCN beneficially owned approximately 8,415,010 shares of FCN Common Stock, entitling them to exercise approximately 3% of the voting power of the FCN Common Stock entitled to vote at the FCN Special Meeting. It is currently expected that each such director and executive officer of FCN will vote the shares of FCN Common Stock beneficially owned by him or her for approval of the Agreement and the transactions contemplated thereby. In addition, as of the FCN Record Date, directors and executive officers of BANC ONE beneficially owned approximately 452 shares of FCN Common Stock, or significantly less than 1% of the shares entitled to be voted at the FCN Special Meeting. As of the FCN Record Date, the banking, trust and investment management subsidiaries of FCN, as fiduciaries, custodians or agents, held a total of 9,296,233 shares of FCN Common Stock. These entities maintained sole or shared voting power with respect to 7,971,099 of such shares of FCN Common Stock. In addition, as of the FCN Record Date, the banking and trust subsidiaries of BANC ONE, as fiduciaries, custodians or agents, held a total of 1,346,483 shares of FCN Common Stock. These entities maintained sole or shared voting power with respect to 641,686 of such shares of FCN Common Stock.

  Additional information with respect to beneficial ownership of FCN Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to

THE MEETINGS
beneficial ownership of FCN Common Stock by directors and executive officers of FCN is incorporated by reference to the 1997 Annual Report on Form 10-K of FCN. See "Where You Can Find More Information."

RECOMMENDATION OF FCN BOARD

  The FCN Board has unanimously approved the Agreement and the transactions contemplated thereby. The FCN Board believes that the Agreement and the transactions contemplated thereby are in the best interests of FCN and FCN Stockholders and recommends that the FCN Stockholders vote "FOR" approval of the Agreement and the transactions contemplated thereby. See "The Merger-- Recommendation of the FCN Board and Reasons for the Merger."

                                                                    THE MEETINGS

                                  THE MERGER

  The following summary of the material terms and provisions of the Agreement and the Option Agreements is qualified in its entirety by reference to the Agreement and the Option Agreements (as defined herein). The Agreement is attached as Appendix A to this Joint Proxy Statement-Prospectus. The Option Agreements are attached as exhibits to the Current Reports on Form 8-K, dated April 10, 1998 and filed with the Securities and Exchange Commission (the "COMMISSION") on April 14, 1998, of each of BANC ONE and FCN.

GENERAL

  The BANC ONE Board, the FCN Board and the Board of Directors (the "BANK ONE BOARD") of BANK ONE have each unanimously approved the Agreement, which provides for the merger of BANC ONE with and into BANK ONE (the "FIRST STEP MERGER") at the effective time of the First Step Merger (the "FIRST EFFECTIVE TIME"), with BANK ONE as the surviving corporation in the First Step Merger, and the merger of FCN with and into BANK ONE (the "SECOND STEP MERGER" and, together with the First Step Merger, the "MERGER") immediately thereafter at the effective time of the Second Step Merger (the "SECOND EFFECTIVE TIME"), with BANK ONE (also referred to herein as the "SURVIVING CORPORATION") as the Surviving Corporation in the Second Step Merger. With certain limited exceptions described below, each share of BANC ONE Common Stock outstanding at the First Effective Time will be converted into one share of the common stock, without par value, of BANK ONE ("BANK ONE COMMON STOCK"), and each share of FCN Common Stock outstanding at the Second Effective Time will be converted into the right to receive 1.62 (the "EXCHANGE RATIO") shares of BANK ONE Common Stock. Each outstanding share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series B, without par value ($100 stated value) ("FCN SERIES B PREFERRED"), outstanding at the Second Effective Time will be converted into the right to receive one share of Preferred Stock with Cumulative and Adjustable Dividends, Series B, without par value ($100 stated value) of BANK ONE ("BANK ONE SERIES B PREFERRED"), and each share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series C, without par value ($100 stated value) ("FCN SERIES C PREFERRED" and, with FCN Series B Preferred, the "FCN PREFERRED STOCK," the FCN Preferred Stock and FCN Common Stock are sometimes together referred to herein as the "FCN CAPITAL STOCK") outstanding at the Second Effective Time will be converted into the right to receive one share of BANK ONE Preferred Stock with Cumulative and Adjustable Dividends, Series C, without par value ($100 stated value) ("BANK ONE SERIES C PREFERRED" and, together with the BANK ONE Series B Preferred, the "BANK ONE PREFERRED STOCK"; the BANK ONE Preferred Stock and BANK ONE Common Stock are sometimes together referred to herein as the "BANK ONE CAPITAL STOCK"). Shares of BANK ONE Common Stock issued and outstanding immediately prior to the First Effective Time will be canceled, and shares of BANK ONE Common Stock issued and outstanding immediately prior to the Second Effective Time, including those into which shares of BANC ONE Common Stock are converted in the First Step Merger, will remain issued and outstanding after the Second Step Merger.

  This section of the Joint Proxy Statement-Prospectus describes certain aspects of the Merger, including the material provisions of the Agreement and the Option Agreements (as defined herein). Certain capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement or the Option Agreements.

BACKGROUND OF THE MERGER

  The managements of BANC ONE and FCN have, over time, regularly considered the possibility of acquisitions and strategic combinations with a variety of financial institutions and their potential strategic fit with such institutions based on the businesses conducted thereby, their management and employee cultures and the geographic location and breadth of their businesses.

THE MERGER

  In February 1998, Mr. Istock contacted Mr. McCoy and indicated that he would be interested in discussing the possibility of a strategic combination of BANC ONE and FCN. Mr. Istock and Mr. McCoy met informally on several occasions over the following weeks to hold exploratory discussions regarding a possible business combination. During these informal meetings, Messrs. Istock and McCoy preliminarily determined that such a combination could be beneficial for each of BANC ONE and FCN and their respective shareholders in view of the characteristics of the companies' businesses and franchises (including each company's strong banking and credit card franchises), the accelerating trend toward consolidation in BANC ONE's and FCN's businesses and in the financial services industry generally and the larger and more diversified financial institution that would be created. As a result of these meetings, Mr. Istock and Mr. McCoy jointly developed an outline of some of the key terms of such a potential business combination. During March 1998, at the request of Messrs. McCoy and Istock, a limited number of additional members of the senior managements of BANC ONE and FCN met to discuss issues relating to a potential business combination between the two companies and to further develop the potential terms and structure of such a transaction. No definitive agreement concerning such terms was reached as a result of these preliminary meetings.

  Thereafter, discussions with respect to the terms of a potential transaction continued between Messrs. Istock and McCoy and certain members of their senior management teams, and Messrs. Istock and McCoy from time to time informally advised certain members of the FCN Board and the BANC ONE Board, respectively, of the status of such discussions. In early April 1998 BANC ONE retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") as its financial advisors, and in late March FCN retained Lazard Freres & Co. LLC ("LAZARD FRERES") and Goldman, Sachs & Co. ("GOLDMAN SACHS") as its financial advisors, in each case in connection with a potential business combination involving BANC ONE and FCN. Each of BANC ONE and FCN also retained Wachtell, Lipton, Rosen & Katz to advise it, in conjunction with its respective internal counsel, in connection with the proposed business combination. On March 25, 1998, BANC ONE and FCN entered into a customary confidentiality agreement with respect to a potential business combination.

  Thereafter, through April 9, 1998, Mr. Istock and other members of FCN's senior management continued discussions with Mr. McCoy and other members of BANC ONE's senior management concerning the proposed transaction, and each party's senior management team and advisors commenced due diligence investigations of the other party's business. In connection with the due diligence investigations conducted prior to the execution of the Agreement, each of BANC ONE and FCN provided to the other party and its financial advisors internal budget information for each company's respective 1998 fiscal year. None of such information was prepared with a view toward public disclosure and none of such information, as referenced below, has been updated since the date of the Agreement. In addition, such information did not take into account any of the synergies or charges expected to result from the Merger, any other Merger-related adjustments, the suspension of FCN's common stock repurchase program or the impact of BANC ONE's then-pending acquisition of First Commerce Corporation. The FCN 1998 budget information reflected the following results for FCN at or for the year ended December 31, 1998: net income per share of $5.45, book value per share of $28.57; tangible book value per share of $27.79; return on assets of 1.42%; and return on equity of 20.0%. The BANC ONE 1998 budget information reflected the following results for BANC ONE at or for the year ended December 31, 1998: net income per share of $3.57, book value per share of $17.81; tangible book value per share of $15.95; return on assets of 2.01%; and return on equity of 21.76%. There can be no certainty that the results set forth or reflected in the 1998 budget information will be achieved or that actual results will not vary materially from the estimated results derived therefrom. For more information concerning the factors that could affect actual results, see "Forward Looking Statements."

                                                                     THE MERGER

  During this period, senior managements of FCN and BANC ONE negotiated the terms of the Agreement and the Option Agreements, including the structural and financial terms of the Merger. During this period, the Exchange Ratio was determined on the basis of arm's-length negotiation between the parties.

  At a regularly scheduled meeting of the FCN Board on April 10, 1998, Mr. Istock and senior management of FCN reviewed the reasons for and the potential benefits of the Merger in light of FCN's due diligence review of BANC ONE's business; FCN's legal advisors reviewed the terms of the Agreement and Option Agreements and advised the members of the FCN Board of the legal standards applicable to their consideration of the Agreement and the Option Agreements; and FCN's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to holders of FCN Common Stock. After discussion and consideration of the factors discussed under "--Recommendation of the FCN Board and Reasons for the Merger," the members of the FCN Board present at the meeting unanimously approved and authorized the execution of the Agreement and the Option Agreements (see "--BANC ONE and FCN Option Agreements"). Mr. Charles T. Fisher, a director of FCN who was unable to attend the April 10 meeting, subsequently indicated his approval and ratification of the actions taken by the FCN Board at the meeting.

  At a special meeting of the BANC ONE Board on the same date, Mr. McCoy and senior management of BANC ONE reviewed the reasons for and the potential benefits of the Merger in light of BANC ONE's due diligence review of FCN's business; BANC ONE's legal advisors reviewed the terms of the Agreement and Option Agreements and advised the members of the BANC ONE Board of the legal standards applicable to their consideration of the Agreement and the Option Agreements; and BANC ONE's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the Exchange Ratio to BANC ONE. After discussion and consideration of the factors discussed below under "--Recommendation of the BANC ONE Board and Reasons for the Merger," the BANC ONE Board unanimously approved and authorized the execution of the Agreement and the Option Agreements (see "--BANC ONE and FCN Option Agreements").

  The Agreement and the Option Agreements were entered into on April 10, 1998.

RECOMMENDATION OF THE BANC ONE BOARD AND REASONS FOR THE MERGER

  THE BANC ONE BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, BANC ONE AND THE BANC ONE SHAREHOLDERS. ACCORDINGLY, THE BANC ONE BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE BANC ONE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  The BANC ONE Board believes that the consummation of the Merger presents a unique opportunity to create a premier national financial services company as well as one of the largest banking institutions in the United States and the strongest banking institution headquartered in the Midwest region of the United States.

  In reaching its decision to approve the Agreement and the Option Agreements, the BANC ONE Board consulted with BANC ONE management, as well as with its financial and legal advisors, and considered a variety of factors, including the following:

    (i) The BANC ONE Board's familiarity with and review of BANC ONE's business, operations, financial condition, earnings and prospects.

    (ii) The anticipated effectiveness of the Merger in implementing and accelerating BANC ONE's strategy to be a national financial services provider and the benefits associated with FCN's strong consumer banking, middle market banking, credit card and corporate banking and investment franchises, the depth of its management team and the quality of its operations.

THE MERGER

    (iii) The business, operations, financial condition, earnings and prospects of each of BANC ONE and FCN. In making its determination, the BANC ONE Board took into account the results of BANC ONE's due diligence review of FCN's business.

    (iv) The scale, scope and strength of the banking operations of the combined company, in that the combined company would be the number 1 or 2 retail bank (ranked by deposits) in 8 states with approximately 2,000 offices and approximately 8,650 ATMs serving approximately 8 million households, would rank third nationally among banks in mutual fund assets with approximately $39 billion under management, would be a leading consumer lender nationally, the leading commercial lender in the Midwest and among the top commercial lenders nationally.

    (v) The competitive advantage that the combined company would have as a credit card issuer through the combination of two of the country's largest card operations and strongest card brands into a single franchise that is expected to be the second largest in the United States, with over $60 billion in managed domestic assets and 56 million customers.

    (vi) The improved stability of the combined company's businesses and earnings relative to BANC ONE on a stand-alone basis made possible by the Merger, as a result of substantially greater asset and line-of-business diversification.

    (vii) The anticipated financial impact of the proposed transaction on the combined company's future financial performance, including, without limitation, the accretive impact on BANC ONE's earnings per share beginning in 1999. The foregoing information with respect to earnings per share is based on consensus "street" earnings estimates published by Institutional Brokers Estimate System ("IBES") for both BANC ONE and FCN. IBES is a data service that monitors and publishes compilations of earnings estimates produced by selected research analysts regarding companies of interest to institutional shareholders. The combined company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. There can, however, be no assurance in this regard. See "Forward-Looking Statements."

    (viii) The expectation that the Merger would result in synergies for the combined company's operations, including an advantageous cost structure relative to competitors and to BANC ONE on a stand-alone basis, as well as the possibility of enhancing revenues through substantial cross-selling opportunities. The BANC ONE Board noted that, although no assurances could be given that any particular level of cost synergies will be achieved, the managements of BANC ONE and FCN had identified potential pre-tax synergies in the form of cost savings of approximately $930 million annually, and revenue enhancements of approximately $275 million annually, which could be fully achieved in the first three years following consummation of the Merger. See "Management and Operations after the Merger."

    (ix) The structure of the Merger and the terms of the Agreement and the Option Agreements, which were reciprocal in nature, including the fact that the fixed Exchange Ratio provides certainty as to the number of shares of BANK ONE Common Stock to be issued in the Merger and that the Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and for "pooling of interests" accounting treatment.

    (x) The proposed arrangements with members of management of BANC ONE and FCN, including that Mr. Istock would serve as Chairman of the Board of the combined company after the Merger, Mr. McCoy would serve as President and Chief Executive Officer of the combined company after the Merger and Messrs. Lehmann and Vitale would each serve as a Vice Chairman of the combined company after the Merger, and that Messrs. Istock, McCoy, Lehmann and Vitale would be members of the Board of Directors of the combined company following the Merger. See "Management and Operations after the Merger."

                                                                      THE MERGER

    (xi) The oral opinions of Merrill Lynch and Morgan Stanley that, as of April 10, 1998, the Exchange Ratio was fair from a financial point of view to BANC ONE. See "--Opinions of BANC ONE's Financial Advisors."

    (xii) The belief of BANC ONE's senior management and the BANC ONE Board that BANC ONE and FCN share a compatible business culture and that their managements possess complementary skills and expertise. In this regard, the BANC ONE Board took into account the fact that the managements of both BANC ONE and FCN had demonstrated the ability to successfully integrate substantial acquisitions in a timely manner.

    (xiii) The likelihood of the Merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger." In this connection, the BANC ONE Board considered that a modest amount of divestitures of certain assets or deposit liabilities could be required in connection with the Merger.

  The foregoing discussion of the information and factors considered by the BANC ONE Board is not intended to be exhaustive but includes all material factors considered by the BANC ONE Board. In reaching its determination to approve and recommend the Merger, the BANC ONE Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The BANC ONE Board is unanimous in its recommendation that BANC ONE Shareholders vote for approval and adoption of the Agreement.

RECOMMENDATION OF THE FCN BOARD AND REASONS FOR THE MERGER

  THE FCN BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, FCN AND THE FCN STOCKHOLDERS. ACCORDINGLY, THE FCN BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT FCN STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

  The FCN Board believes that the consummation of the Merger presents a unique opportunity to create a premier national financial services company as well as one of the largest banking institutions in the United States and the strongest banking institution headquartered in the Midwest region of the United States.

  In reaching its decision to approve the Agreement and the Option Agreements, the FCN Board consulted with FCN management, as well as with its financial and legal advisors, and considered a number of factors, including the following:

    (i) The FCN Board's familiarity with and review of FCN's business, operations, financial condition, earnings and prospects.

    (ii) The anticipated effectiveness of the Merger in implementing and accelerating FCN's strategy to be a national financial services provider and the benefits associated with BANC ONE's strong consumer banking, commercial banking, credit card and consumer finance franchises, the depth of its management team and the quality of its operations.

    (iii) The business, operations, financial condition, earnings and prospects of each of BANC ONE and FCN. In making its determination, the FCN Board took into account the results of FCN's due diligence review of BANC ONE's business.

    (iv) The scale, scope and strength of the banking operations of the combined company, in that the combined company would be the number 1 or 2 retail bank (ranked by deposits) in 8 states with approximately 2,000 offices and approximately 8,650 ATMs serving approximately 8 million households, would rank third nationally among banks in mutual fund assets with approximately $39 billion under management, would be a leading consumer lender nationally, the leading commercial lender in the Midwest and among the top commercial lenders nationally.

THE MERGER

    (v) The competitive advantage that the combined company would have as a credit card issuer through the combination of two of the country's largest card operations and strongest card brands into a single franchise that is expected to be the second largest in the United States, with over $60 billion in managed assets and approximately 56 million customers.

    (vi) The improved stability of the combined company's businesses and earnings relative to FCN on a stand-alone basis made possible by the Merger, as a result of substantially greater geographic, asset and line-of-business diversification.

    (vii) The anticipated financial impact of the proposed transaction on the combined company's future financial performance and on FCN Stockholders, including, without limitation, that the transaction is expected to be immediately accretive to FCN's earnings and cash dividends per share. The foregoing information with respect to earnings per share is based on consensus "street" earnings estimates published by IBES for both BANC ONE and FCN. The combined company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. There can, however, be no assurance in this regard.

    (viii) The expectation that the Merger would result in synergies for the combined company's operations, including an advantageous cost structure relative to competitors and to FCN on a stand-alone basis, as well as the possibility of enhancing revenues through substantial cross-selling opportunities. The FCN Board noted that, although no assurances could be given that any particular level of cost synergies will be achieved, the managements of BANC ONE and FCN had identified potential pre-tax synergies in the form of cost savings of approximately $930 million annually, and revenue enhancements of approximately $275 million annually, which could be fully achieved in the first three years following consummation of the Merger. See "Management and Operations after the Merger."

    (ix) The structure of the Merger and the terms of the Agreement and the Option Agreements, which were reciprocal in nature, including the fact that, based on the market prices of BANC ONE Common Stock and FCN Common Stock on the date preceding execution of the Agreement, the fixed Exchange Ratio provides FCN Stockholders with a premium to the market price of FCN Common Stock, and also provides FCN Stockholders with the opportunity to benefit from increases in the market price of BANC ONE Common Stock prior to the consummation of the Merger (with a corresponding risk relating to decreases in such market price) and that the Merger is intended to qualify as a reorganization under Section 368(a) of the Code and for "pooling of interests" accounting treatment.

    (x) The proposed arrangements with members of management of BANC ONE and FCN, including that Mr. Istock would serve as Chairman of the combined company after the Merger, Mr. McCoy would serve as President and Chief Executive Officer of the combined company after the Merger and Messrs. Lehmann and Vitale would each serve as a Vice Chairman of the combined company after the Merger, and that Messrs. Istock, McCoy, Lehmann and Vitale would be members of the Board of Directors of the combined company following the Merger. The FCN Board also considered the fact that certain members of the FCN Board and the management of FCN could be expected to receive certain benefits as a result of the Merger under existing employment and compensation arrangements of FCN. See "--Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

    (xi) The oral opinions of Lazard Freres and Goldman Sachs that, as of April 10, 1998, the Exchange Ratio was fair from a financial point of view to the FCN Stockholders. See "--Fairness Opinions FCN's Financial Advisors."

    (xii) The belief of FCN's senior management and of the FCN Board that BANC ONE and FCN share a compatible culture and that their managements possess complementary skills and

                                                                      THE MERGER
  expertise. In this regard, the FCN Board took into account the fact that the managements of BANC ONE and FCN had demonstrated the ability to successfully integrate substantial acquisitions in a timely manner.

    (xiii) The likelihood of the Merger being approved by the appropriate regulatory authorities. See "--Regulatory Approvals Required for the Merger." In this connection, the FCN Board considered that a modest amount of divestitures of certain assets or deposit liabilities could be required in connection with the Merger.

  The foregoing discussion of the information and factors considered by the FCN Board is not intended to be exhaustive but includes all material factors considered by the FCN Board. In reaching its determination to approve and recommend the Merger, the FCN Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The FCN Board is unanimous in its recommendation that FCN Stockholders vote for approval and adoption of the Agreement. For a discussion of the interests of the executive officers and directors of FCN in the Merger, see "--Interests of Certain Persons in the Merger."

OPINIONS OF BANC ONE'S FINANCIAL ADVISORS

  BANC ONE retained Merrill Lynch and Morgan Stanley to act as its financial advisors in connection with a possible business combination with FCN. On April 10, 1998, Merrill Lynch and Morgan Stanley each rendered to the BANC ONE Board, respectively, their written opinions that, as of such date and based upon and subject to the factors and assumptions set forth in the Fairness Opinions, the Exchange Ratio was fair from a financial point of view to BANC ONE. Each of Merrill Lynch and Morgan Stanley subsequently delivered to the BANC ONE Board written opinions dated, as of the date of this Joint Proxy Statement-- Prospectus (the "MERRILL LYNCH OPINION" and the "MORGAN STANLEY OPINION," respectively and, together, the "FAIRNESS OPINIONS").

  THE FULL TEXT OF EACH OF THE FAIRNESS OPINIONS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY EACH OF MERRILL LYNCH AND MORGAN STANLEY, ARE ATTACHED AS APPENDICES B AND C, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE FAIRNESS OPINIONS SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXTS OF SUCH OPINIONS. HOLDERS OF BANC ONE COMMON STOCK ARE URGED TO AND SHOULD READ SUCH OPINIONS CAREFULLY AND IN THEIR ENTIRETY. THE FAIRNESS OPINIONS WERE PROVIDED TO THE BANC ONE BOARD FOR ITS INFORMATION AND ARE DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO BANC ONE, DO NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY BANC ONE TO ENGAGE IN THE MERGER AND DO NOT CONSTITUTE RECOMMENDATIONS TO ANY BANC ONE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER.

  The summaries set forth below do not purport to be complete descriptions of the analyses underlying each of the Merrill Lynch Opinion and the Morgan Stanley Opinion or the presentation made by Merrill Lynch and Morgan Stanley to the BANC ONE Board but summarizes the material analyses performed and presented thereby. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, neither Merrill Lynch nor Morgan Stanley attributed any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, each of Merrill Lynch and Morgan Stanley believe that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying the preparation of the Fairness Opinions.

THE MERGER

  The Merrill Lynch Opinion. In arriving at the Merrill Lynch Opinion, Merrill Lynch, among other things, (i) reviewed certain publicly available business and financial information relating to BANC ONE and FCN that Merrill Lynch deemed to be relevant, (ii) reviewed certain information relating to the respective businesses, earnings, assets, liabilities and prospects of BANC ONE and FCN furnished to Merrill Lynch by the senior management of BANC ONE and FCN as well as the amount and timing of the cost savings and related expenses expected to result from the Merger furnished to Merrill Lynch by senior management of BANC ONE (the "EXPECTED SYNERGIES"), (iii) conducted discussions with members of senior management of BANC ONE and FCN concerning the matters described in clauses (i) and (ii) above, including the respective businesses, prospects, regulatory condition and contingencies of BANC ONE and FCN before and after giving effect to the Merger and the Expected Synergies, (iv) reviewed the market prices and valuation multiples for the BANC ONE Common Stock and the FCN Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant, (v) reviewed the results of operations of BANC ONE and FCN and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant, (vi) compared the proposed financial terms of the Merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant, (vii) reviewed the potential pro forma impact of the Merger, (viii) reviewed the Agreement and
(ix) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary under the circumstances, including Merrill Lynch's assessment of general economic, market and monetary conditions.

  In preparing the Merrill Lynch Opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of the assets or liabilities of BANC ONE or FCN nor has Merrill Lynch been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowance for loan losses of BANC ONE or FCN, nor reviewed any individual credit files relating to BANC ONE or FCN, and, as a result, Merrill Lynch has assumed that the aggregate allowances for loan losses for both BANC ONE and FCN are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of BANC ONE or FCN. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with Merrill Lynch by BANC ONE or FCN, Merrill Lynch assumed that they had been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of each of BANC ONE and FCN as to the future financial performance of BANC ONE, FCN or the combined entity, as the case may be. Merrill Lynch further assumed that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP") and that it will qualify as a tax-free reorganization for United States federal income tax purposes.

  The Merrill Lynch Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. For the purpose of rendering the Merrill Lynch Opinion, Merrill Lynch assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to its analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "DOCUMENTS") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to consummation of the Merger will be satisfied without waiver thereof. Merrill Lynch also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will

                                                                      THE MERGER
be imposed that will have a material adverse effect on the contemplated benefits of the Merger, including the Expected Synergies. The Merrill Lynch Opinion is not an expression of an opinion as to the prices at which the shares of the combined company will trade following the consummation of the Merger.

  Merrill Lynch has in the past provided financial advisory, investment banking and other services to BANC ONE and FCN, and received customary fees for the rendering of such services. In the ordinary course of its securities business, Merrill Lynch may actively trade debt and/or equity securities of BANC ONE and FCN and their respective affiliates for its own account and the account of its customers, and Merrill Lynch therefore may from time to time hold a long or short position in such securities.

  The Morgan Stanley Opinion. In connection with the Morgan Stanley Opinion, Morgan Stanley, among other things, (i) reviewed certain publicly available financial statements and other information of BANC ONE and FCN, respectively,
(ii) reviewed certain internal financial statements and other financial and operating data concerning BANC ONE and FCN prepared by the managements of BANC ONE and FCN, respectively, (iii) discussed the past and current operations and financial condition and the prospects of BANC ONE and FCN with senior executives of BANC ONE and FCN, respectively, (iv) reviewed the reported prices and trading activity for the BANC ONE Common Stock and the FCN Common Stock,
(v) compared the financial performance of BANC ONE and FCN and the prices and trading activity of the BANC ONE Common Stock and the FCN Common Stock with that of certain other comparable publicly-traded companies and their securities, (vi) discussed the results of regulatory examinations of BANC ONE and FCN with senior managements of the respective companies, (vii) discussed with senior managements of BANC ONE and FCN First Call consensus earnings per share estimates for each company and the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company, (viii) analyzed the pro forma impact of the Merger on the combined company's earnings per share ("EPS"), consolidated capitalization and financial ratios, (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions, (x) participated in discussions and negotiations among representatives of BANC ONE and FCN and their financial and legal advisors, (xi) reviewed the Agreement and certain related documents and (xii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

  In rendering the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon without verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of such opinion. With respect to the financial projections, including the estimates of cost savings and other synergies expected to result from the Merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of BANC ONE and FCN. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of BANC ONE or FCN, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of BANC ONE or FCN, nor reviewed any individual credit files relating to BANC ONE or FCN. In addition, Morgan Stanley assumed the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. Morgan Stanley further assumed that the Merger will be accounted for as a "pooling of interests" under GAAP and that it will qualify as a tax-free reorganization for United States federal income tax purposes. In addition, Morgan Stanley assumed that in connection with the receipt of all necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse effect on the consolidated benefits expected to be derived in the Merger. The Morgan Stanley Opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of such opinion. The Morgan Stanley Opinion is not an expression of an opinion as to the prices at which the shares of BANC ONE Common Stock will trade following the announcement of the Merger or the price at which shares of the combined company will trade following the consummation of the Merger.

THE MERGER

  In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of BANC ONE and FCN for their own account or for the account of customers and may, from time to time, hold a long or short position in, and buy and sell, securities of BANC ONE or FCN. Morgan Stanley will receive a fee for its services as one of the financial advisors of BANC ONE in connection with this transaction. See "-- Terms of Engagement." In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for BANC ONE and FCN and have received fees for the rendering of these services.

  Presentation to the Board. In performing their analyses, Merrill Lynch and Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, Morgan Stanley, BANC ONE or FCN. Any estimates contained in the analyses performed by Merrill Lynch and Morgan Stanley are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, the fairness opinions dated as of April 10, 1998 were among several factors taken into consideration by the BANC ONE Board in making its determination to approve the Agreement and the Merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the BANC ONE Board or BANC ONE's management with respect to the fairness of the Exchange Ratio.

  Based upon the closing price of BANC ONE Common Stock on April 9, 1998 of $61.75 (last trading day prior to Merrill Lynch's and Morgan Stanley's presentation to the BANC ONE Board), the Exchange Ratio results in an implied price of $100.04 per share of FCN Common Stock, representing a premium of approximately 6% to the closing price of FCN Common Stock as of April 9, 1998. After giving effect to the Merger, BANC ONE Shareholders would have a fully diluted ownership interest of approximately 59.9% in the pro forma combined company, based on the Exchange Ratio.

  The following is a brief summary of the material analyses presented by Merrill Lynch and Morgan Stanley to the BANC ONE Board in connection with the rendering of the fairness opinions dated as of April 10, 1998.

  Dividend Discount Analysis--FCN. Merrill Lynch and Morgan Stanley performed a dividend discount analysis to estimate a range of present values per share of FCN Common Stock assuming FCN continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that FCN could generate, and (ii) the present value of the "terminal value" of FCN Common Stock at the end of year 2003. To determine a projected dividend stream, Merrill Lynch and Morgan Stanley assumed a constant tangible common equity to tangible asset ratio of 6.5%. Merrill Lynch and Morgan Stanley used FCN management's earnings estimate for 1998 (which was materially consistent with the First Call consensus earnings per share estimate for FCN of $5.42), the First Call consensus earnings per share estimate for FCN of $6.01 for 1999 and the First Call estimated long-term earnings growth rate as of April 7, 1998 of 10% for the years 2000 through 2004 to form the basis for the dividends. The "terminal value" of FCN Common Stock at the end of the period was determined by applying three market price-to-cash earnings (defined as net income plus after-tax amortization of intangibles) multiples (15.0x, 16.0x and 17.0x) to year 2004 projected earnings. The dividend stream and "terminal values" were discounted to present values using discount rates of 13.0%, 14.0% and 15.0%, which Merrill Lynch and Morgan Stanley viewed as the appropriate range of discount rates for a company with FCN's risk characteristics. Based on the above assumptions, the stand-alone value of the FCN Common Stock ranged from $78.79 to $95.04 per share. This analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results

                                                                     THE MERGER
of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

  Dividend Discount Analysis--BANC ONE. Merrill Lynch and Morgan Stanley performed a dividend discount analysis to estimate a range of present values per share of BANC ONE Common Stock assuming BANC ONE continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that BANC ONE could generate, and (ii) the present value of the "terminal value" of BANC ONE Common Stock at the end of year 2003. To determine a projected dividend stream, Merrill Lynch and Morgan Stanley assumed a constant tangible common equity to tangible asset ratio of 8.0%. Merrill Lynch and Morgan Stanley used BANC ONE management's earnings estimate for 1998 (which was materially consistent with the First Call consensus earnings per share estimate for BANC ONE of $3.59), the First Call consensus earnings per share estimate for BANC ONE of $4.18 for 1999 and the First Call estimated long-term earnings growth rate of 12% for the years 2000 through 2004 to form the basis for the dividends. The "terminal value" of BANC ONE Common Stock at the end of the period was determined by applying three market price-to-cash earnings multiples (15.0x, 16.0x and 17.0x) to year 2004 projected earnings. The dividend stream and "terminal values" were discounted to present values using discount rates of 13.0%, 14.0% and 15.0%, which Merrill Lynch and Morgan Stanley viewed as the appropriate range of discount rates for a company with BANC ONE's risk characteristics. Based on the above assumptions, the stand-alone value of the BANC ONE Common Stock ranged from $61.79 to $74.71 per share. This analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values and discount rates.

  Contribution Analysis. Merrill Lynch and Morgan Stanley reviewed the relative contributions of BANC ONE (pro forma for the pending acquisition of First Commerce Corporation) and FCN to the combined company based on financial data as of December 31, 1997 and the BANC ONE Common Stock Price of $61.75 as of April 9, 1998. Merrill Lynch and Morgan Stanley compared the pro forma equity ownership interests of BANC ONE and FCN of 59.9% and 40.1%, respectively, with BANC ONE's and FCN's percentage contributions to (i) total assets of 52.4% and 47.6%, respectively, (ii) total loans (gross) of 56.3% and 43.7%, respectively, (iii) total deposits of 55.4% and 44.6%, respectively,
(iv) common equity of 59.0% and 41.0%, respectively, (v) tangible common equity of 57.3% and 42.7%, (vi) fully diluted market capitalization (based on stated shares outstanding and options accounted for under the treasury stock method based on the market price as of April 9, 1998) of 61.7% and 38.3%, respectively, (vii) 1998 estimated net income (based on First Call earnings estimates adjusted for assumed share repurchases) of 62.1% and 37.9%, respectively, and (vii) 1999 estimated net income (based on First Call earnings estimates adjusted for assumed share repurchases) of 63.7% and 36.3%, respectively.

  Comparison of Selected Comparable Companies. Merrill Lynch and Morgan Stanley compared selected operating and stock market results of BANC ONE and FCN to the publicly available corresponding data of certain other companies (pro forma for pending acquisitions) which Merrill Lynch and Morgan Stanley deemed to be relevant, including NationsBank Corporation, First Union Corporation, Norwest Corporation, Wells Fargo & Co., Fleet Financial Group, Inc., National City Corporation, PNC Bank Corporation, Wachovia Corporation, U.S. Bancorp, Mellon Bank Corporation, Sun Trust Bank Inc. and BankBoston Corporation (collectively the "MERRILL-MORGAN PEER GROUP"). The comparison showed, among other things, that based on financial data as of December 31, 1997 and earnings estimates from First Call as of April 9, 1998, (i) BANC ONE's and FCN's market prices to 52-week high were 94.1% and 99.2%, respectively, compared with the mean for the Merrill-Morgan Peer Group of 98.3%, (ii) BANC ONE's and FCN's market prices as multiples of book value were 3.84x

THE MERGER
and 3.55x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 3.60x, (iii) BANC ONE's and FCN's market prices as multiples of tangible book value were 4.32x and 3.74x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 5.12x, (iv) BANC ONE's and FCN's market prices per share as multiples of 1998 estimated EPS (calculated in accordance with GAAP) were 17.15x and 17.31x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 19.03x, (v) BANC ONE's and FCN's market prices per share as multiples of 1999 estimated EPS (calculated in accordance with GAAP) were 14.77x and 15.61x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 16.66x, (vi) BANC ONE's and FCN's market prices per share as multiples of 1998 estimated cash EPS were 16.39x and 16.47x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 17.32x, and (vii) BANC ONE's and FCN's market prices per share as multiples of 1999 estimated cash EPS were 14.20x and 14.93x, respectively, compared with the mean for the Merrill-Morgan Peer Group of 15.36x.

  Pro Forma Financial Impact. Based on projections provided by BANC ONE and FCN, Merrill Lynch and Morgan Stanley analyzed the pro forma per share impact of the Merger on a variety of measures including, among other things, earnings per share, book value per share and tangible book value per share. The analysis was based on the assumption that the combined companies would realize projected synergies within the time periods specified by BANC ONE and FCN. The analysis assumed management's estimates as to the amount of fully phased-in pre-tax synergies of $1,205 million and the timing thereof. The analysis also assumed management's estimate of pre-tax merger and reorganization charges. Adjustments were also made for assumed deposit divestitures and share reissuance based on management's estimates.

  The analyses performed (using each of 12.5% and 10% annual growth rates in FCN's earnings per share) indicated that, on a per share basis, the Merger would be accretive to BANC ONE's estimated EPS in 2000 and thereafter.

  The analysis performed also indicated that the Merger would be dilutive to BANC ONE's book value and tangible book value per share at the assumed closing of the Merger of December 31, 1998 based on management's estimate.

  Review of Selected Merger-of-Equals Transactions. Merrill Lynch and Morgan Stanley reviewed the terms, to the extent publicly available, of six selected merger-of-equals transactions in the banking industry. None of the selected merger-of-equals transactions reviewed was identical to the Merger and, accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved in the selected merger-of-equals transactions and other factors that could affect the acquisition of the transactions selected compared to the Merger.

  Implied Multiple Analysis. Merrill Lynch and Morgan Stanley performed an implied multiple analysis of each of BANC ONE and FCN on a stand-alone basis and the combined company on a pro forma basis. Based on information from the managements of BANC ONE and FCN, (i) the market price as a multiple of fully diluted book value was 3.84x for BANC ONE, 3.55x for FCN and 3.78x for the pro forma combined company and (ii) the market price as a multiple of fully diluted tangible book value was 4.32x for BANC ONE, 3.74x for FCN and 3.97x for the pro forma combined company. The market price per share as a multiple of last twelve months EPS was 21.52x for BANC ONE, 19.19x for FCN and 20.42x for the pro forma combined company. Based on earnings estimates from First Call as of April 9, 1998, (i) the market price per share as a multiple of estimated EPS was 17.15x for BANC ONE, 17.31x for FCN and 18.42x for the pro forma combined company in 1999, and (ii) the market price per share as a multiple of estimated EPS was 14.77x for BANC ONE, 15.61x for FCN and 16.62x for the pro forma combined company in 2000.

                                                                      THE MERGER

  Historical Premium Study. Merrill Lynch and Morgan Stanley reviewed the premium to the FCN Common Stock market value that would have resulted by exchanging 1.62 shares of the BANC ONE Common Stock for each share of the FCN Common Stock over the period commencing on April 8, 1997 and ending April 7, 1998 using the closing prices on each day during the period. Merrill Lynch and Morgan Stanley observed that such premium averaged 8% over the period and was 6% on April 7, 1998.

  Peer Group Stock Return Analysis. Merrill Lynch and Morgan Stanley analyzed the growth rates of the stock prices (adjusted for stock splits and the reinvestment of dividends in stock) of the Merrill-Morgan Peer Group as compared to BANC ONE and FCN, based on six-month, one-year, three-year and five-year growth rates. The mean and median of the six-month growth rates for the Merrill-Morgan Peer Group were 69.7% and 69.0%, respectively, compared to 80.7% and 54.3% for BANC ONE and FCN, respectively. The mean and median of the one-year growth-rates for the Merrill-Morgan Peer Group were 57.7% and 58.2%, respectively, compared to 75.5% and 74.3% for BANC ONE and FCN, respectively. The mean and median of the three-year growth rates for the Merrill-Morgan Peer Group were 44.8% and 43.7%, respectively, compared to 40.5% and 46.2% for BANC ONE and FCN, respectively. The mean and median of the five-year growth rates for the Merrill-Morgan Peer Group were 27.3% and 28.1%, respectively, compared to 17.1% and 25.8% for BANC ONE and FCN, respectively.

  Terms of Engagement. BANC ONE retained Merrill Lynch and Morgan Stanley based upon their experience and expertise. Merrill Lynch and Morgan Stanley are internationally recognized investment banking and advisory firms. Merrill Lynch and Morgan Stanley, as part of their investment banking businesses, are continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

  Pursuant to a letter agreement between BANC ONE and Merrill Lynch dated as of April 6, 1998 and a letter agreement between BANC ONE and Morgan Stanley dated as of April 7, 1998, BANC ONE agreed to pay each of Merrill Lynch and Morgan Stanley for financial advisory services rendered through the closing of the Merger (i) a fee of $100,000, payable upon the execution of each of the letter agreements, (ii) a fee of $3 million payable at the signing of the Agreement and (iii) a fee of $10 million payable if and when the Merger is consummated. Any fees previously paid to each of Merrill Lynch and Morgan Stanley under the provisions of the letter agreements described in clauses (i) and (ii) above will be deducted from any fee to which Merrill Lynch and Morgan Stanley are entitled pursuant to clause (iii). BANC ONE also agreed to reimburse each of Merrill Lynch and Morgan Stanley for certain expenses incurred in connection with their activities under the letter agreements. BANC ONE further agreed to indemnify each of Merrill Lynch and Morgan Stanley and their respective affiliates for certain liabilities related to or arising out of their respective engagements.

OPINIONS OF FCN'S FINANCIAL ADVISORS

  FCN retained Lazard Freres and Goldman Sachs to act as FCN's financial advisors in connection with the Merger and related matters based upon their qualifications, expertise and reputation, as well as Lazard Freres' and Goldman Sachs' prior investment banking relationships and familiarity with FCN. At the April 10, 1998 meeting of the FCN Board, Lazard Freres and Goldman Sachs each rendered an oral opinion to the FCN Board that, as of such date, the Exchange Ratio was fair, from a financial point of view, to FCN Stockholders. Each of Lazard Freres and Goldman Sachs subsequently delivered to the FCN Board written opinions dated as of the date of this Joint Proxy Statement-Prospectus. No limitations were imposed by FCN with respect to the investigations made or the procedures followed by Lazard Freres and Goldman Sachs in rendering their opinions.

THE MERGER

  THE FULL TEXTS OF THE OPINIONS OF LAZARD FRERES AND GOLDMAN SACHS, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SET FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITS ON THE REVIEW UNDERTAKEN BY LAZARD FRERES AND GOLDMAN SACHS, ARE ATTACHED HERETO AS APPENDICES D AND E, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. THE FCN STOCKHOLDERS ARE URGED TO, AND SHOULD, READ EACH OPINION IN ITS ENTIRETY. THE SUMMARY SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS OF THE OPINIONS OF LAZARD FRERES AND GOLDMAN SACHS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINIONS ATTACHED HERETO.

OPINION OF LAZARD FRERES

The FCN Board requested Lazard Freres' opinion as to the fairness, from a financial point of view, to the FCN Stockholders, of the Exchange Ratio. In connection with its opinion, Lazard Freres:

    (i) Reviewed the financial terms and conditions of the Agreement;

    (ii) Analyzed certain historical business and financial information relating to FCN and BANC ONE;

    (iii) Reviewed various financial forecasts and other data provided to Lazard Freres by FCN and BANC ONE with respect to the businesses and prospects of FCN and BANC ONE, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

    (iv) Participated in discussions with members of the senior managements of FCN and BANC ONE with respect to the businesses and prospects of FCN and BANC ONE, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

    (v) Reviewed public information with respect to certain other bank holding companies, the securities of which are publicly traded;

    (vi) Reviewed the financial terms of certain comparable business combinations involving financial services companies;

    (vii) Reviewed the historical stock prices and trading volumes of shares of FCN Common Stock and BANC ONE Common Stock; and

    (viii) Conducted such other financial studies, analyses and investigations as it deemed appropriate.

  Lazard Freres relied upon the accuracy and completeness of the financial and other information provided by FCN and BANC ONE and reviewed by Lazard Freres for purposes of its opinion, and did not assume any responsibility for any independent verification of such information. With respect to financial forecasts, including projected cost savings and revenue enhancements, Lazard Freres assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of FCN and BANC ONE as to the future financial performance of FCN, BANC ONE and BANK ONE, and Lazard Freres assumed that such forecasts and projections will be realized in the amounts and at the times contemplated thereby. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they were based. Lazard Freres is not an expert in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and assumed with FCN's consent that such allowances for FCN and BANC ONE are in the aggregate adequate to cover such losses. In addition, Lazard Freres did not review individual credit files nor did it make an independent appraisal of the assets and liabilities of FCN or BANC ONE or any of their subsidiaries and it had not been furnished with any such evaluation or appraisal. FCN informed Lazard Freres and Lazard Freres assumed, with FCN's consent, that the Merger will be recorded as a "pooling of interests" in accordance with GAAP.

                                                                      THE MERGER

  Further, Lazard Freres' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the date thereof.

  In rendering its opinion, Lazard Freres assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by FCN and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on FCN, BANC ONE or BANK ONE.

  Lazard Freres is acting as investment banker to FCN in connection with the Merger and will receive fees for its services, a substantial portion of which are contingent upon the closing of the Merger. Also, Lazard Freres from time to time provided investment banking and financial advisory services to FCN and BANC ONE for which it previously received fees.

  The FCN Board did not authorize Lazard Freres to solicit, and Lazard Freres did not solicit, any indications of interest from any third party with respect to the purchase of all or part of FCN. Further, Lazard Freres' opinion was limited to the fairness, from a financial point of view, to the FCN Stockholders of the Exchange Ratio and did not address FCN's underlying business decision to undertake the Merger and not engage in a sale of control. In addition, Lazard Freres' opinion did not address the future trading value of BANK ONE Common Stock or the future acquisition value of BANK ONE. Moreover, the opinion of Lazard Freres was directed to the FCN Board and did not constitute a recommendation to any stockholder as to how to vote with respect to the Merger.

OPINION OF GOLDMAN SACHS

  The FCN Board requested Goldman Sachs' opinion as to the fairness from a financial point of view to the FCN Stockholders of the Exchange Ratio.

  Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with FCN having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of FCN or BANC ONE for its own account and for the accounts of customers.

  In connection with its opinion, Goldman Sachs reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of FCN and BANC ONE for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FCN and BANC ONE; certain other communications from FCN and BANC ONE to their respective stockholders; and certain internal financial analyses and forecasts of FCN and BANC ONE prepared by their respective managements including forecasts of certain net cost savings and revenue enhancements (the "SYNERGIES") expected to be achieved as a result of the Merger. Goldman Sachs also held discussions with members of the senior management of FCN and BANC ONE regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for FCN Common Stock and BANC ONE Common Stock, compared certain financial and stock market information for FCN and BANC ONE with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and in other financial services industries generally and performed such other studies and analyses as it considered appropriate.

THE MERGER

  Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, Goldman Sachs assumed, with the FCN Board's consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of FCN and BANC ONE and that such projections will be realized in the amounts and at the times contemplated thereby. Goldman Sachs is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with the FCN Board's consent, that such allowances for each of FCN and BANC ONE are in the aggregate adequate to cover all such losses. Similarly, Goldman Sachs assumed, with the FCN Board's consent and without independent analysis, that the obligations of FCN and BANC ONE pursuant to derivatives, swaps, foreign exchange, financial instruments and off-balance sheet lending-related financial instruments will not have an adverse effect which would be relevant to its analysis. In addition, Goldman Sachs did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of FCN or BANC ONE or any of their subsidiaries, and it had not been furnished with any such evaluation or appraisal. Goldman Sachs' opinion as to the fairness of the Exchange Ratio addressed the ownership position in BANK ONE to be received by the FCN Stockholders pursuant to the Exchange Ratio on the terms set forth in the Agreement and did not address the future trading or acquisition value for the stock of BANK ONE. In addition, Goldman Sachs' opinion does not address the relative merits of the Merger and alternative business strategies. In that regard, Goldman Sachs was not requested to, and did not, solicit third party indications of interest in acquiring all or part of FCN or in engaging in a business combination or any other strategic transaction with FCN. Goldman Sachs also assumed, with the FCN Board's consent, that the Merger will be accounted for as a "pooling of interests" under GAAP and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have an adverse effect on FCN or BANC ONE or BANK ONE pursuant to the Merger.

  Goldman Sachs' advisory services and the opinion expressed by it were provided for the information and assistance of the FCN Board in connection with its consideration of the transaction contemplated by the Agreement and such opinion did not constitute a recommendation as to how any FCN Stockholder should vote with respect to such transaction.

SUMMARY OF FINANCIAL ANALYSES

  The following is a brief summary of the material financial analyses presented to the FCN Board on April 10, 1998 by Lazard Freres and Goldman Sachs in connection with their oral opinions as of such date:

    (a) Comparative Financial and Market Performance Analysis. In performing a comparative market performance analysis, Lazard Freres and Goldman Sachs analyzed certain operating performance statistics of FCN, BANC ONE and the pro forma combined company relative to BankAmerica Corporation, The Chase Manhattan Corporation, First Union Corporation, Fleet Financial Group, Inc., Keycorp, NationsBank Corporation, National City Corporation, Norwest Corporation, PNC Bank Corp. and U.S. Bancorp (the "LAZARD-GOLDMAN PEER GROUP").

    Lazard Freres and Goldman Sachs analyzed the relative financial performance and stock market valuation of FCN and BANC ONE by comparing certain financial and market trading information of FCN and of BANC ONE with the Lazard-Goldman Peer Group. In addition, Lazard Freres and Goldman Sachs analyzed the relative financial performance of the pro forma combined company by comparing certain financial information of the pro forma combined company with the Lazard-Goldman Peer Group. Historical financial information used in connection with this analysis was as of, and for the twelve months ended, December 31, 1997. Market information used in this analysis was as of April 9, 1998.

                                                                      THE MERGER

    Among the financial information compared was (i) return on average assets, which was 1.38% for FCN, 1.59% for BANC ONE, 1.49% for the pro forma combined company, and an average of 1.44% and a median of 1.47% for the Lazard-Goldman Peer Group, (ii) return on average equity, which was 17.7% for FCN, 18.2% for BANC ONE, 18.0% for the pro forma combined company, and an average of 18.5% and a median of 18.6% for the Lazard-Goldman Peer Group, (iii) the ratio of market price to earnings per share for the latest twelve months, which was 19.4x for FCN, 22.8x for BANC ONE, and an average of 20.3x and a median of 19.7x for the Lazard-Goldman Peer Group, (iv) the ratios of market price to the median IBES projection of earnings per share for 1998 and 1999, which were 17.2x and 15.5x, respectively, for FCN, 17.2x and 14.9x, respectively, for BANC ONE and an average of 17.5x and 15.3x, respectively, and a median of 17.0x and 15.5x, respectively, for the Lazard-Goldman Peer Group, (v) the IBES consensus estimate of long term growth, which was 9.8% for FCN, 13.1% for BANC ONE, and an average of 11.6% and a median of 11.8% for the Lazard-Goldman Peer Group, (vi) market price to book value, which was 3.50x for FCN, 3.90x for BANC ONE, and an average of 3.60x and a median of 3.36x for the Lazard-Goldman Peer Group, and (vii) market price to tangible book value, which was 3.70x for FCN, 4.41x for BANC ONE, and an average of 4.62x and a median of 4.27x for the Lazard-Goldman Peer Group.

    (b) Historical Exchange Ratio Analysis. Lazard Freres and Goldman Sachs reviewed the ratio of the closing prices per share of FCN Common Stock to BANC ONE Common Stock over various time periods during the past five years. The analysis showed that such ratio ranged (i) from 0.930x to 1.710x (with an average of 1.263x and a median of 1.274x) over the five-year period ending April 9, 1998, (ii) from 1.122x to 1.710x (with an average of 1.361x and a median of 1.334x) over the three-year period ending April 9, 1998,
  (iii) from 1.341x to 1.710x (with an average of 1.499x and a median of 1.490x) over the one-year period ending April 9, 1998, (iv) from 1.341x to 1.621x (with an average of 1.449x and a median of 1.439x) over the three-month period ending April 9, 1998, and (v) from 1.361x to 1.522x (with an average of 1.425x and a median of 1.418x) over the one-month period ending April 9, 1998. The foregoing ratios can be compared to the Exchange Ratio of 1.620 shares of BANK ONE Common Stock for each share of FCN Common Stock.

   (c) Contribution Analysis. Lazard Freres and Goldman Sachs analyzed the contribution of each of FCN and BANC ONE to the market capitalization and certain balance sheet and income statement items for the pro forma combined company (before adjustments attributable to the Merger). Projections of net income to common shareholders for purposes of this analysis were based on IBES median earnings per share estimates. The contribution analysis was as of December 31, 1997 for balance sheet items and the implied exchange ratios were calculated on the basis of fully diluted shares outstanding for FCN and BANC ONE as of March 31, 1998. The analysis produced relative contributions by FCN to (i) the managed assets of the pro forma combined company of 43.5%, implying an exchange ratio of 1.861x, (ii) managed loans of the pro forma combined company of 38.7%, implying an exchange ratio of 1.521x, (iii) core deposits of the pro forma combined company of 38.9%, implying an exchange ratio of 1.536x, and (iv) common equity of the pro forma combined company of 41.3%, implying an exchange ratio of 1.696x. The analysis further produced relative contributions by FCN to the net income available to common shareholders of the pro forma combined company of 43.1% for the twelve months ended December 31, 1997, 38.1% for 1998, and 36.7%, for the projected year 1999, implying exchange ratios of 1.832x, 1.485x and 1.397x, respectively. Furthermore, the market capitalization of FCN represented a contribution of 38.7% of pro forma combined market capitalization, implying an exchange ratio of 1.522x (based on the April 9, 1998 market prices of FCN Common Stock and BANC ONE Common Stock). The foregoing analysis indicated an average relative contribution of FCN to the pro forma company of 39.9%, implying an average exchange ratio of 1.606x and a median relative contribution of 38.8%, implying a median exchange ratio of 1.529x. The Exchange

THE MERGER

  Ratio in the Merger is 1.620 shares of BANK ONE Common Stock for each share of FCN Common Stock, which will result in the FCN Stockholders owning 40.2% of the BANK ONE Common Stock.

    (d) Analysis of Other Merger of Equals Transactions. Lazard Freres and Goldman Sachs analyzed other merger of equals transactions in the United States financial services industry over the period from 1991 that they considered relevant. The merger of equals transactions analyzed were:
  Travelers Group/Citicorp, Dean Witter, Discover & Co./Morgan Stanley Group Inc., Chemical Banking Corporation/The Chase Manhattan Corporation, NBD Bancorp Inc./First Chicago Corporation, BB&T Financial Corporation/Southern National Corporation, Society Corporation/KeyCorp, Comerica Incorporated/Manufacturers National Corporation, and Chemical Banking Corporation/Manufacturers Hanover Corporation. This analysis indicated that the exchange ratio received by shareholders of a combining entity situated similarly to FCN one day, one week and one month prior to the public announcement of the transaction represented an average percentage above market value of 5.6%, 6.9%, and 5.9%, respectively, and a median percentage above market value of 4.8%, 4.6% and 3.9%, respectively. The Exchange Ratio received by the FCN Stockholders one day, one week and one month prior to the public announcement of the Merger represents a percentage above market value of FCN Common Stock of 6.4%, 11.7%, and 23.3%, respectively. The analysis further showed that the ratio of (i) the ownership of the combined entity by the common shareholders of a combining entity situated similarly to FCN (the "OWNERSHIP FACTOR") to latest twelve months net income to common equity was an average of 1.04x and a median of 1.02x, as compared to 0.93x for the Merger, (ii) the Ownership Factor to current fiscal year net income to common equity (based on research analysts' estimates at the time of the announcement of a transaction) was an average of 1.05x and a median of 0.95x, as compared to 1.05x for the Merger, and (iii) the Ownership Factor to market capitalization was an average of 1.04x and a median of 1.03x, as compared to 1.04x for the Merger.

    (e) Summary Pro Forma Analyses. Lazard Freres and Goldman Sachs analyzed the impact of the Merger on certain profitability, capital adequacy and per share data for 1998, 1999, 2000 and 2001. This analysis was based upon IBES estimates and assumed realization of expense savings, revenue enhancements, pre-tax restructuring charges, asset and deposit dispositions and other Merger adjustments at the times and in the amounts projected by the managements of FCN and BANC ONE (which estimates of expense savings and revenue enhancements included growth at a rate of 7.0% per annum starting in 2001). This analysis showed that on a FCN per share equivalent basis, the Merger will be accretive (i) with respect to fully diluted earnings per share (excluding non-recurring items and restructuring charge) by 3.3% in 1998, 11.5% in 1999, 19.1% in 2000 and 23.7% in 2001, (ii) with respect to dividends per share by 38.7% in 1998, 43.3% in 1999, 52.7% in 2000 and
  58.2% in 2001, and (iii) with respect to book value per share by 1.7% at December 31, 1998, 8.2% at December 31, 1999, 15.6% at December 31, 2000
  and 23.6% at December 31, 2001. This analysis also showed (i) a return on average assets for the pro forma combined company (excluding non-recurring items and restructuring charge) of 1.71%, 1.97%, 2.20% and 2.39%, respectively, compared to 1.37%, 1.43%, 1.47% and 1.51%, respectively, for FCN on a stand-alone basis, (ii) a return on average managed assets for the pro forma combined company (excluding non-recurring items and restructuring charge) of 1.45%, 1.67%, 1.87% and 2.03%, respectively, compared to 1.28%, 1.27%, 1.33% and 1.37%, respectively, for FCN on a stand-alone basis, (iii) a return on average common equity for the pro forma combined company (excluding non-recurring items and restructuring charge) of 26.0%, 22.2%, 22.9% and 22.8%, respectively, compared to 20.1%, 20.9%, 21.5% and 22.1%, respectively, for FCN on a stand-alone basis, and (iv) a ratio of total tangible common equity to total tangible managed assets for the pro forma combined company of 6.70%, 7.39%, 8.16% and 8.98%, respectively, as compared to 6.06%, 6.13%, 6.19% and 6.24%, respectively, for FCN on a stand-alone basis.

                                                                      THE MERGER

    (f) Discounted Cash Flow Analysis. Using IBES earnings and growth estimates, terminal values per share ranging from 17.0x to 19.0x, FCN's projected 2002 earnings and discount rates ranging from 11.0% to 14.0%, Lazard Freres and Goldman Sachs estimated that the net present value of a share of FCN Common Stock on a stand-alone basis would fall within a range of $80.19 to $100.95. Lazard Freres and Goldman Sachs also performed a discounted cash flow analysis, using the same exit multiples and discount rates, for the pro forma combined company using the earning estimates and assumptions referred to above under "--Summary Pro Forma Analyses." This analysis indicated a net present value range for the pro forma combined company on a FCN per share equivalent basis of $101.69 to $127.70. The discounted cash flow analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of FCN Common Stock or BANC ONE Common Stock may trade. It was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions, including earning growth rates, dividend payout rates, terminal values and discount rates and multiples.

  The foregoing summary does not purport to be a complete description of the analyses performed by Lazard Freres and Goldman Sachs, but describes the material analyses performed thereby. In addition, Lazard Freres and Goldman Sachs believe that their analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying the analyses and the opinions. The preparation of a financial adviser's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In their analyses, Lazard Freres and Goldman Sachs also took into account their assessment of general economic, market, and financial conditions and their experience in similar transactions, as well as their experience in securities valuation and their knowledge of the banking industry generally. With respect to the comparative financial and market performance and merger of equals transaction analyses summarized above, no public company utilized as a comparison is identical to FCN or BANC ONE and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. Any estimates contained in Lazard Freres' and Goldman Sachs' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by Lazard Freres and Goldman Sachs was assigned a greater significance by Lazard Freres or Goldman Sachs than any other.

  The forecasts and projections reviewed by Lazard Freres and Goldman Sachs in connection with the rendering of their respective opinions were prepared by the respective managements of FCN and BANC ONE. Neither FCN nor BANC ONE publicly discloses internal management projections of the type provided to Lazard Freres and Goldman Sachs in connection with the preparation of their opinions. Such forecasts and projections were not prepared with a view towards public disclosure. In addition, such forecasts and projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those contemplated by such projections. Lazard Freres and Goldman Sachs have assumed no responsibility for the accuracy of such information. The earnings per share estimates provided in such projections were materially consistent with IBES consensus 1998 earnings per share estimates for BANC ONE of $3.60 and for FCN of $5.45.

  Lazard Freres and Goldman Sachs are internationally recognized investment banking firms that regularly engage in the valuation of businesses and their securities in connection with mergers and acquisitions.

THE MERGER

  FCN and Lazard Freres have entered into an agreement relating to the financial advisory services being provided by Lazard Freres in connection with the Merger. In such agreement, FCN has agreed to pay Lazard Freres (a) an initial fee of $500,000, payable in cash upon execution of such agreement (which has been paid) and (b) an additional fee of $16,000,000, payable if and when the Merger is consummated. FCN also has agreed to reimburse Lazard Freres for all its out-of-pocket expenses incurred in connection with its engagement and to indemnify Lazard Freres and certain related parties against certain liabilities, including liabilities under the federal securities laws.

  FCN has also entered into a separate agreement with Goldman Sachs relating to the financial advisory services being provided by Goldman Sachs in connection with the Merger. In such agreement, FCN has agreed to pay Goldman Sachs (a) an initial fee of $500,000, payable in cash upon execution of such agreement (which has been paid) and (b) an additional fee of $13,000,000, payable if and when the Merger is consummated. FCN also has agreed to reimburse Goldman Sachs for all its out-of-pocket expenses incurred in connection with its engagement and to indemnify Goldman Sachs and certain related parties against certain liabilities, including liabilities under the federal securities laws.

STRUCTURE OF THE MERGER

  The First Step Merger. Subject to the terms and conditions of the Agreement and in accordance with the Ohio Law and the Delaware Law, at the First Effective Time, BANC ONE will merge with and into BANK ONE. BANK ONE will be the surviving corporation in the First Step Merger, and will continue its corporate existence under the laws of the State of Delaware. At the First Effective Time, the separate corporate existence of BANC ONE will terminate. As a result of the First Step Merger, the Certificate of Incorporation of BANK ONE (the "BANK ONE CERTIFICATE") and the By-Laws of BANK ONE (the "BANK ONE BY-LAWS"), as more fully described under "BANK ONE Capital Stock and Comparison of Shareholder Rights," will be in the form contemplated by the Agreement, which form is substantially similar to the FCN Certificate and By-Laws, respectively, except that the BANK ONE Certificate will provide that the name of the corporation is "BANK ONE CORPORATION," will provide for a board of directors in which directors are elected annually and which is not classified, will authorize for issuance 2.5 billion shares of BANK ONE Common Stock and 50 million shares of BANK ONE Preferred Stock and will contain revised provisions with respect to indemnity of directors, officers and others to reflect the current provisions of the Delaware Law. Additionally, the BANK ONE Certificate and the BANK ONE By-Laws will provide for a board of directors comprised of between 11 and 30 members. The form of BANK ONE Certificate is set forth as
Exhibit 3.1 to the Registration Statement (as defined herein), and the form of BANK ONE By-Laws is set forth as Exhibit 3.2 to the Registration Statement, and the description of such documents herein is qualified in its entirety by reference to such Exhibits. See "Where You Can Find More Information."

  The Second Step Merger. Subject to the terms and conditions of the Agreement and in accordance with the Delaware Law, at the Second Effective Time, which will occur immediately following the First Effective Time, FCN will merge with and into BANK ONE. BANK ONE will be the surviving corporation in the Second Step Merger, and will continue its corporate existence under the laws of the State of Delaware under the name "BANK ONE CORPORATION." At the Second Effective Time, the separate corporate existence of FCN will terminate. The BANK ONE Certificate will be the certificate of incorporation of the Surviving Corporation in the Second Step Merger, and the BANK ONE By-Laws will be the By-Laws of the Surviving Corporation in the Second Step Merger.

CONVERSION OF STOCK; TREATMENT OF OPTIONS

  The First Step Merger. At the First Effective Time, each share of BANC ONE Common Stock outstanding, other than such shares in respect of which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the Ohio Law ("DISSENTING SHARES") and shares held

                                                                      THE MERGER
in BANC ONE's treasury or held by BANC ONE or BANK ONE or any subsidiary thereof (except, in both cases, for shares held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties ("TRUST ACCOUNT SHARES") or in respect of a debt previously contracted ("DPC SHARES")), will be automatically converted, without the need to exchange any such share, into one share of BANK ONE Common Stock.

  Each outstanding share of BANC ONE Common Stock owned by BANK ONE, or by BANC ONE or its wholly owned subsidiaries (other than Trust Account Shares or DPC Shares), or by BANC ONE as treasury stock, will be canceled at the First Effective Time and will cease to exist, and no BANK ONE Common Stock or other consideration will be delivered in exchange therefor. Each share of BANK ONE Common Stock issued and outstanding immediately prior to the First Effective Time will be canceled and retired and will resume the status of authorized and unissued shares of BANK ONE Common Stock, and no shares of BANK ONE Common Stock or other securities of BANK ONE will be issued in respect of such shares.

  Notwithstanding any other provision of the Agreement, Dissenting Shares will not be converted into BANK ONE Common Stock. Holders of Dissenting Shares ("DISSENTING BANC ONE SHAREHOLDERS") will be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of
Section 1701.85 of the Ohio Law, provided that if any Dissenting BANC ONE Shareholder subsequently delivers a written withdrawal of such holder's demand for appraisal of such shares, or if any holder fails to establish such holder's entitlement to dissenters' rights as provided in Section 1701.85 of the Ohio Law, such holder or holders will forfeit the right to appraisal of such shares of BANC ONE Common Stock and each of such shares will thereupon be deemed to have been converted into BANK ONE Common Stock on the terms provided in the Agreement. See "Dissenters' Appraisal Rights."

  Each stock option to acquire BANC ONE Common Stock granted under BANC ONE's stock option plans (the "BANC ONE OPTION PLANS") that is outstanding and unexercised immediately prior to the First Effective Time will be converted automatically at the First Effective Time into, and will become, a stock option to purchase BANK ONE Common Stock, and will continue to be governed by the terms of the BANC ONE Option Plans. The BANC ONE Option Plans will be assumed by BANK ONE. In each case, the number of shares of BANK ONE Common Stock subject to the BANK ONE option will be equal to the number of shares of BANC ONE Common Stock subject to the BANC ONE option, and the exercise price per share of BANK ONE Common Stock subject to the BANK ONE option will be equal to the exercise price per share of BANC ONE Common Stock under the BANC ONE option. The duration and other terms of each such BANK ONE option will be substantially the same as the prior BANC ONE option.

  The Second Step Merger. At the Second Effective Time, each share of FCN Common Stock outstanding, other than shares held in FCN's treasury or held by BANK ONE or FCN or any subsidiary thereof (except, in both cases, for Trust Account Shares or DPC Shares), will be converted into the right to receive a number of shares of BANK ONE Common Stock equal to the Exchange Ratio (1.62), subject to customary antidilution adjustments as provided in the Agreement and described below. Because the Exchange Ratio is fixed and because the market prices of BANC ONE Common Stock (prior to the First Effective Time) and BANK ONE Common Stock (from and after the First Effective Time) are subject to fluctuation, the value of the shares of BANK ONE Common Stock that holders of FCN Common Stock will receive in the Merger may increase or decrease prior to and following the Merger.

  Each outstanding share of FCN Common Stock owned by BANK ONE or its subsidiaries or FCN or its subsidiaries (other than Trust Account Shares or DPC Shares) or by FCN as treasury stock will be canceled at the Second Effective Time and will cease to exist, and no BANK ONE Common Stock

THE MERGER
or other consideration will be delivered in exchange therefor. All shares of BANK ONE Common Stock that are owned by FCN (except for Trust Account Shares or DPC Shares) will become treasury stock of BANK ONE. Except for the foregoing, shares of BANK ONE Common Stock issued and outstanding immediately prior to the Second Effective Time will remain issued and outstanding immediately after consummation of the Second Step Merger.

  Each share of FCN Series B Preferred issued and outstanding immediately prior to the Second Effective Time will be exchangeable for one share of BANK ONE Series B Preferred. See "--Exchange of Certificates; Fractional Shares." The terms of the BANK ONE Series B Preferred will be substantially the same as the terms of the FCN Series B Preferred. Each share of FCN Series C Preferred issued and outstanding immediately prior to the Second Effective Time will be exchangeable for one share of BANK ONE Series C Preferred. See "--Exchange of Certificates; Fractional Shares." The terms of the BANK ONE Series C Preferred will be substantially the same as the terms of the FCN Series C Preferred. See "BANK ONE Capital Stock and Comparison of Shareholder Rights--Description of BANK ONE Capital Stock."

  Each stock option to acquire FCN Common Stock granted under FCN's stock option and incentive plans (collectively, the "FCN STOCK PLANS") outstanding and unexercised immediately prior to the Second Effective Time will be converted automatically at the Second Effective Time into, and will become, a stock option to purchase BANK ONE Common Stock and will continue to be governed by the terms of the FCN Stock Plans. The FCN Stock Plans will be assumed by BANK ONE. In each case, (i) the number of shares of BANK ONE Common Stock subject to the BANK ONE option will be equal to the product of the number of shares of FCN Common Stock subject to the FCN option and the Exchange Ratio, rounded to the nearest whole share, and (ii) the exercise price per share of BANK ONE Common Stock subject to the BANK ONE option will be equal to the exercise price per share of FCN Common Stock under the FCN option divided by the Exchange Ratio, rounded down to the nearest whole cent. The duration and other terms of each such BANK ONE option will be substantially the same as the prior FCN option. In any event, options that are incentive stock options under the Code shall be adjusted in the manner prescribed thereby.

  If, prior to the Second Effective Time, the outstanding shares of FCN Common Stock or BANC ONE Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of BANK ONE Common Stock) are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment will be made to the Exchange Ratio.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

  At or prior to the Second Effective Time, BANK ONE will deposit, or cause to be deposited, with First Chicago Trust Company of New York, or another bank or trust company reasonably acceptable to each of BANC ONE and FCN (the "EXCHANGE AGENT"), for the benefit of the holders of certificates of FCN Common Stock, certificates representing the shares of BANK ONE Common Stock, BANK ONE Preferred Stock and cash in lieu of any fractional shares (such certificates and cash, together with any dividends or distributions with respect thereto, being referred to herein as the "EXCHANGE FUND") to be issued pursuant to the Agreement in exchange for outstanding shares of FCN Common Stock and FCN Preferred Stock.

  As soon as is practicable after the Second Effective Time, a form of transmittal letter will be mailed by the Exchange Agent to the holders of FCN Common Stock and FCN Preferred Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing FCN Common Stock and FCN Preferred Stock.

                                                                      THE MERGER

  FCN COMMON STOCK OR FCN PREFERRED STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE FCN STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE SECOND EFFECTIVE TIME.

  Until the certificates representing FCN Common Stock or FCN Preferred Stock, as the case may be, are surrendered for exchange after the Second Effective Time, holders of such certificates will accrue but will not be paid dividends or other distributions declared after the Second Effective Time with respect to BANK ONE Common Stock or BANK ONE Preferred Stock into which their shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the Second Effective Time, there will be no transfers on the stock transfer books of FCN of shares of FCN Common Stock or FCN Preferred Stock issued and outstanding immediately prior to the Second Effective Time. If certificates representing shares of FCN Common Stock or FCN Preferred Stock are presented after the Second Effective Time, they will be canceled and exchanged for the relevant certificate representing the applicable shares of BANK ONE Common Stock or BANK ONE Preferred Stock.

  No fractional shares of BANK ONE Common Stock will be issued to any holder of FCN Common Stock upon consummation of the Merger. For each fractional share that would otherwise be issued, BANK ONE will pay cash in an amount equal to such fraction multiplied by the average of the closing sale prices of BANC ONE Common Stock on the NYSE as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Second Effective Time. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates.

  None of BANC ONE, FCN or BANK ONE, nor any other person, will be liable to any former holder of FCN Common Stock or FCN Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate for FCN Common Stock or FCN Preferred Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

  Shares of BANC ONE Common Stock that are converted into shares of BANK ONE Common Stock in the First Step Merger will be so converted automatically at the First Effective Time, and holders thereof will not be required to exchange certificates representing such shares of BANC ONE Common Stock or otherwise take any action as a result of the consummation of the First Step Merger. THERE IS NO NEED FOR BANC ONE SHAREHOLDERS TO SUBMIT THEIR SHARE CERTIFICATES TO BANC ONE, FCN, BANK ONE, THE EXCHANGE AGENT OR TO ANY OTHER PERSON IN CONNECTION WITH THE MERGER.

  For a description of the BANK ONE Common Stock and a description of the differences between the rights of the holders of BANC ONE Common Stock and FCN Common Stock, on the one hand, and holders of BANK ONE Common Stock, on the other, see "Capital Stock and Comparison of Shareholder Rights."

FIRST EFFECTIVE TIME; SECOND EFFECTIVE TIME

  The First Effective Time will be as set forth in the certificate of merger that will be filed with the Secretary of State of the State of Ohio and the certificate of merger that will be filed with the Secretary of State of the State of Delaware on the closing date of the Merger (the "CLOSING DATE"). The Second Effective Time will be as set forth in the certificate of merger that will be filed with the Secretary of State of the State of Delaware on the Closing Date. The Closing Date will occur on a date to be specified by the parties, which date shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the Merger set forth in Article VIII of the Agreement. BANC ONE and FCN each anticipate that the Merger

THE MERGER
will be consummated during the fiscal quarter ending December 31, 1998. However, the consummation of the Merger could be delayed if there is a delay in obtaining the Requisite Regulatory Approvals (as defined herein). There can be no assurances as to if or when such approvals will be obtained or that the Merger will be consummated. If the Merger is not effected on or before April 10, 1999, the Agreement may be terminated by either BANC ONE or FCN, unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Agreement to perform or observe the covenants and agreements of such party set forth therein. See "--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

REPRESENTATIONS AND WARRANTIES

  The Agreement contains representations and warranties of BANC ONE and BANK ONE, on the one hand, and FCN, on the other, as to, among other things: (i) the corporate organization and existence of each party and its subsidiaries (including that each is duly organized, validly existing and in good standing with the corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted); (ii) the capitalization of each party (including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance); (iii) ownership of all outstanding shares of capital stock by each party of its subsidiaries; (iv) the corporate power and authority of each party to execute and deliver the Agreement and to consummate the transactions contemplated thereby; (v) the compliance of the Agreement with (a) the certificate or articles of incorporation and by-laws or code of regulations, as applicable, of each party, (b) applicable law, and (c) certain material agreements, including the absence of events of default or acceleration thereunder; (vi) absence of any required governmental and third-party approvals other than those specified in the Agreement; (vii) the timely filing of required regulatory reports; (viii) each party's financial statements and filings with the Commission (including that such information is a fair presentation of the financial condition and results of operations thereof and is in compliance with GAAP); (ix) the absence of certain changes in each party's business since December 31, 1997;
(x) the absence of material legal proceedings and injunctions; (xi) the filing and accuracy of each party's tax returns; (xii) each party's employee benefit plans and related matters (including operation and administration of such plans in accordance with applicable law); (xiii) each party's compliance with applicable law; (xiv) the validity of, and the absence of material defaults under, certain contracts; (xv) agreements between each party and regulatory agencies; (xvi) the absence of certain activities prohibited by the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") and the compliance with law of the trust activities of banking subsidiaries; (xvii) title to and accounting for investment securities; (xviii) the use of interest rate risk management instruments such as swaps and options; (xix) the absence of undisclosed liabilities; (xx) insurance; (xxi) the absence of environmental liabilities; (xxii) in the case of FCN, the inapplicability to the Merger of the Delaware takeover law or Article Thirteenth (as defined herein) of the FCN Certificate; (xxiii) in the case of BANC ONE, the inapplicability to the Merger of the Ohio takeover law or Article Tenth of the Amended Articles of Incorporation of BANC ONE (the "BANC ONE ARTICLES"); (xxiv) "Year 2000" risk management plan and the absence of notices of deficiency from regulators with respect thereto; (xxv) in the case of BANC ONE and BANK ONE, the absence of any material business activity of BANK ONE prior to the First Effective Time; and (xxvi) qualification of the Merger as a reorganization under 368(a) of the Code and for "pooling of interests" accounting treatment.

CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS

  Pursuant to the Agreement, prior to the Second Effective Time each of BANC ONE and FCN have agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and
(iii) take no action which would adversely

                                                                     THE MERGER
affect or delay the ability of either BANC ONE or FCN to obtain any Requisite Regulatory Approvals or to perform its covenants and agreements under the Agreement or the Option Agreements.

  BANC ONE and FCN have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. BANC ONE and FCN have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the Merger. BANC ONE and FCN have further agreed, subject to the terms and conditions of the Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the Merger. BANC ONE also agreed to cause the shares of BANK ONE Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the First Effective Time. BANC ONE and FCN also agreed that the employee benefit plans in place at the Second Effective Time with respect to employees of BANC ONE and FCN, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company (the "NEW BENEFIT PLANS"). BANC ONE and FCN have indicated their intention to develop New Benefit Plans as soon as practicable after consummation of the Merger, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the combined company who were covered by FCN Benefit Plans (as defined herein), on the one hand, and those covered by BANC ONE Benefit Plans (as defined herein), on the other, at the Second Effective Time. BANC ONE and FCN also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "--Interests of Certain Persons in the Merger."

  Each of BANC ONE and FCN has further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions and for the purposes set forth in the Agreement.

  BANC ONE and BANK ONE have agreed to take, prior to the First Effective Time, such action as required to amend the BANK ONE Certificate to authorize sufficient shares of BANK ONE Common Stock and BANK ONE Preferred Stock to complete the transactions contemplated hereby.

  BANC ONE and FCN have agreed that they will, before the First Effective Time, coordinate with the other party with respect to the issuance of, and pursuant thereto shall issue, shares of BANC ONE Common Stock or FCN Common Stock, as may be appropriate, in such manner, and limited to such number, as is necessary to reduce the aggregate number of "tainted treasury shares" of such parties to a number that is consistent with the accounting of the Merger as a "pooling of interests" under GAAP.

  In addition, except as expressly contemplated by the Agreement or specified in a schedule thereto, or as contemplated by the Option Agreements, each of BANC ONE and FCN has agreed that without the consent of the other party, it and its subsidiaries will not, among other things:

    (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of BANC ONE or any of its subsidiaries to BANC

THE MERGER

  ONE or any of its subsidiaries, on the one hand, or of FCN or any of its subsidiaries to FCN or any of its subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

    (ii) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (a) in the case of FCN, for regular quarterly cash dividends at a rate not in excess of $.44 per share of FCN Common Stock and regular quarterly cash dividends on the FCN Preferred Stock outstanding as of the date of the Agreement at the rate set forth in the applicable certificate of designation, (b) in the case of BANC ONE, for regular quarterly cash dividends on BANC ONE Common Stock at a rate not in excess of $.38 per share of BANC ONE Common Stock and regular quarterly cash dividends on the BANC ONE Preferred Stock outstanding as of the date of the Agreement at the rates set forth in the BANC ONE Articles for such BANC ONE Preferred Stock, (c) for dividends paid by any of the subsidiaries of each of BANC ONE and FCN to BANC ONE or FCN or any of their subsidiaries, respectively, and dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of FCN and BANC ONE, and (d) in the case of BANC ONE, for the redemption of all of the shares of BANC ONE Series C $3.50 Cumulative Convertible Preferred Stock outstanding as of the date of the Agreement as described in the BANC ONE Annual Report on Form 10-K for the fiscal year ended December 31, 1997); grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except for options converted in connection with BANC ONE's acquisition of First Commerce Corporation, a Louisiana corporation (the "FIRST COMMERCE MERGER"), and for regular periodic grants of options to purchase stock made in the ordinary course of business consistent with past practice pursuant to the BANC ONE Option Plans and the FCN Stock Plans); or issue any additional shares of capital stock except pursuant to
  (1) the exercise of stock options or warrants outstanding as of April 10, 1998 and options issued thereafter in compliance with the Agreement, (2) the Option Agreements, (3) in the case of BANC ONE, the consummation of the First Commerce Merger, (4) in the case of FCN, in connection with the FCN Dividend Reinvestment and Stock Purchase Plan and the FCN Employee Stock Purchase and Savings Plan in the ordinary course of business and consistent with past practice, and in connection with the Asset Purchase Agreement, dated as of November 18, 1997, as amended, between FCN and Roney & Co., L.L.C.;

    (iii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Agreement;

    (iv) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

    (v) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                                                                      THE MERGER

    (vi) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

    (vii) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the Agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

    (viii) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

    (ix) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code, provided that the Agreement will not limit the ability of BANC ONE or FCN to exercise its rights under the FCN Option Agreement (as defined herein) or the BANC ONE Option Agreement (as defined herein), as the case may be;

    (x) amend its Certificate or Articles of Incorporation, as the case may be, or its By-Laws or Regulations, as the case may be;

    (xi) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

    (xii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Agreement being or becoming untrue in any material respect at any time prior to the Second Effective Time, or in any of the conditions to the Merger set forth in the Agreement not being satisfied or in a violation of any provision of the Agreement, except, in every case, as may be required by applicable law;

    (xiii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

    (xiv) agree to, or make any commitment to, take any of the actions listed above.

CONDITIONS TO CONSUMMATION OF THE MERGER

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the First Effective Time:

    (i) the Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of BANC ONE Common Stock and FCN Common Stock entitled to vote thereon;

    (ii) the shares of BANK ONE Common Stock and BANK ONE Preferred Stock that are to be issued to FCN Stockholders upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

    (iii) the Requisite Regulatory Approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

THE MERGER

    (iv) the Registration Statement (as defined herein) of which this Joint Proxy Statement-Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

    (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by the Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the Merger;

    (vi) BANC ONE and FCN each shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to BANC ONE and FCN, dated as of the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Second Effective Time: (a) each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code; BANC ONE and BANK ONE will each be a party to the reorganization in respect of the First Step Merger; and BANK ONE and FCN will each be a party to the reorganization in respect of the Second Step Merger; (b) no gain or loss will be recognized by BANC ONE or BANK ONE as a result of the First Step Merger, or by BANK ONE or FCN as a result of the Second Step Merger;
  (c) no gain or loss will be recognized by BANC ONE Shareholders who receive solely BANK ONE Common Stock for their BANC ONE Common Stock pursuant to the First Step Merger; and (iv) no gain or loss will be recognized by the stockholders of FCN who exchange their FCN Capital Stock solely for BANK ONE Capital Stock pursuant to the Second Step Merger (except with respect to cash received in lieu of a fractional share interest in BANK ONE Capital Stock);

    (vii) BANC ONE and FCN shall have received a letter from their respective independent accountants, respectively, addressed to BANC ONE or FCN, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment;

    (viii) the representations and warranties of the other party to the Agreement shall be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on the Closing Date, provided that for purposes of this condition, such representations and warranties will be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations and warranties, would have a material adverse effect (as such term is defined in the Agreement) on such party; and

    (ix) each party shall have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Closing Date.

  In addition, the obligation of FCN to consummate the Second Step Merger is subject to the additional condition that the First Effective Time shall have occurred and the First Step Merger shall have been consummated.

  No assurance can be provided as to if or when the Requisite Regulatory Approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not effected on or before April 10, 1999, the Merger Agreement may be terminated by either BANC ONE or FCN,

                                                                     THE MERGER
unless the failure to effect the Merger by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

  BANC ONE and FCN have agreed to use their best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the Agreement (together with the expiration of any statutory waiting periods in respect thereof, the "REQUISITE REGULATORY APPROVALS"), which include approval from the Federal Reserve Board and various state regulatory authorities, and either intend to complete the filing of applications and notifications to obtain such Requisite Regulatory Approvals promptly after the date of this Joint Proxy Statement-Prospectus or have completed the filing of such applications and notifications prior to such date. The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. There can be no assurance that such Requisite Regulatory Approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the United States Department of Justice ("DOJ") or any state attorney general will not attempt to challenge the Merger on antitrust grounds, or, if such a challenge is made, as to the result thereof.

  BANC ONE and FCN are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the Merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

  Federal Reserve Board. The Merger is subject to approval by the Federal Reserve Board pursuant to Sections 3 and 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA"), and Sections 25 and 25(a) of the Federal Reserve Act, as amended (the "FEDERAL RESERVE ACT"). BANC ONE and FCN filed the required application and notification with the Federal Reserve Board for approval of the Merger on June 4, 1998. Assuming Federal Reserve Board approval, the Merger may not be consummated until 30 days after such approval, during which time the DOJ may challenge the Merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the DOJ, the waiting period may be reduced to no less than 15 days.

  The Federal Reserve Board is prohibited from approving any transaction under the applicable statutes that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

  In addition, in reviewing a transaction under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of BANC ONE and FCN, current and projected economic conditions in the Midwest and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

THE MERGER

  In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of BANC ONE and FCN in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. Each of BANC ONE's and FCN's banking subsidiaries has either an outstanding or satisfactory CRA rating with the appropriate federal regulator. None of BANC ONE's or FCN's banking subsidiaries received any negative comments from its respective federal regulator in its last CRA examination relating to such ratings that were material and remain unresolved.

  The Federal Reserve Board will furnish notice and a copy of the application for approval of the Merger to the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC") and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from any of these agencies within such 30-day period. Furthermore, the BHCA and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by BANC ONE and FCN for approval of the Merger, and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board. On July 22, 1998, the Federal Reserve Board announced that it would hold a one-day public hearing concerning the Merger on August 13, 1998.

  As noted above, the Merger may not be consummated until 30 days after Federal Reserve Board approval, during which time the DOJ may challenge the Merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the DOJ, the waiting period may be reduced to no less than 15 days. The commencement of an antitrust action by the DOJ would stay the effectiveness of Federal Reserve Board approval of the Merger unless a court specifically orders otherwise. In reviewing the Merger, the DOJ could analyze the Merger's effect on competition differently than the Federal Reserve Board, and thus it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board regarding the Merger's competitive effects. Failure of the DOJ to object to the Merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

  In general, the Federal Reserve Board and the DOJ will examine the impact of the Merger on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

  BANC ONE's and FCN's rights to exercise their respective options under the Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Option Agreements would result in BANC ONE or FCN, as the case may be, owning more than 5% of the outstanding shares of FCN Common Stock or BANC ONE Common Stock, respectively. In considering whether to approve BANC ONE's or FCN's right to exercise its respective option, including its respective right to purchase more than 5% of the outstanding shares of FCN Common Stock or BANC ONE Common Stock, as the case may be, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

  State Regulatory Authorities. Applications or notifications have been or will be filed with various state financial institution regulatory and insurance authorities in connection with acquisitions or changes in control of subsidiaries of BANC ONE and FCN that may be deemed to result from the consummation of the Merger. In addition, the Merger may be reviewed by the attorneys general in

                                                                      THE MERGER
the various states in which BANC ONE and FCN own banking subsidiaries. Such authorities may be empowered under the applicable state laws and regulations to investigate and/or disapprove the Merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not file an antitrust action to enjoin the Merger.

  Other Requisite Approvals, Notices and Consents. Certain other approvals, notices or consents may be required from certain regulatory authorities in connection with the changes, as a result of the Merger, in the ownership of certain businesses that are controlled by FCN, including the NYSE, certain other securities exchanges, the National Association of Securities Dealers, Inc. and certain other self-regulatory agencies.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material anticipated United States federal income tax consequences of the Merger to BANC ONE Shareholders and holders of FCN Capital Stock, including FCN Stockholders, who hold such stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address United States federal income tax considerations applicable to stockholders subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired their shares of BANC ONE Common Stock or FCN Capital Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold BANC ONE Common Stock or FCN Capital Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

  BANC ONE SHAREHOLDERS AND FCN STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM.

  General. In connection with the filing of the Registration Statement, each of BANC ONE and FCN has received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to BANC ONE and FCN, dated the date hereof, addressing the United States federal income tax consequences of the Merger described below. Such opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion that are consistent with the expected state of facts existing at the First Effective Time and the Second Effective Time, as applicable. In rendering this opinion, Wachtell, Lipton, Rosen & Katz has required and relied upon factual representations contained in certificates of officers of BANC ONE, FCN and BANK ONE. The opinion is to the effect that, for United States federal income tax purposes:

    (i) Each of the First Step Merger and the Second Step Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, BANC ONE and BANK ONE will each be a party to the reorganization in respect of the First Step Merger, and BANK ONE and FCN will each be a party to the reorganization in respect of the Second Step Merger;

    (ii) No gain or loss will be recognized by BANC ONE or BANK ONE as a result of the First Step Merger, or by BANK ONE or FCN as a result of the Second Step Merger;

    (iii) No gain or loss will be recognized by the BANC ONE Shareholders who receive solely BANK ONE Common Stock for their BANC ONE Common Stock pursuant to the First Step Merger; and

THE MERGER

    (iv) No gain or loss will be recognized by the holders of FCN Capital Stock who exchange their FCN Capital Stock solely for BANK ONE Capital Stock pursuant to the Second Step Merger (except with respect to cash received in lieu of a fractional share interest in BANK ONE Capital Stock).

  The respective obligations of BANC ONE and FCN to consummate the Merger are conditioned upon the receipt of a further opinion of Wachtell, Lipton, Rosen & Katz, dated the Closing Date and as further described under "--Conditions to Consummation of the Merger." In the event that either BANC ONE or FCN fails to receive such opinion, BANC ONE or FCN determines to waive the condition to its obligation to consummate the Merger relating thereto and the material federal income tax consequences to BANC ONE Shareholders or FCN Stockholders, as the case may be, are different from those described above, BANC ONE or FCN, as the case may be, will resolicit the BANC ONE Shareholders or the FCN Stockholders, respectively, prior to proceeding with consummation of the Merger. None of the tax opinions to be delivered to the parties in connection with the Merger as described herein are binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger. Accordingly, there can be no assurance that the IRS will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

  The receipt of a cash payment in respect of Dissenting Shares by a Dissenting BANC ONE Shareholder will be a taxable event for United States federal income tax purposes, and any such shareholder should consult with his or her tax advisor with respect to the tax impact of such a cash payment in his or her individual situation. Based upon the current ruling position of the IRS, cash received by an FCN Stockholder in lieu of a fractional share interest in BANK ONE Common Stock will be treated as received in redemption of such fractional share interest, and an FCN Stockholder should generally recognize capital gain or loss for United States federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of FCN Common Stock allocable to such fractional share interest. Such gain or loss should be a long-term capital gain or loss if the holding period for such share of FCN Common Stock is greater than one year at the Second Effective Time. In the case of individual FCN Stockholders, such capital gain will be taxed at a maximum rate of 28% if such FCN Stockholder's holding period is more than one year but not more than 18 months, and at a maximum rate of 20% if such holding period is more than 18 months. The holding period of a share of BANK ONE Common Stock received in the Second Step Merger (including a fractional share interest deemed received and redeemed as described above) will include the holder's holding period in the FCN Common Stock surrendered in exchange therefor.

  Information Reporting and Backup Withholding. Payments in respect of FCN Capital Stock may be subject to information reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a holder of FCN Capital Stock or other payee if such stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter, or otherwise proves to the combined company and the Exchange Agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a "pooling of interests" transaction under GAAP. Under such method of accounting, FCN Stockholders and BANC ONE Shareholders will be deemed to have combined their existing voting common stock interests by virtue of the conversion of shares of BANC ONE Common Stock into (in the case of BANC ONE Shareholders), or the exchange of their shares of FCN Common Stock for (in the case of FCN Stockholders), shares of BANK ONE Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of each of BANC ONE and FCN, as reported on its respective consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined company and no goodwill will be created. The combined company will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the Merger occurs; however, certain expenses incurred to effect the

                                                                     THE MERGER

Merger must be treated as current charges against income rather than adjustments to the balance sheet. Historically, BANC ONE and FCN have both undertaken stock repurchase programs, resulting in ownership of treasury shares. Under the "pooling of interests" method of accounting, such shares, if considered "tainted" under applicable accounting principles, combined with intercorporate common stock holdings, fractional shares in lieu of which cash is issued and Dissenting Shares, must be less than 10 percent of the shares expected to be issued in the Merger. BANC ONE and FCN expect to meet this 10 percent de minimis test by the effective date of the Merger. BANC ONE and FCN have rescinded their respective stock repurchase programs on May 14, 1997 and April 10, 1998, respectively. However, in order to avoid disruption of an orderly market for BANC ONE shares, on January 21, 1998, the BANC ONE Board authorized the purchase from a Board member of up to 2,800,000 shares at a discount from market of $.50, which transaction was completed January 22, 1998.

  It is a condition to consummation of the Merger that BANC ONE and FCN receive a letter from their respective independent accountants to the effect that the Merger will be accounted for as a "pooling of interests." See "-- Conditions to Consummation of the Merger."

  The unaudited pro forma financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "Summary--Unaudited Comparative Per Share Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement provides that the Merger may be terminated at any time prior to the First Effective Time, whether before or after approval by holders of BANC ONE Common Stock and FCN Common Stock:

    (i) by mutual consent of BANC ONE and FCN in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;

    (ii) by either the BANC ONE Board or the FCN Board if any governmental entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement;

    (iii) by either the BANC ONE Board or the FCN Board if the Merger is not consummated on or before April 10, 1999, unless the failure of the Second Effective Time to occur by such date is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

    (iv) by either the BANC ONE Board or the FCN Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the Merger Agreement on the part of FCN, in the case of a termination by BANC ONE, or BANC ONE or BANK ONE, in the case of a termination by FCN, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions described in paragraph (viii) under "--Conditions to Consummation of the Merger," which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Second Effective Time; or

    (v) by either BANC ONE or FCN if any approval of the stockholders of BANC ONE or FCN required for consummation of the Second Step Merger, or the approval of the BANC ONE Shareholders required for the consummation of the First Step Merger, shall have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof.

THE MERGER

  Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger and the transactions contemplated thereby will be paid by the party incurring such expenses, except that the costs and expenses of printing and mailing this Joint Proxy Statement-Prospectus, and all filing and other fees paid to the Commission in connection with the Merger, will be borne equally by BANC ONE and FCN.

EXTENSION, WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

  Extension and Waiver. At any time prior to the Second Effective Time, BANC ONE and FCN, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Agreement or in any document delivered pursuant to the Agreement and (iii) waive compliance with any of the agreements or conditions contained in the Agreement; except that after any approval of the transactions contemplated by the Agreement by the respective stockholders of BANC ONE or FCN, there may not be, without further approval of such stockholders, any extension or waiver of the Agreement which reduces the amount or changes the form of the consideration to be delivered to the FCN Stockholders or into which shares of BANC ONE Common Stock will be converted pursuant to the First Step Merger, other than as contemplated by the Agreement.

  Amendment. Subject to compliance with applicable law, the Agreement may be amended by BANC ONE, FCN and BANK ONE, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by BANC ONE Shareholders or FCN Stockholders, except that after any approval of the transactions contemplated by the Merger Agreement by the BANC ONE Shareholders or FCN Stockholders, there may not be, without further approval of such stockholders, any amendment of the Agreement which changes the amount or the form of the consideration to be delivered to the holders of FCN Common Stock or into which shares of BANC ONE Common Stock will be converted pursuant to the First Step Merger, other than as contemplated by the Merger Agreement.

EMPLOYEE BENEFITS AND PLANS

  From and after the Second Effective Time, unless otherwise mutually determined, the employee or director benefit plans, arrangements or agreements maintained, or contributed to, as of the date of the Agreement, by FCN and certain affiliates and disclosed to BANC ONE in connection with the execution and delivery of the Agreement (the "FCN BENEFIT PLANS") and by BANC ONE and certain affiliates and disclosed to FCN in connection with the execution and delivery of the Agreement (the "BANC ONE BENEFIT PLANS"), in each case as in effect as of the date of the Agreement, will remain in effect with respect to employees of FCN or BANC ONE (or their subsidiaries) covered by such plans at the Second Effective Time and may cover, and awards thereunder may be provided to, such additional employees of the combined company as shall be determined by the combined company in accordance with the terms therewith after the Second Effective Time, until such time as BANK ONE, subject to applicable law, the terms of the Agreement and the terms of such plans, adopts New Benefit Plans. In the Agreement, FCN and BANC ONE have agreed that, prior to the Closing Date, they will cooperate in reviewing, evaluating and analyzing the BANC ONE Benefit Plans and FCN Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger. Such New Benefit Plans will (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees of the Surviving Corporation who were covered by FCN Benefit Plans, on the one hand, and those covered by BANC ONE Benefit Plans, on the other hand, at the Second Effective Time.

                                                                     THE MERGER

  BANK ONE is obligated under the Agreement to honor in accordance with their terms all BANC ONE Benefit Plans, FCN Benefit Plans and other employee benefit plans, contracts, arrangements, commitments or understandings, except that BANK ONE may amend, modify or terminate any BANC ONE Benefit Plans, FCN Benefit Plans, or other employee benefit plans, contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

  The Second Step Merger will constitute a "change of control" under certain FCN Stock Plans. As a consequence, in connection with the Merger, certain stock options awarded under such plans will become fully vested and exercisable, certain restricted stock awards issued under such plans will become fully vested and transferable, and certain performance shares granted under such plans will be deemed earned at the maximum performance level. See "--Interests of Certain Persons in the Merger."

  It is not anticipated that the Merger will affect FCN's current offering under the FCN Employee Stock Purchase and Savings Plan (the "FCN ESPSP"). See "--Interests of Certain Persons in the Merger."

STOCK EXCHANGE LISTING

  BANC ONE has agreed to cause the shares of BANK ONE Common Stock and BANK ONE Preferred Stock to be issued in the Merger to be approved for listing on the NYSE. It is a condition to the consummation of the Merger that such shares of BANK ONE Common Stock and BANK ONE Preferred Stock be authorized for listing on the NYSE, subject to official notice of issuance.

EXPENSES

  The Agreement provides that each of BANC ONE, FCN and BANK ONE will pay its own expenses in connection with the Merger and the transactions contemplated thereby, provided that BANC ONE and FCN will divide equally the payment of all printing costs, filing fees and registration fees paid to the Commission in connection with the Merger.

DIVIDENDS

  The Agreement provides that BANC ONE and FCN will coordinate the declaration and payment of dividends in respect of BANC ONE Common Stock and/or FCN Capital Stock and any shares of BANK ONE Capital Stock any such holder receives in exchange therefor in the Merger with the intent that holders thereof will not receive two dividends for a single quarter or fail to receive one dividend which they would otherwise receive in the absence of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of BANC ONE's and FCN's management and the BANC ONE Board and FCN Board may be deemed to have certain interests in the Merger that are in addition to their interests as BANC ONE Shareholders or FCN Stockholders generally. The BANC ONE and FCN Boards were aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

  The directors, officers and principal stockholders of FCN and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with BANC ONE and its subsidiaries and affiliates. The directors, officers and principal stockholders of BANC ONE and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with FCN and its subsidiaries and affiliates. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

THE MERGER

  Change of Control Agreements. Change of control severance agreements are in effect between FCN and certain key executive officers of FCN, including Messrs. Istock and Vitale, Thomas H. Jeffs II, Vice Chairman of FCN, and Andrew J. Paine, Jr., Executive Vice President of FCN. These executive change of control agreements (the "CHANGE OF CONTROL AGREEMENTS") were effective as of July 11, 1995, and provide, generally, that if an executive officer terminates his employment for any reason during the 30-day period which begins one year after a Change of Control (as defined in the Change of Control Agreements), or if, during the three years following a Change of Control, the executive's employment is terminated (other than for cause (as defined in the Change of Control Agreements) or due to death or disability) or the executive terminates employment for good reason (as defined in the Change of Control Agreements), the executive will be entitled to receive a severance payment consisting of:
(i) the executive's base salary through the date of termination, (ii) a proportionate bonus based upon the average bonus paid to the executive with respect to the three fiscal years prior to the date of the Change of Control (the "AVERAGE BONUS"), (iii) two and one-half times the sum of the executive's base salary and the Average Bonus, and (iv) unpaid deferred compensation and vacation pay. The Second Step Merger will constitute a Change of Control for purposes of the Change of Control Agreements. In addition to the severance payment, upon a covered termination following a Change of Control, the executive will be entitled to a payment having an actuarial present value equal to the additional pension benefits under FCN's qualified and supplemental retirement plans that the executive would have received had the executive remained employed for 30 months after the date of termination. The factors that provide the basis for calculating the severance payments and additional service credit payments vary over time, and consequently can only be determined as of the specific date upon which any such payments accrue. If payments were to be made at the Second Effective Time, the total of such payments and additional service credit payments to each of Messrs. Istock, Jeffs, Vitale and Paine would be approximately $5,788,896, $3,873,386, $7,463,312, and $2,438,413,
respectively. FCN will also provide the executive with continued medical and welfare benefits coverage for 30 months after the date of termination and with outplacement services and the continuation of certain other employment-related perquisites for one year after termination. If any amounts payable to an executive under the Change of Control Agreement or otherwise would subject such executive to the excise tax under section 4999 of the Code, FCN will make a payment to the executive such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed, provided that, if such payments (excluding additional amounts payable due to the excise tax) are not at least $50,000 in excess of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the executive will be reduced to an amount necessary to prevent the application of the excise tax. Pursuant to the terms of FCN's Personal Pension Account Plan and Supplemental Personal Pension Account Plan, the Second Step Merger will cause the accrued benefits of all participants in such plans, including certain executive officers, to become fully and immediately vested without regard to length of service.

  Stock-Based Rights. The Agreement provides that, at the Second Effective Time, each outstanding stock option to acquire shares of FCN Common Stock granted under the FCN Stock Plans will cease to represent the right to acquire shares of FCN Common Stock and will be converted into and become a right with respect to BANK ONE Common Stock, and the FCN Stock Plans will be assumed by BANK ONE. Pursuant to the terms of certain FCN Stock Plans, in connection with the transaction contemplated by the Agreement, the stock options and restricted stock awards held by employees of FCN, including certain executive officers and non-employee directors of FCN, will become fully vested and exercisable and all restrictions on any such awards will lapse. The number of nonexercisable stock options to acquire shares of FCN Common Stock held by Messrs. Istock, Jeffs, Vitale and Paine and the other executive officers of FCN as a group that will become fully vested and exercisable as a result of the transactions contemplated by the Agreement are 219,531 (with a weighted average exercise price of $66.77), 66,000 (with a weighted average exercise price of $59.29),

                                                                      THE MERGER

56,000 (with a weighted average exercise price of $64.24), 21,000 (with a weighted average exercise price of $58.34) and 245,817 (with a weighted average exercise price of $64.89), respectively. The number of shares of restricted stock (not including performance shares granted as restricted stock) which will fully vest and become transferable at the Second Effective Time held by Messrs. Istock, Jeffs, Vitale and Paine and the other executive officers of FCN as a group are 11,522, 10,772, 0, 750 and 3,150, respectively. Pursuant to the terms of certain FCN Stock Plans, in connection with the Second Step Merger, the performance shares granted thereunder will be deemed earned and payable based on deemed achievement of the maximum performance criteria specified therein. The number of performance shares held by Messrs. Istock, Jeffs, Vitale and Paine and the other executive officers of FCN as a group that are not expected to be earned as of the Second Effective Time and that will accordingly become earned and payable as a result of the Second Step Merger are 156,218, 60,843, 57,819, 18,375 and 243,092, respectively.

  Director Stock Plan. Pursuant to the terms of the FCN Stock Plan for non-officer directors of FCN, such directors are permitted to have their annual cash retainer from FCN paid in FCN Common Stock, options on FCN Common Stock or FCN Common Stock stock units instead of in cash. At the Second Effective Time, 4,842 stock options (with a weighted average exercise price of $87.47) held by directors under the plan will become fully exercisable.

  FCN ESPSP. As it is currently anticipated by BANC ONE and FCN that the Merger will be completed in the fourth quarter of 1998, FCN employees, including the executive officers of FCN, participating in the current offering under the FCN ESPSP will be eligible to purchase shares of FCN Common Stock on September 30, 1998 pursuant to the original terms of such offering. Should the Merger be completed prior to September 30, 1998, the consummation of the Second Step Merger will be deemed a "purchase date" under such plan, and each participant in the plan, including certain executive officers of FCN, will have the right to elect to receive a distribution of the cash in such participant's savings account or to use the cash to purchase shares of BANK ONE Common Stock at a purchase price adjusted to reflect the Exchange Ratio.

  Retention. In the Agreement, BANC ONE and FCN have agreed to coordinate in establishing a key employee retention program, consistent with the companies' strategy for the Merger, in order to provide for equitable treatment of similarly situated employees of each company, and to retain and provide appropriate incentives to key personnel for the benefit of the combined company. As part of this program, BANC ONE and FCN expect to cause the Surviving Corporation to issue options on BANK ONE Common Stock to certain key personnel. As of the date of this Joint Proxy Statement-Prospectus, BANC ONE and FCN had not finally identified the recipients of benefits, payments or awards under this program, or the amounts of such benefits, payments or awards to specific recipients. BANC ONE and FCN intend that such benefits, payments or awards, including grants of stock options, will be mutually determined by the appropriate committees of the respective Boards of Directors of each company.

  Indemnification; Directors and Officers Insurance. The Agreement provides that, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of FCN, BANC ONE, BANK ONE, any of their respective subsidiaries or any of their predecessors (the "INDEMNIFIED PARTIES") is, or is threatened to be, made a party based in whole or in part on, or pertaining to, (i) the fact that such person was a director, officer or employee of FCN, BANC ONE, BANK ONE, any of their respective subsidiaries or any of their predecessors, or (ii) the Agreement, the Option Agreements or the transactions contemplated thereby, BANK ONE will, subject to the conditions set forth in the Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. The Agreement provides that BANK ONE's obligation to indemnify any Indemnified Party will continue for a period of at least six years following the Second Effective Time, provided

THE MERGER
that rights to indemnification in respect of any claim asserted or made within such period will continue until final disposition of such claim. The Agreement further provides that BANK ONE will, subject to the conditions set forth in the Agreement, use its best efforts to cause the persons serving as officers and directors of FCN immediately prior to the Merger to be covered for a period of at least six years following the Second Effective Time by FCN's directors' and officers' liability insurance policy (or any equivalent substitute therefor), provided that BANK ONE will not be required to expend more than 200% of the current amount expended by FCN to procure such insurance.

  BANK ONE will also adopt, as of the Second Effective Time, the policy of FCN in respect of directors' and officers' insurance as in effect on the date of the Agreement.

BANC ONE AND FCN OPTION AGREEMENTS

  Concurrently with the execution of the Agreement, BANC ONE executed and delivered a stock option agreement, dated April 10, 1998 (the "BANC ONE OPTION AGREEMENT"), pursuant to which BANC ONE granted FCN an option to purchase BANC ONE Common Stock from BANC ONE under the conditions set forth below (the "BANC ONE OPTION"). At the same time, FCN executed and delivered a stock option agreement, dated April 10, 1998 (the "FCN OPTION AGREEMENT" and, together with the BANC ONE Option Agreement, the "OPTION AGREEMENTS"), pursuant to which FCN granted to BANC ONE an option to purchase FCN Common Stock from FCN under the conditions set forth below (the "FCN OPTION"). BANC ONE and FCN approved and entered into the Option Agreements to induce each other to enter into the Agreement.

  Except as otherwise noted below, the terms and conditions of the BANC ONE Option Agreement and the FCN Option Agreement are identical in all material respects. For purposes of this section, except as otherwise noted, (i) the BANC ONE Option Agreement or the FCN Option Agreement, as the case may be, is sometimes referred to as the "ISSUER OPTION AGREEMENT," (ii) BANC ONE, as issuer of the BANC ONE Common Stock, and FCN, as issuer of the FCN Common Stock, upon the exercise of the BANC ONE Option and the FCN Option, respectively, are sometimes individually referred to as the "ISSUER," (iii) BANC ONE and FCN, as the holder of the FCN Option and the BANC ONE Option, respectively, are sometimes individually referred to as the "OPTIONEE," (iv) the BANC ONE Option or the FCN Option, as the case may be, is sometimes referred to as the "ISSUER OPTION" and (v) the BANC ONE Common Stock and the FCN Common Stock, as the case may be, is referred to as "ISSUER COMMON STOCK."

  The Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement. Consequently, certain aspects of the Option Agreements may have the effect of discouraging persons who might now or at any other time prior to the Second Effective Time be interested in acquiring all of or a significant interest in BANC ONE or FCN from considering or proposing such an acquisition, even if, in the case of FCN, such persons were prepared to offer to pay consideration to the FCN Stockholders that had a higher current market price than the shares of BANK ONE Common Stock to be received per share of FCN Common Stock pursuant to the Agreement. The acquisition of BANC ONE or FCN could cause the BANC ONE Option or the FCN Option, as the case may be, to become exercisable. The existence of the Issuer Options could significantly increase the cost to a potential acquiror of acquiring either Issuer compared to its cost had the Option Agreements and the Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire such Issuer than it might otherwise have proposed to pay. Moreover, following consultation with their respective independent accountants, FCN and BANC ONE believe that the exercise or repurchase of either of the Issuer Options is likely to prohibit any other acquiror of an Issuer from accounting for any acquisition of such Issuer using the "pooling of interests" accounting method for a period of two years.

                                                                      THE MERGER

  The BANC ONE Option Agreement provides for the purchase by FCN of up to 128,122,944 shares (the "BANC ONE OPTION SHARES" or the "ISSUER OPTION SHARES," as the case may be) of BANC ONE Common Stock at an exercise price of $61.75 per share, payable in cash. The BANC ONE Option Shares, if issued pursuant to the BANC ONE Option Agreement, will in no event exceed 19.9% of the BANC ONE Common Stock issued and outstanding without giving effect to the issuance of any BANC ONE Common Stock subject to the BANC ONE Option.

  The FCN Option Agreement provides for the purchase by BANC ONE of up to 57,150,376 shares (the "FCN OPTION SHARES" or the "ISSUER OPTION SHARES," as the case may be) of FCN Common Stock at an exercise price of $94.00 per share, payable in cash. The FCN Option Shares, if issued pursuant to the FCN Option Agreement, will in no event exceed 19.9% of the FCN Common Stock issued and outstanding without giving effect to the issuance of any FCN Common Stock subject to the FCN Option.

  The number of shares of Issuer Common Stock subject to the applicable Issuer Option will be increased or decreased, as appropriate, to the extent that additional shares of Issuer Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to an exercise of an Issuer Option or as permitted under the Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after April 10, 1998, such that, after such issuance, the number of Issuer Option Shares will continue to equal 19.9% of the Issuer Common Stock then issued and outstanding without giving effect to the issuance of any Issuer Common Stock subject to such Issuer Option. In the event of any change in, or distributions in respect of, the number of shares of Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of such Issuer Common Stock that would be prohibited by the Agreement, or similar transaction, the type and number of Issuer Option Shares purchasable upon exercise of the applicable Issuer Option, and the applicable option price will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

  Each Issuer Option Agreement provides that the Optionee or any other holder or holders of the Issuer Option (as used in this section, collectively, the "HOLDER") may exercise the Issuer Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) has occurred prior to the occurrence of an Exercise Termination Event (as defined below); provided that the Holder has sent to the Issuer written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in each Issuer Option Agreement). The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in the Issuer. Any exercise of the Issuer Option will be deemed to occur on the date such notice is sent.

  For purposes of each Issuer Option Agreement:

    (i) The term "INITIAL TRIGGERING EVENT" means the occurrence of any of the following events or transactions after April 10, 1998: (a) the Issuer or any subsidiary of the Issuer, without the Optionee's prior written consent, enters into an agreement to engage in, or the Issuer's Board of Directors recommends that shareholders of the Issuer approve or accept, an Acquisition Transaction (as defined herein) with any person or group (other than as contemplated by the Agreement); (b) the Issuer, without the Optionee's prior written consent, authorizes, recommends, proposes or publicly announces its intention to authorize, recommend or propose to engage in an Acquisition Transaction, or the Issuer's Board of Directors publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Optionee, its recommendation that its shareholders approve the Agreement in anticipation of engaging in an Acquisition Transaction; (c) any person, other than the Optionee, any subsidiary of the Optionee or any Issuer subsidiary acting in a fiduciary capacity in the ordinary course of

THE MERGER
  business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Issuer Common Stock;
  (d) any person other than the Optionee or any subsidiary of the Optionee made a bona fide proposal to the Issuer or its shareholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction; (e) the Issuer breaches any covenant or obligation in the Agreement after any person, other than the Optionee or any subsidiaries of the Optionee, has proposed an Acquisition Transaction, and such breach (1) would entitle the Optionee to terminate the Agreement and (2) is not remedied prior to the date of the Optionee's notice to the Issuer of the exercise of the Option; or (f) any person other than the Optionee or any subsidiary of the Optionee, other than in connection with a transaction to which the Optionee has given its prior written consent, files an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (ii) For purposes of each Issuer Option Agreement, the term "ACQUISITION TRANSACTION" means (a) a merger or consolidation, or any similar transaction with the Issuer or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission); (b) a purchase, lease or other acquisition or assumption of all or substantially all of the assets or deposits of the Issuer or any of its Significant Subsidiaries;
  (c) a purchase or other acquisition of securities representing 10% or more of the voting power of the Issuer; or (d) any substantially similar transaction, provided, however, that in no event will any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Agreement.

    (iii) The term "SUBSEQUENT TRIGGERING EVENT" means the occurrence of either of the following events or transactions after April 10, 1998: (a) the acquisition by any person of beneficial ownership of 20% or more of the then-outstanding shares of Issuer Common Stock; or (b) the occurrence of the Initial Triggering Event described above in clause (i)(a), except that the percentage referred to in clause (ii)(c) of the definition of "Acquisition Transaction" set forth above will be 20%.

  Each Issuer Option will expire upon the occurrence of an "EXERCISE TERMINATION EVENT," which includes: (i) the Second Effective Time; (ii) termination of the Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except in the case of the termination of the Agreement by the Optionee as a result of an uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements unless the breach by the Issuer is non-volitional; or (iii) the date that is 12 months after the termination of the Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by the Optionee as a result of an uncured material breach by the Issuer of any of its representations, warranties, covenants or agreements unless the breach by the Issuer is non-volitional (provided that, if an Initial Triggering Event continues or occurs beyond such termination of the Agreement and prior to the passage of such 12-month period, the Issuer Option will terminate 12 months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination of the Agreement).

  As of the date of this Joint Proxy Statement-Prospectus, to the knowledge of BANC ONE and FCN, no Initial Triggering Event or Subsequent Triggering Event has occurred.

  Immediately prior to the occurrence of a Repurchase Event (as defined herein), (i) following a request of a Holder, delivered prior to an Exercise Termination Event, the Issuer (or any successor thereto) will repurchase the Issuer Option from the Holder at a price (the "ISSUER OPTION REPURCHASE PRICE") equal to the amount by which (a) the market/offer price (as defined herein) exceeds (b) the option price, multiplied by the number of shares for which the Issuer Option may then be exercised

                                                                      THE MERGER
and (ii) at the request of the owner of Issuer Option Shares from time to time (the "OWNER"), delivered within 90 days of such occurrence (or such later period as provided in Section 10 of each of the Option Agreements), the Issuer will repurchase such number of the Issuer Option Shares from the Owner as the Owner will designate at a price (the "ISSUER OPTION SHARE REPURCHASE PRICE") equal to the market/offer price multiplied by the number of Option Shares so designated.

  The term "MARKET/OFFER PRICE" means the highest of (i) the price per share of Issuer Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of Issuer Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and the Issuer, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and the Issuer. However, if the Issuer at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Issuer Option Repurchase Price and the Issuer Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Issuer Option or the Issuer Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, the Issuer will promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Issuer Option Repurchase Price or the Issuer Option Share Repurchase Price that the Issuer is not prohibited from delivering and (ii) deliver, as appropriate, (a) to the Holder, a new Issuer Option Agreement evidencing the right of the Holder to purchase that number of shares of the Issuer Common Stock obtained by multiplying the number of shares of the Issuer Common Stock for which the surrendered Issuer Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Issuer Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Issuer Option Repurchase Price, and (b) to the Owner, a certificate for the Issuer Option Shares it is then so prohibited from repurchasing. A "REPURCHASE EVENT" is deemed to have occurred (i) upon the consummation of an Acquisition Transaction or (ii) upon the acquisition by any person of the beneficial ownership of 50% or more of the then-outstanding Issuer Common Stock, provided that a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

  In the event that, prior to an Exercise Termination Event, the Issuer enters into any agreement (i) to consolidate with or merge into any person, other than the Optionee or one of its subsidiaries, such that Issuer is not the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Optionee or one of its subsidiaries, to merge into the Issuer and the Issuer is the continuing or surviving corporation, but, in connection with such consolidation or merger, the outstanding shares of the Issuer Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Issuer Common Stock after such merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Optionee or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of such transaction and upon terms and conditions set forth in the Issuer Option Agreement, the Option will be converted into, or exchanged for, an option having substantially the same terms as the Option (the "SUBSTITUTE OPTION") to purchase securities, at the election of the

THE MERGER

Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Holder of the Substitute Option, the issuer of the Substitute Option will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Issuer Option Agreement.

  Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (subject to extension as provided in the Issuer Option Agreement), the Optionee may request the Issuer to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. The Issuer is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. The Optionee has the right to demand two such registrations.

  Neither the Issuer nor the Optionee may assign any of its rights and obligations under the Issuer Option Agreements or the Issuer Option to any other person without the express written consent of the other party, except that, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, the Optionee, subject to the terms of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension as provided in the Issuer Option Agreement) of such Subsequent Triggering Event; provided that, until the date 15 days after the date on which the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

  Certain rights and obligations of the Optionee and the Issuer under the Option Agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by the Optionee of more than 5% of the outstanding shares of Issuer Common Stock. Accordingly, each Optionee has included in the application with the Federal Reserve Board a request for approval of the right of the Optionee to exercise its rights under the Issuer Option Agreement, including its right to purchase more than 5% of the outstanding shares of Issuer Common Stock. See "-- Regulatory Approvals Required for the Merger."

RESTRICTIONS ON RESALES BY AFFILIATES

  The issuance of shares of BANK ONE Common Stock to FCN Stockholders and the issuance of shares of BANK ONE Preferred Stock to holders of FCN Preferred Stock in the Merger have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The shares of BANK ONE Common Stock and BANK ONE Preferred Stock issued in the Merger may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of FCN as that term is defined under the Securities Act. An affiliate of FCN, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, FCN. Any subsequent transfer of such shares, however, by any person who is an affiliate of FCN at the time the Merger is submitted for vote of the holders of FCN Common Stock will, under existing law, require either (i) the further registration under the Securities Act of the shares of BANK ONE Capital Stock to be transferred, (ii) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration. The foregoing restrictions are expected to apply to the directors and executive officers of FCN and the holders of 10% or more of the FCN Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by BANK ONE to the transfer agent with respect to the BANK ONE stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

                                                                     THE MERGER

  Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling of interests" method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

  Each of FCN and BANC ONE has agreed in the Agreement to use its best efforts to cause each person who is an affiliate (for purposes of Rule 145 and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the Merger as a "pooling of interests."

  BANK ONE has agreed in the Agreement to use its best efforts to publish, not later than 90 days after the end of the first month after the Second Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

FCN DIVIDEND REINVESTMENT PLAN

  Pursuant to the Agreement, the FCN Dividend Reinvestment and Stock Purchase Plan may continue through the Second Effective Time, provided that issuances thereunder are in the ordinary course of FCN's business, consistent with past practice.

THE MERGER

                            BUSINESS AND MANAGEMENT

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

  Board of Directors. At the Second Effective Time, the BANK ONE Board of Directors is expected to consist of 22 persons, including Messrs. Istock, McCoy, Lehmann and Vitale. Of the remaining 18 persons, nine will be designated by BANC ONE and nine will be designated by FCN. As of the date of this Joint Proxy Statement-Prospectus, no additional directors have been designated by either BANC ONE or FCN. BANC ONE and FCN each intend to designate the remaining members of the BANK ONE Board of Directors shortly prior to consummation of the Merger.

  Management. The executive officers of BANK ONE will consist of certain members of BANC ONE senior management and certain members of FCN's senior management. At the Second Effective Time, Mr. Istock will be the Chairman of the Board of Directors of BANK ONE, Mr. McCoy will be the President and Chief Executive Officer of BANK ONE, and Messrs. Lehmann and Vitale will each be a Vice Chairman of BANK ONE, such offices together forming an Office of the Chief Executive of the combined company.

  In addition, the following persons are expected to have the responsibilities set forth at the combined company after the Merger:

NAME AND CURRENT POSITION                    RESPONSIBILITY
-------------------------                    --------------
William P. Boardman, Senior Executive Vice   Acquisitions
 President, BANC ONE
Sherman I. Goldberg, Executive Vice          General Counsel
 President, General Counsel and Secretary
 of FCN
Thomas Hoaglin, Chairman and Chief           Operations
 Executive Officer of Banc One Services
 Corporation
W.G. Jurgensen, Chairman, FCC National Bank  Corporate Banking Products
David Kundert, Chairman and Chief Executive  Investment Management Group
 Officer, Banc One Investment Management
 Group; President and Chief Executive
 Officer, Banc One Investment Advisors
 Corporation
Timothy P. Moen, Executive Vice President,   Human Resources
 FCN
Susan S. Moody, Executive Vice President,    Domestic and International Markets
 FCN
Robert A. O'Neill, Chief Auditor, BANC ONE   Auditor
Robert A. Rosholt, Chief Financial Officer   Chief Financial Officer
 and Executive Vice President, FCN
Ronald G. Steinhart, Chairman and Chief      Middle Market Banking
 Executive Officer, Banc One Commercial
 Banking Group
Kenneth T. Stevens, Chairman and Chief       Retail Banking
 Executive Officer, Banc One Retail Group
Richard W. Vague, Chairman and Chief         Credit Card
 Executive Officer, First USA Bank
Richard R. Wade, Senior Vice President, The  Risk Management
 First National Bank of Chicago
Donald Winkler, Chairman and Chief           Consumer Finance
 Executive Officer, Finance One Group

  Additional information about certain of such persons, including Messrs. Istock and McCoy and the directors of BANC ONE and FCN, is contained in BANC ONE's and FCN's respective Annual Reports on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Joint Proxy Statement-Prospectus. See "Where You Can Find More Information."

                                                 INFORMATION ABOUT OUR COMPANIES

  Except for the foregoing, the positions at BANK ONE to be held by BANC ONE management and FCN management have not yet been finally determined. From time to time prior to consummation of the Merger, decisions may be made with respect to the management and operations of BANK ONE following the Merger, including the selection of executive officers and other senior management of BANK ONE.

  Operations. While there can be no assurances as to the achievement of such business and financial goals, BANC ONE and FCN currently expect to achieve approximately $1.205 billion in annual pre-tax synergies as a result of the Merger, to be fully realized by the end of the third year following the Second Effective Time. Of this total, BANC ONE and FCN expect to realize approximately $930 million in annual expense savings and approximately $275 million in enhanced annual revenues. The expense savings will be derived principally from cost reductions in the credit card, retail banking, commercial banking, capital markets and indirect lending businesses of the combined company, in the operations and technology budgets of the combined company and in its general and administrative expenses, as well as through increased purchasing leverage with certain suppliers to the combined company. BANC ONE and FCN expect to achieve increased revenues principally through cross-selling opportunities involving the credit card, retail banking and commercial banking businesses. BANC ONE and FCN also expect that the combined company will incur a one-time pre-tax restructuring charge of approximately $1.25 billion in the fiscal year in which the Merger is consummated principally as a result of expenses to be incurred in connection with personnel-related items, consolidation of headquarters and operational facilities and the closing and divestiture of certain banking facilities. These expenses are expected to be realized over a 12 to 18 month period following the Merger. For additional information with respect to the estimated $1.25 billion restructuring charge, see "Unaudited Pro Forma Condensed Combined Financial Information." The foregoing statements constitute "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995, and actual results, which are dependent on a number of factors, many of which are beyond the control of BANC ONE and FCN, may differ materially. See "Forward-Looking Statements."

  The combined company will have its corporate headquarters in Chicago, Illinois following the Merger.

INFORMATION ABOUT OUR COMPANIES

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

  BANC ONE. BANC ONE Common Stock is, and the BANK ONE shares offered hereby are expected to be, listed on the NYSE and traded under the symbol "ONE." The following table sets forth, for the periods indicated, the high and low reported closing sale prices per share of BANC ONE Common Stock on the NYSE Composite Transactions Tape and cash dividends declared per share of BANC ONE Common Stock. The cash dividend and stock price information has been adjusted to reflect all stock dividends and stock splits on BANC ONE Common Stock, including the 10% stock dividends on BANC ONE Common Stock paid on February 26, 1998 and March 6, 1996.

                                                          PRICE RANGE
                                                           OF COMMON
                                                             STOCK
                                                         ------------- DIVIDENDS
                                                          HIGH   LOW   DECLARED
                                                         ------ ------ ---------
      1996
        First Quarter................................... $35.00 $29.04   $.31
        Second Quarter..................................  34.32  29.89    .31
        Third Quarter...................................  37.62  28.41    .31
        Fourth Quarter..................................  43.53  36.71    .31
      1997
        First Quarter .................................. $44.77 $35.80   $.345
        Second Quarter..................................  45.57  35.57    .345
        Third Quarter...................................  52.10  43.24    .345
        Fourth Quarter..................................  54.37  43.01    .345
      1998
        First Quarter .................................. $63.94 $44.66   $.38
        Second Quarter .................................  65.63  54.94    .38
        Third Quarter (through July 30, 1998)...........  61.25  51.69    .38

  The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of BANC ONE and its subsidiaries, applicable government regulations and other factors deemed relevant by the BANC ONE Board. As described under "Regulation and Supervision--Dividend Restrictions," various state and federal laws limit the ability of affiliate banks to pay dividends to BANC ONE. The Agreement restricts the cash dividends payable on BANC ONE Common Stock pending consummation of the Merger. See "The Merger--Conduct of Business Pending the Merger and Other Agreements."

  FCN. FCN Common Stock is quoted on the NYSE Composite Transactions Tape under the symbol "FCN." FCN Common Stock is also quoted on the Chicago Stock Exchange, Inc. and the Pacific Exchange, Inc. The following table sets forth the high and low closing sales prices for FCN Common Stock for the periods indicated, as quoted in the NYSE Composite Transactions Tape, and the quarterly cash dividends per share declared, for the periods indicated.

                                                          PRICE RANGE
                                                           OF COMMON
                                                             STOCK
                                                         ------------- DIVIDENDS
                                                          HIGH   LOW   DECLARED
                                                         ------ ------ ---------
      1996
        First Quarter................................... $44.25 $34.75   $.36
        Second Quarter..................................  45.50  38.63    .36
        Third Quarter...................................  45.25  36.63    .36
        Fourth Quarter..................................  58.88  45.00    .40
      1997
        First Quarter .................................. $63.63 $51.50   $.40
        Second Quarter..................................  65.63  50.50    .40
        Third Quarter...................................  78.81  60.75    .40
        Fourth Quarter..................................  85.88  67.13    .44
      1998
        First Quarter .................................. $91.63 $71.06   $.44
        Second Quarter.................................. 101.00  86.38    .44
        Third Quarter (through July 30, 1998)........... 97.50   83.00    .44

                                                INFORMATION ABOUT OUR COMPANIES

  The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of FCN and its subsidiaries, applicable government regulations and other factors deemed relevant by the FCN Board. As described under "Regulation and Supervision--Dividend Restrictions," various state and federal laws limit the ability of affiliate banks to pay dividends to FCN. Similar restrictions will apply to dividends of the combined company and its subsidiaries. BANC ONE and FCN have not yet finally determined the dividend policy of the combined company. The Agreement restricts the cash dividends payable on FCN Common Stock pending consummation of the Merger. See "The Merger--Conduct of Business Pending the Merger and Other Agreements."

INFORMATION ABOUT OUR COMPANIES

                    INFORMATION ABOUT BANC ONE AND BANK ONE

GENERAL

  Banc One. BANC ONE is a multi-bank holding company that, at December 31, 1997, operated banking offices in Arizona, Colorado, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANC ONE also owns nonbank subsidiaries that engage in credit card and merchant processing, consumer and education finance, mortgage banking, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, equipment leasing and data processing. At June 30, 1998, BANC ONE had consolidated total assets of $124.0 billion, consolidated total deposits of $85.0 billion and consolidated total stockholders' equity of $11.6 billion. At such date, no single affiliate bank accounted for more than 20% of BANC ONE's consolidated total assets.

  Since its formation in 1968, BANC ONE has acquired over 100 banking institutions. On June 12, 1998, BANC ONE completed its acquisition of First Commerce Corporation, a bank holding company headquartered in New Orleans, Louisiana, thereby acquiring assets of approximately $9.4 billion. BANC ONE continues to explore other opportunities to acquire banks and nonbank companies permitted by the BHCA. Discussions are continually being carried on relating to such acquisitions. It is not presently known whether, or on what terms, such discussions will result in further acquisitions. It is the policy of BANC ONE not to comment on such discussions or possible acquisitions until a definitive agreement with respect thereto has been reached.

  BANC ONE is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries (collectively, the "AFFILIATES"). Accordingly, the right of BANC ONE, and thus the right of BANC ONE's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate except to the extent that claims of BANC ONE in its capacity as a creditor may be recognized. The principal sources of BANC ONE's revenues are dividends and fees from its affiliates. See "Regulation and Supervision--Dividend Restrictions" for a discussion of the restrictions on the affiliate banks' ability to pay dividends to BANC ONE.

  BANC ONE is incorporated in Ohio and has functioned as a multi-bank holding company since 1968. Its executive offices are located at 100 East Broad Street, Columbus, Ohio 43271, and its telephone number is (614) 248-5944.

  BANK ONE. BANK ONE is a wholly owned subsidiary of BANC ONE organized in 1998 under the laws of the State of Delaware to effect the Merger. It has not conducted any substantial business activities to date. The business of BANK ONE at the consummation of the Merger will be the combined businesses of BANC ONE and FCN immediately prior to the Merger, and BANK ONE will continue as "BANK ONE CORPORATION" following consummation of the Merger. The executive offices of BANK ONE are presently located at 100 East Broad Street, Columbus, Ohio 43271, and its telephone number is (614) 248-5944. Following consummation of the Merger, the executive offices of BANK ONE will be located at One First National Plaza, Chicago, Illinois 60670 and its telephone number will be (312) 732-4000.

MANAGEMENT AND ADDITIONAL INFORMATION

  Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to BANC ONE is incorporated by reference or set forth in BANC ONE's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. Stockholders desiring copies of such documents may contact BANC ONE at its address or telephone number indicated under "Where You Can Find More Information."

                                                 INFORMATION ABOUT OUR COMPANIES

                             INFORMATION ABOUT FCN

GENERAL

  FCN is a multi-bank holding company registered under the BHCA, which was incorporated under the laws of the State of Delaware in 1972. FCN is the surviving corporation resulting from the merger, effective December 1, 1995, of First Chicago Corporation, a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc., a Delaware corporation and registered bank holding company. FCN's lead bank is The First National Bank of Chicago. FCN also is the parent corporation of NBD Bank (Michigan); American National Bank and Trust Company of Chicago; FCC National Bank ("FCCNB"); NBD Bank, National Association (Indianapolis, Indiana); NBD Bank (Elkhart, Indiana); and NBD Bank (Florida). FCCNB is a Delaware-based national banking association primarily engaged in the issuance of VISA and MasterCard credit cards. At June 30, 1998, FCN had total assets of approximately $119.8 billion, total deposits of approximately $69.5 billion and total stockholders' equity of approximately $8.3 billion.

  Through its banking subsidiaries, FCN provides consumer and corporate banking products and services. In addition, FCN, directly or indirectly, owns the stock of various nonbank companies engaged in businesses related to banking and finance.

  In addition to its equity investment in subsidiaries, FCN, directly or indirectly, raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of FCN's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

  On May 8, 1998, FCN completed its purchase of Roney & Co., L.L.C., a regional full-service investment firm.

  FCN continually evaluates its business operations and organizational structures, and routinely explores opportunities to (i) acquire financial institutions and other financial services-related businesses and assets, and
(ii) enter into strategic alliances to expand the scope of its services and its customer base. In addition, FCN occasionally sells assets, or exits businesses or markets, determined not to be consistent with its overall business strategy. During 1997, FCN completed its previously announced exit from the stand-alone domestic institutional custody and master trust businesses. In December 1997, it sold ANB Investment Management and Trust Company, a subsidiary engaged primarily in institutional passive investment management activities. FCN, in 1997, also announced strategic alliances with Tokio Marine and Fire Insurance Company Ltd., Robert W. Baird & Co. and The Hartford Financial Services Group. In February 1998, FCN announced that it would combine its stock transfer business with that of Boston EquiServe Limited Partnership.

  FCN engages primarily in four lines of business--regional banking, which includes the general consumer market, private banking and investments, small business banking and middle market banking; corporate banking; corporate investments; and credit card. Each of these businesses is conducted through FCN's bank and nonbank subsidiaries.

  Because FCN is a holding company, its rights and the rights of its creditors to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that FCN may itself be a creditor with recognized claims against the subsidiary.

  FCN's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

MANAGEMENT AND ADDITIONAL INFORMATION

  Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to FCN is incorporated by reference or set forth in FCN's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference. Stockholders desiring copies of such documents may contact FCN at its address or telephone number indicated under "Where You Can Find More Information."

INFORMATION ABOUT OUR COMPANIES

                           REGULATION AND SUPERVISION

  The following discussion sets forth certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to BANC ONE and FCN. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to BANC ONE and FCN or their respective subsidiaries may have a material effect on the business of BANC ONE and FCN, as the case may be. The framework described in this section will also generally be applicable to BANK ONE following the Merger.

GENERAL

  As a bank holding company, each of BANC ONE and FCN is subject to regulation under the BHCA, and to inspection, examination and supervision by the Federal Reserve Board. Under the BHCA, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve Board's prior approval. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve Board to be closely related to banking.

  Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by each of BANC ONE and FCN and its nonbank subsidiaries from its affiliate banks, and also limit various other transactions between each of BANC ONE and FCN and its nonbank subsidiaries, on the one hand, and its affiliate banks, on the other. For example, Section 23A of the Federal Reserve Act limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A of the Federal Reserve Act also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B of the Federal Reserve Act generally requires that a bank's transactions with its nonbank affiliates be on arm's length terms.

  Each of BANC ONE's and FCN's affiliate national banking associations are subject to regulation primarily by the OCC and, secondarily, by the FDIC and the Federal Reserve Board. Each of BANC ONE's and FCN's state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. BANC ONE, FCN and their respective subsidiaries also are affected by the fiscal and monetary policies of the federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.

LIABILITY FOR BANK SUBSIDIARIES

  Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

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  Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "DEFAULT" is defined generally as the appointment of a conservator or receiver and "IN DANGER OF DEFAULT" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. All of BANC ONE's and FCN's banks are FDIC-insured depositary institutions. Also, if such a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

CAPITAL REQUIREMENTS

  Each of BANC ONE and FCN is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers: core ("TIER 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues) and a limited amount of cumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets, supplementary ("TIER 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and market risk ("TIER 3") capital, which includes qualifying unsecured subordinated debt.

  Each of BANC ONE and FCN, like other bank holding companies, currently is required to maintain Tier 1 and "TOTAL CAPITAL" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit), respectively. At March 31, 1998, each of BANC ONE and FCN met both requirements, with Tier 1 and total capital equal to 8.74% and 13.57% (in the case of BANC ONE) and 7.8% and 11.4% (in the case of FCN) of its total risk-weighted assets, respectively.

  The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

  The Federal Reserve Board also requires bank holding companies to maintain a minimum "LEVERAGE RATIO" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional cushion of at least 100 to 200 basis points if the holding company does not meet these requirements. At March 31, 1998, BANC ONE's leverage ratio was 8.26% and FCN's leverage ratio was 7.6%.

  The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

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  Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of BANC ONE's and FCN's banks was in compliance with the applicable minimum capital requirements as of March 31, 1998.

  Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described under "--FDICIA."

  FDICIA. FDICIA, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements, based on these categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank is "well capitalized," it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee the bank's compliance with the plan up to the lesser of 5% of the bank's assets at the time it became undercapitalized and the amount needed to comply with the plan.

  As of December 31, 1997, each bank subsidiary of BANC ONE and FCN (each, a "BANK") was "well capitalized," based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a Bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of the Bank's overall financial condition or prospects.

DIVIDEND RESTRICTIONS

  Various federal and state statutory provisions limit the amount of dividends BANC ONE's and FCN's affiliate banks can pay to BANC ONE or FCN, as the case may be, without regulatory approval. Dividend payments by national banks are limited to the lesser of (i) the level of undivided profits and (ii) absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years. Likewise, the approval of the appropriate bank regulator is required for any dividend by a state-chartered bank that is a member of the Federal Reserve System (a "STATE MEMBER BANK") if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a state member bank may not pay a dividend in an amount greater than its net profits then on hand. At March 31, 1998, $1.7 billion and $1.2 billion of the total stockholders' equity of its affiliate banks was available for payment of dividends to BANC ONE and FCN, respectively, without approval by the applicable regulatory authority.

  In addition, federal bank regulatory authorities have authority to prohibit BANC ONE's and FCN's affiliate banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of BANC ONE's and FCN's affiliate banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS

  The deposits of each of BANC ONE's and FCN's affiliate banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the

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Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund
("SAIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (i) the bank's capitalization and (ii) supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

  Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

  The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation ("FICO") funding. The FDIC established the FICO assessment rates effective January 1, 1997 at $0.013 per $100 annually for BIF-assessable deposits and $0.0648 per $100 annually for SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations. BANC ONE's and FCN's affiliate banks held approximately $6.0 billion and $3.2 billion, respectively of SAIF-assessable deposits as of March 31, 1998.

DEPOSITOR PREFERENCE STATUTE

  Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

BROKERED DEPOSITS

  Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (i) is well capitalized, or (ii) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (a) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (b) offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

INTERSTATE BANKING AND BRANCHING

  Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("RIEGLE-NEAL"), subject to certain concentration limits and other requirements, (i) bank holding companies such as BANC ONE and FCN are permitted to acquire banks and bank holding companies located in any state; (ii) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and
(iii) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of Riegle-Neal. The combined company might use Riegle-Neal to acquire banks in additional states and to consolidate its bank subsidiaries under a smaller number of separate charters.

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                               CAPITAL STOCK AND
                        COMPARISON OF SHAREHOLDER RIGHTS

  As a result of the conversion of shares of BANC ONE Common Stock to shares of BANK ONE Common Stock at the First Effective Time, BANC ONE Shareholders will become BANK ONE stockholders. As a result of the conversion of shares of FCN Common Stock and FCN Preferred Stock to shares of BANK ONE Common Stock and BANK ONE Preferred Stock, respectively, at the Second Effective Time, FCN Stockholders will become BANK ONE stockholders. The rights of BANK ONE stockholders will be governed by the Delaware Law, the BANK ONE Certificate and the BANK ONE By-Laws. BANC ONE is incorporated under the Ohio Law, and each of FCN and BANK ONE is incorporated under the Delaware Law.

  The following is a description of BANK ONE Capital Stock, including the BANK ONE Common Stock to be issued in the Merger, reflecting the anticipated state of affairs at the First Effective Time, and a summary of the material differences between the rights of holders of FCN Common Stock and BANC ONE Common Stock, on the one hand, and BANK ONE Common Stock, on the other hand. With respect to BANC ONE Shareholders, these differences arise in part from the differences between the Delaware Law and the Ohio Law. Additional differences arise from the governing instruments of BANC ONE and FCN (in the case of FCN, the FCN Certificate and the FCN By-laws, and, in the case of BANC ONE, the BANC ONE Articles and the BANC ONE Regulations) relative to the governing instruments of BANK ONE (the BANK ONE Certificate and the BANK ONE By-Laws) as expected to be in force at the First Effective Time. Although it is impractical to compare all of the aspects in which the Delaware Law and the Ohio Law and the companies' governing instruments differ with respect to shareholders' rights, the following discussion summarizes the material significant differences between them.

DESCRIPTION OF BANK ONE CAPITAL STOCK

  General. As of the First Effective Time, the authorized capital stock of BANK ONE will consist of 2,500,000,000 shares of BANK ONE Common Stock and 50,000,000 shares of BANK ONE preferred stock. As of the date of this Joint Proxy Statement-Prospectus, no shares of BANK ONE preferred stock were issued and outstanding and 100 shares of BANK ONE Common Stock were issued and outstanding, all of which is owned directly by BANC ONE.

  The following summary of the terms of BANK ONE's capital stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the Delaware Law and the form of BANK ONE Certificate to be in effect at the First Effective Time, which is included as Exhibit 3.1 to the Registration Statement. See "Where You Can Find More Information."

  Common Stock. Holders of BANK ONE Common Stock are entitled to receive dividends out of funds legally available therefor as and if declared by the BANK ONE Board, provided that, so long as any shares of BANK ONE preferred stock are outstanding, no dividends (other than dividends payable in BANK ONE Common Stock) or other distributions (including redemptions and purchases) may be made with respect to the BANK ONE Common Stock unless full cumulative dividends on the shares of BANK ONE preferred stock have been paid.

  Holders of shares of BANK ONE Common Stock are entitled to one vote for each share for the election of directors and on all other matters. Generally, holders of BANK ONE Series B Preferred and BANK ONE Series C Preferred have no voting rights.

  The issued and outstanding shares of BANK ONE Common Stock are fully paid and nonassessable. The holders of BANK ONE Common Stock are not entitled to preemptive rights or conversion or redemption rights. The holders of BANK ONE Common Stock do not have cumulative voting rights in the election of directors.

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  In the event of the voluntary or involuntary dissolution, liquidation or winding up of BANK ONE, holders of BANK ONE Common Stock will be entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors (including holders of BANK ONE's indebtedness) and holders of BANK ONE preferred stock, all the remaining assets of BANK ONE available for distribution.

  Preferred Stock. The BANK ONE Board has the authority to issue shares of preferred stock in one or more series and to fix the designations, number of shares, dividends, redemption rights, sinking fund requirements, liquidation prices, conversion rights and other rights, qualifications, limitations or restrictions as the BANK ONE Board may from time to time be permitted by law to fix or change.

  Currently, no shares of BANK ONE preferred stock are outstanding. At the Second Effective Time, shares of BANK ONE Series B Preferred and BANK ONE Series C Preferred will be outstanding, and the rights of the holders of such shares will be substantially identical to the rights of the holders of FCN Series B Preferred and FCN Series C Preferred, as the case may be. The material terms of the FCN Series B Preferred and FCN Series C Preferred are summarized below, and the certificates of designations of such FCN Preferred Stock are included in Exhibit 3(A) to FCN's 1995 Annual Report on Form 10-K (File No. 1-
7127), which exhibit is incorporated herein by reference. Except as otherwise indicated below, the following summary applies to the terms of both the BANK ONE Series B Preferred and BANK ONE Series C Preferred.

  Holders of BANK ONE Preferred Stock will be entitled to receive out of funds legally available therefor cumulative cash dividends at the annual rate determined by reference to the prevailing rates or average rates of specified debt securities issued by the United States of America, determined with respect to each quarterly period in respect of which such dividends are payable, provided that such annual rate shall not be less than 6.00% or more than 12.00% (in the case of the BANK ONE Series B Preferred) or not less than 6.50% or more than 12.50% (in the case of the BANK ONE Series C Preferred) of the stated value of $100 of such shares. Such dividends are payable on the last day of February, May, August and November of each year.

  If full cumulative dividends on outstanding shares of BANK ONE Preferred Stock have not been paid, no dividends may be declared or paid on any shares of BANK ONE Common Stock or any other shares of BANK ONE Capital Stock ranking junior to shares of BANK ONE Preferred Stock. When dividends are not paid in full on outstanding shares of BANK ONE Preferred Stock or any BANK ONE Capital Stock ranking on parity with shares of BANK ONE Preferred Stock with respect to dividends (such other BANK ONE Capital Stock, "PARITY SHARES"), all dividends declared on the BANK ONE Preferred Stock and the Parity Shares will be declared pro rata so that the amount of dividends declared per share on the BANK ONE Preferred Stock and the Parity Shares will in all cases bear to each other the same ratio that the accrued dividends per share on such BANK ONE Preferred Stock and the Parity Shares bear to each other. Unless full cumulative dividends on outstanding shares of BANK ONE Preferred Stock have been paid, no BANK ONE Common Stock or other BANK ONE Capital Stock junior to or on parity with the shares of BANK ONE Series B Preferred or the BANK ONE Series C Preferred, as the case may be, may be redeemed, purchased or otherwise acquired by BANK ONE except by conversion into or exchange for shares of BANK ONE Capital Stock ranking junior to the BANK ONE Preferred Stock. Upon the voluntary or involuntary dissolution, liquidation or winding up of BANK ONE, holders of BANK ONE Series B Preferred and BANK ONE Series C Preferred will be entitled to receive a preferential distribution of $100 per share plus accrued and unpaid dividends, if any. BANK ONE Series C Preferred and BANK ONE Series B Preferred will rank on a parity as to payment of dividends and with respect to distributions upon liquidation.

  Generally, unless required by law, holders of shares of BANK ONE Preferred Stock have no voting rights. However, the approval of holders of 66 2/3% of the outstanding shares of BANK ONE Series B Preferred or BANK ONE Series C Preferred, as the case may be, in each case voting as a separate class, is required in order to amend the BANK ONE Certificate to affect adversely the rights of the holders of the BANK ONE Series B Preferred or BANK ONE Series C Preferred, as the case

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may be, or, voting together as a single class, is required to take any action that would result in the issuance or creation of, or an increase in the number of authorized shares of, any class of stock of BANK ONE senior or superior, with respect to dividends or distributions upon liquidation, to the BANK ONE Preferred Stock. Holders of BANK ONE Preferred Stock, voting as a single class without regard to series, also have the right to elect two additional directors to the BANK ONE Board during any period in which dividends on BANK ONE Preferred Stock are cumulatively in arrears for the equivalent of six quarterly dividend payments until all such dividends in default have been paid.

  On matters with respect to which the BANK ONE Preferred Stock will be entitled to vote as described above, each full share of each series of BANK ONE Preferred Stock will be entitled to one vote on matters on which holders of such series are entitled to vote. Since each full share of any series of BANK ONE Preferred Stock will be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of BANK ONE Preferred Stock are entitled to vote as a single class, will depend upon the number of shares of such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of a series.

  The holders of shares of BANK ONE Preferred Stock will not have any rights to convert such shares into shares of any other capital stock of BANK ONE.

  The shares of each of BANK ONE Series B Preferred and BANK ONE Series C Preferred to be issued in connection with the Second Step Merger may be redeemed, in whole or in part, by BANK ONE at its election, in each case for a redemption price of $100 per share plus accrued and unpaid dividends to the date fixed for redemption.

  The BANK ONE Preferred Stock will not be subject to the operation of a sinking fund.

  First Chicago Trust Company of New York (or an affiliate) will be the transfer agent, registrar and dividend disbursing agent for the BANK ONE Preferred Stock. The shares of BANK ONE Series B Preferred and BANK ONE Series C Preferred will be listed on the NYSE.

  In addition to the foregoing, BANK ONE, by operation of the Second Step Merger, will assume the rights and obligations of FCN in connection with certain preferred purchase units issued by FCN in 1993 (the "PREFERRED PURCHASE UNITS"). Each Preferred Purchase Unit consists of a 30-year subordinated debenture and a purchase contract requiring the purchase by the holder thereof on May 10, 2023 (or earlier at FCN's (or, after the Second Effective Time, BANK ONE's) election) of 7 1/2% Preferred Stock of FCN, (or after the Second Effective Time, of BANK ONE) (the "7 1/2% PREFERRED STOCK"). The purchase price of such preferred stock is $25 per share. The Preferred Purchase Units may be redeemed at any time after May 10, 1998, at par, and, as a result, some or all of the 7 1/2% Preferred Stock may not be issued by BANK ONE. The 7 1/2% Preferred Stock would rank prior to FCN Common Stock or BANK ONE Common Stock, as the case may be, but would have no voting rights except if the Preferred Purchase Units were in default or if the BANK ONE Certificate were proposed to be amended in a manner adverse to the holders of the 7 1/2% Preferred Stock. The 7 1/2% Preferred Stock would rank pari passu with each other series of FCN Preferred Stock or BANK ONE Preferred Stock, as the case may be, with respect to dividends and liquidation rights. The 7 1/2% Preferred Stock, if issued, would not be convertible into other securities of BANK ONE. The shares of 7 1/2% Preferred Stock which could be issued pursuant to the Preferred Purchase Units have been reserved by FCN on its stock records and will be reserved by BANK ONE on its stock records after the Second Effective Time.

COMPARISON OF BANC ONE COMMON STOCK, FCN COMMON STOCK AND BANK ONE COMMON STOCK

  The BANK ONE Certificate and BANK ONE By-Laws at consummation of the Merger will be substantially similar to the FCN Certificate and the FCN By-Laws, respectively, with the differences described in this section and otherwise in this Joint Proxy Statement-Prospectus. Accordingly, for

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convenience of the reader, the BANK ONE Certificate and the FCN Certificate, and the BANK ONE By-Laws and the FCN By-Laws, are sometimes referred to herein as the "FCN/BANK ONE CERTIFICATE" and the "FCN/BANK ONE BY-LAWS," respectively. BANC ONE Shareholders and FCN Stockholders are urged to read the full text of the proposed BANK ONE Certificate and BANK ONE By-Laws, which are set forth as exhibits to the Registration Statement, and the description of the material provisions of the BANK ONE Certificate and the BANK ONE By-Laws set forth herein is qualified in its entirety by reference to such exhibits. See "Where You Can Find More Information."

  Amendment of Charter Documents. The Delaware Law requires approval by holders of a majority of the voting power of FCN Common Stock or BANK ONE Common Stock, as the case may be, in order to amend the FCN Certificate or the BANK ONE Certificate, respectively. In addition, the FCN/BANK ONE Certificate provides that the vote of the holders of 80% of the voting power of the corporation, voting as a single class, is required to amend the provisions of the FCN/BANK ONE Certificate with respect to the Board of Directors (Article Eleventh), the calling of special meetings of stockholders and stockholder action by written consent (Article Twelfth) or the vote required to approve certain business combinations (Article Thirteenth).

  To amend an Ohio corporation's articles of incorporation, the Ohio Law requires the approval of shareholders holding two-thirds of the voting power of the corporation, or, in cases in which class voting is required, of shareholders holding two-thirds of the voting power of such class, unless otherwise specified in such corporation's articles of incorporation. The BANC ONE Articles specify that the holders of a majority of the voting power of BANC ONE, or, when appropriate, any class of shareholders, may amend the BANC ONE Articles, except that amendments to the "control share acquisition" and "fair price" provisions require the affirmative vote of 85% of the total voting power.

  See "--Mergers, Acquisitions and Certain Other Transactions."

  Amendment and Repeal of By-laws and Regulations. Under the Delaware Law, holders of a majority of the voting power of a corporation and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the by-laws of a corporation. The FCN/BANK ONE Certificate grants the corporation's board of directors such power.

  The Ohio Law provides that only shareholders of a corporation have the power to amend and repeal a corporation's code of regulations. The BANC ONE Regulations may only be amended by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of BANC ONE present in person or by proxy at an annual or special meeting called for such purpose.

  Removal of Directors. The Delaware Law provides that directors may be removed from office, with or without cause, by the holders of a majority of the voting power of all outstanding voting stock, unless the corporation has a classified board and its certificate of incorporation otherwise provides. The FCN Certificate does provide for a classified board and that directors may only be removed for cause.

  The BANK ONE Certificate will not provide for a classified board. Therefore directors of BANK ONE may be removed with or without cause, by the requisite affirmative vote of stockholders. In addition, without a classified board, BANK ONE directors will serve one-year terms and the entire BANK ONE Board will be elected annually.

  The Ohio Law provides that, unless the governing documents of a corporation provide otherwise, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the corporation with respect to the election of directors, except that, unless all the directors or all the directors of a particular class are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. BANC ONE does not have a classified board, with the result that directors serve for one-year terms and the entire BANC ONE Board is elected annually. To qualify for election to the BANC ONE Board, an individual must own a substantial number of shares of BANC ONE capital stock, and must not also serve as a director or

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officer of or in any other management relationship for any financial institution that is in competition with BANC ONE or any of its subsidiaries. Directors of BANC ONE may be removed, with or without cause, by the affirmative vote of a majority of the voting power present at a meeting of BANC ONE shareholders.

  Vacancies on the Board. The Delaware Law provides that, unless the governing documents of a corporation provide otherwise, vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office. The FCN/BANK ONE Certificate provides that newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. The FCN Certificate provides that any director of any class elected to fill a vacancy resulting from an increase in the number of directors shall have a term that shall coincide with the remaining term of that class. A director shall hold office until the next annual meeting for the year in which his or her term expires and until such director's successor shall have been elected or qualified.

  The Ohio Law provides that, unless the governing documents of a corporation provide otherwise, vacancies on the board of directors may be filled by a majority of the remaining directors of a corporation. The BANC ONE Regulations provide that, except in cases where a director is removed and such director's successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

  Right to Call Special Meetings of Shareholders. The Delaware Law permits special meetings of stockholders to be called by the board of directors and such other persons, including stockholders, as the certificate of incorporation or by-laws may provide. The Delaware Law does not require that stockholders be given the right to call special meetings. The FCN/BANK ONE Certificate provides that special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority thereof.

  Under the Ohio Law, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's code of regulations specifies another percentage, which may in no case be greater than 50%, the directors, by action at a meeting or a majority of the directors acting without a meeting, the chairman of the board, the president or, in case of the president's death or disability, the vice president authorized to exercise the authority of the president have the authority to call special meetings of shareholders. The BANC ONE Regulations expressly provide that special meetings of BANC ONE shareholders may be called by the BANC ONE Chief Executive Officer or, in cases of the BANC ONE Chief Executive Officer's absence from the United States, death or disability, such other officer, who is also a member of the BANC ONE Board, who is authorized in such circumstances to exercise the authority of the BANC ONE Chief Executive Officer, or by the directors by action at a meeting or a majority of the directors acting without a meeting, or by shareholders holding 50% or more of the voting power of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class.

  Shareholder Action Without a Meeting. The Delaware Law provides that, unless otherwise provided in the certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of common stock having not less than the minimum number of votes otherwise required to approve such action at a meeting of stockholders consent in writing. The FCN/BANK ONE Certificate provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders, duly called and held with prior notice and a vote, and may not be effected by any consent in writing by such stockholders. The affirmative vote of at least 80% of the voting power of the corporation is required to amend this provision of the FCN/BANK ONE Certificate.

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  Under the Ohio Law, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat.

  Class Voting. The Delaware Law requires voting by separate classes only with respect to amendments to a corporation's certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes.

  Under the Ohio Law, holders of a particular class of shares are entitled to vote as a separate class if the rights of that class are affected in certain respects by mergers, consolidations or amendments to the articles of incorporation.

  Cumulative Voting. Under the Delaware Law, stockholders do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation. The FCN/BANK ONE Certificate does not grant such rights.

  Under the Ohio Law, unless the articles of incorporation are amended to eliminate cumulative voting for directors following their initial filing with the Secretary of State of the State of Ohio, each shareholder has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied. The BANC ONE Articles have been amended to eliminate the rights of the BANC ONE Shareholders to vote cumulatively in the election of directors.

  Provisions Affecting Business Combinations; Fair Price Provisions. Section 203 of the Delaware Law provides generally that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "INTERESTED STOCKHOLDER") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder. These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the Delaware Law, or
(ii) if the corporation, by action of its stockholders, adopts an amendment to its by-laws or certificate of incorporation expressly electing not to be governed by such section. Neither the FCN/BANK ONE Certificate nor the FCN/BANK ONE By-laws contain a provision electing not to be governed by such section.

  Article Thirteenth of the FCN/BANK ONE Certificate ("ARTICLE THIRTEENTH") includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving the corporation and an "INTERESTED STOCKHOLDER" (as deemed therein to include, among other things, the beneficial owner of 10% or more of the voting power of the outstanding voting power of the corporation), the approving vote of the holders of at least a majority of the voting power of all shares of voting stock held by persons who are not Interested Stockholders or persons affiliated with Interested Stockholders is required to approve such transaction, unless the business combination has been approved by a majority of directors not affiliated with the Interested Stockholder or unless certain

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conditions regarding minimum price and procedural protections are met with respect to each class of the corporation's then outstanding voting stock. The provisions of the FCN/BANK ONE Certificate also require that the corporation's board of directors will not approve a proposal for a business combination or a tender offer until such board of directors has evaluated the proposal in light of its effect on the stockholders and employees of the corporation and the communities served thereby.

  The BANC ONE Articles also include a "fair price" provision that is designed to provide reasonable assurances to shareholders that in the event any shareholder or group of shareholders acquires 20% or more of BANC ONE's voting stock and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other shareholders' ownership interests (a "BUSINESS COMBINATION"), such other shareholders must receive consideration at least equivalent to the highest price paid by the acquiror in acquiring its 20% stock interest, unless the Business Combination is approved either (i) by a majority of directors who are unrelated to the acquiror or (ii) by the affirmative vote of 75% of all the votes entitled to be cast by all holders of voting stock and 67% of the votes entitled to be cast by all holders of voting stock held by shareholders other than the acquiror.

  This provision operates by requiring that, after an acquiror emerges, any Business Combination that has the effect of requiring shareholders to surrender their shares must satisfy one of the following conditions:

    (i) Fair Consideration to Shareholders. The terms of the Business Combination must provide for payment of consideration which is at least equivalent to the highest price paid to other shareholders by the acquiror in acquiring its 20% stock position and must be approved by shareholders as otherwise required by applicable law; or

    (ii) Unrelated Director Approval. The Business Combination must be approved as fair to shareholders by a majority of the directors who are not affiliated with the acquiror and who were directors before the acquiror acquired its 20% stock position or who were nominated or elected to succeed such directors by the other unaffiliated directors ("UNRELATED DIRECTORS") and must be approved by shareholders as otherwise required by applicable law; or

    (iii) Special Shareholder Vote. The Business Combination must be approved by the shareholder vote described above.

  Article Tenth of the BANC ONE Articles, which contains this provision, may be amended by a vote of 85% of the votes entitled to be cast by all holders of voting stock, unless the amendment is approved unanimously by the Unrelated Directors, in which case only majority shareholder approval would be required.

  Chapter 1704 of the Ohio Law prohibits an Issuing Public Corporation (as defined below) from engaging in a Chapter 1704 Transaction (as defined herein) with an Interested Shareholder (as defined herein) for a period of three years following the date on which the person becomes an Interested Shareholder unless, prior to such date, the directors of the Issuing Public Corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person became an Interested Shareholder. After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder received the prior approval of the board of directors of the Issuing Public Corporation, (ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of at least a majority of voting shares that are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

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  For this purpose, an "ISSUING PUBLIC CORPORATION" is any Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. BANC ONE currently is an Issuing Public Corporation. An "INTERESTED SHAREHOLDER" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation. A "CHAPTER 1704 TRANSACTION" includes any merger, consolidation, combination or majority share acquisition between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation, to, with or for the benefit of an Interested Shareholder or an affiliate or associate of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions that (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder.

  Control Share Acquisitions. Under the Section 1701.831 of the Ohio Law (the "OHIO CONTROL SHARE STATUTE"), unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an "issuing public corporation" can only be made with the prior approval of the corporation's shareholders. A control share acquisition for purposes of
Section 1701.831 of the Ohio Law is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33-1/3%; at least 33-1/3% but less than 50%; or 50% or more. The BANC ONE Articles provide that the Ohio Control Share Statute or any successor provision will only apply to BANC ONE in the event that there is a final determination by a court of competent jurisdiction that the provisions of Article Eleventh of the BANC ONE Articles ("ARTICLE ELEVENTH") do not apply to a particular control share acquisition under Article Eleventh or if the provisions of Article Eleventh cease to be included in the BANC ONE Articles.

  Article Eleventh incorporates, to a large extent, the provisions of the Ohio Control Share Statute. Article Eleventh sets forth procedures for obtaining shareholder consent of control share acquisitions, subject to the right of the BANC ONE Board to screen out proposals that do not meet certain standards set forth in Article Eleventh. Article Eleventh defines a "CONTROL SHARE ACQUISITION" as any acquisition, directly or indirectly, of shares of BANC ONE which, when added to all other shares of BANC ONE owned or controlled by the acquiror, would entitle the acquiror, alone or with others, to exercise or direct the exercise of voting power in BANC ONE in the election of directors within any of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; and (iii) a majority or more. A bank, broker, nominee, trustee or other person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing Article Eleventh shall be deemed to have voting power only of shares in respect of which such person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under Article Eleventh. A control share acquisition that meets certain criteria set forth in Article Eleventh, as determined by the BANC ONE Board, must be presented to a meeting of the BANC ONE Shareholders and approved by the affirmative vote of the holders of both (i) a majority of the voting power represented at the meeting and (ii) a majority of that portion of such voting power excluding any "INTERESTED SHARES" (those shares held by the acquiring person, executive officers of BANC ONE and employees of BANC ONE who are also directors). Article Eleventh may be amended by a vote of 85% of the votes entitled to be cast by all holders of voting stock.

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  Neither the Delaware Law nor the FCN/BANK ONE Certificate contains a comparable provision.

  Mergers, Acquisitions and Certain Other Transactions. The Delaware Law requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets (other than so-called "parent-subsidiary" mergers) by a majority of the voting power of the corporation, unless the certificate of incorporation specifies a different percentage. Other than as described above under "--Provisions Affecting Business Combinations; Fair Price Provisions," the FCN/BANK ONE Certificate does not provide for a different percentage. The Delaware Law does not require stockholder approval for majority share acquisitions or for combinations involving the issuance of less than 20% of the voting power of the corporation, except for "business combinations" subject to Section 203 of the Delaware Law.

  Under the Ohio Law, a merger or consolidation by an Ohio corporation generally requires the affirmative vote of holders of shares representing at least two-thirds of the voting power of the corporation unless the corporation's articles of incorporation provide for approval by a different proportion not less than a majority. The BANC ONE Articles generally require approval of a majority of the outstanding shares for such transactions.

  Constituencies Provisions. Section 1701.59 of the Ohio Law permits a director, in determining what such director reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, any of the following: (i) the interests of the corporation's employees, suppliers, creditors, and customers, (ii) the economy of the state and nation, (iii) community and societal considerations and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

  The Delaware Law contains no comparable provision. Article Thirteenth of the FCN/BANK ONE Certificate requires the corporation's board of directors, in connection with its approval of business combinations involving an Interested Stockholder or of any tender or exchange offer by a person other than the corporation for the corporation's capital stock, to consider all factors that it deems relevant, which may include, among other things, the potential social and economic impact of the transaction on the communities in which the corporation and its subsidiaries operate or are located and upon the corporation, its subsidiaries, and their employees, depositors, and loan and other customers.

  Rights of Dissenting Shareholders. Under the Delaware Law, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, the Delaware Law does not provide for appraisal rights (i) with respect to shares of a corporation that are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required for the merger. The FCN/BANK ONE Certificate does not provide otherwise. See "Dissenters' Appraisal Rights." The Delaware Law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide.

  Under the Ohio Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a

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corporation and in connection with certain amendments to the corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights. The Ohio Law provides shareholders of an acquiring corporation with voting rights if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction. See "Dissenters' Appraisal Rights."

  Under the Delaware Law, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights.

  Under the Ohio Law, a shareholder's written demand must be delivered to the corporation not later than ten days after the taking of the vote on the matter giving rise to appraisal rights.

  Dividends. Both the Delaware Law and the Ohio Law provide that dividends may be paid in cash, property or shares of a corporation's capital stock. The Delaware Law provides that a corporation may pay dividends out of any surplus, and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets). The Ohio Law provides that a corporation may pay dividends out of surplus and must notify its shareholders if a dividend is paid out of capital surplus.

  Preemptive Rights of Shareholders. The Delaware Law provides that no stockholder shall have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants such rights. The FCN/BANK ONE Certificate does not provide for preemptive rights.

  The Ohio Law provides that, subject to certain limitations and conditions contained in the Ohio Law and unless the articles of incorporation provide otherwise, shareholders shall have preemptive rights to purchase additional securities of the corporation. The BANC ONE Articles expressly eliminate any preemptive rights.

  Director Liability and Indemnification. The Delaware Law allows a Delaware corporation to include in its certificate of incorporation, and the FCN Certificate contains, a provision eliminating the liability of a director for monetary damages for a breach of such director's fiduciary duties as a director, except liability (i) for any breach of the director's duty of loyalty to the corporation's stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under
Section 174 of the Delaware Law (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and (iv) for any transaction from which the director derived an improper personal benefit. The FCN Certificate provides that a director, officer, employee or agent (collectively, "INDEMNITEE") of the corporation shall be indemnified thereby against all expenses, liability and loss reasonably incurred or suffered by such Indemnitee in connection with his or her activities as a director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise, if the Indemnitee held such position at the request of the corporation. The Delaware Law requires that an Indemnitee, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his or her conduct was unlawful. The FCN Certificate provides that any such indemnification, unless ordered by a court, will be made by the corporation only as authorized in a specific case upon a determination that such indemnification is proper because the Indemnitee has met the applicable standard of conduct, and that such determination will be made

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(a) by the FCN Board by a majority vote of a quorum consisting of disinterested directors or (b) if such a quorum is not obtainable or if such a quorum so directs, by independent counsel in a written opinion or (c) by the FCN Stockholders. The FCN Certificate provides that expenses incurred in defending an action, suit or proceeding may be paid by FCN in advance of the final disposition thereof upon receipt of an undertaking from the Indemnitee to repay such amount unless it is ultimately determined that the indemnitee is entitled to indemnification by FCN. The FCN Certificate and the Delaware Law also provide that the indemnification provisions of such FCN Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the FCN Certificate and Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the FCN Certificate and the Delaware Law provide that the corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation has the power to indemnify such person against such expense, liability or loss under the Delaware Law.

  Similarly, the BANK ONE Certificate contains a provision eliminating the liability of a director for monetary damages for a breach of such director's fiduciary duties as a director in the same circumstances, and subject to the same limitations, as set forth in the FCN Certificate. The BANK ONE Certificate provides that BANK ONE will indemnify each Indemnitee to the full extent permitted by the Delaware Law or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. The BANK ONE Certificate also authorizes BANK ONE to enter into agreements with any person providing for indemnification greater or different than that provided therein. The BANK ONE Certificate provides that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by BANK ONE upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by BANK ONE. The BANK ONE Certificate and the Delaware Law also provide that the indemnification provisions of the BANK ONE Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. While the BANK ONE Certificate does not expressly provide for the power to maintain insurance with respect to any expense liability or loss, the Delaware Law authorizes BANK ONE to do so.

  There is no comparable provision under the Ohio Law limiting the liability of officers, employees or agents of the corporation, and the BANC ONE Articles contain no such provision. However, Ohio Law has codified the traditional business judgment rule. Ohio Law provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence that an action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Further, Ohio Law provides specific statutory authority for directors to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation. See "-- Constituencies Provisions." Under the Ohio Law, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Law does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation,

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indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation, code of regulations or by contract, except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons. The Ohio Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. The BANC ONE Regulations provide that BANC ONE may indemnify directors, officers, employees and agents to the fullest extent permitted by law against costs incurred in connection with any threatened, pending or completed claim, action, suit or proceeding because of such person's service as a director, officer, employee or agent of BANC ONE. BANC ONE has entered into indemnification contracts with its directors and certain of its officers that, among other things, provide the contracting director or officer with certain procedural and substantive rights to indemnification. Such indemnification rights apply to acts or omissions of such persons, whether such acts or omissions occurred before or after the effective date of the contract.

  Shareholder Rights Plans. None of BANC ONE, FCN or BANK ONE has implemented a shareholder rights plan, but, subject to the terms of the Agreement, any of such corporations could do so without further action of its shareholders.

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                             CERTAIN OTHER MATTERS

                          DISSENTERS' APPRAISAL RIGHTS

BANC ONE SHAREHOLDERS

  Section 1701.84 of the Ohio Law provides that all BANC ONE Shareholders entitled to vote on the Merger may exercise dissenters' rights with respect to the Merger. The following is a summary of the principal steps a BANC ONE Shareholder must take to perfect dissenters' rights under Section 1701.85 of the Ohio Law. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Law, a copy of which is attached as Appendix F to this Joint Proxy Statement-Prospectus. Any BANC ONE Shareholder contemplating the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under Section 1701.85 of the Ohio Law are not fully and precisely satisfied. To perfect dissenters' rights, a BANC ONE Shareholder must satisfy each of the following conditions:

    (i) No Vote in Favor of the Merger Proposal. Shares of BANC ONE Common Stock held by the Dissenting BANC ONE Shareholder must not be voted at the BANC ONE Special Meeting in favor of the Merger. See "BANC ONE Special Meeting--Matters to Be Considered." This requirement will be satisfied if a proxy is signed and returned with instructions to vote against the Merger or to abstain from such vote, if no proxy is returned and no vote is cast at the BANC ONE Special Meeting in favor of the Merger, or, if the Dissenting BANC ONE Shareholder revokes a proxy, and thereafter abstains from voting with respect to the Merger or votes against the Merger at the BANC ONE Special Meeting. A vote in favor of the Merger at the BANC ONE Special Meeting constitutes a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A Dissenting BANC ONE Shareholder may revoke his or her proxy at any time before its exercise by filing with BANC ONE an instrument revoking it or a duly executed proxy bearing a later date, or by attending and giving notice of the revocation of the proxy in open meeting (although attendance at the BANC ONE Special Meeting will not in and of itself constitute revocation of a proxy). See "BANC ONE Special Meeting--Proxies."

    (ii) Filing Written Demand. Not later than ten days after the taking of the vote on the Merger, a Dissenting BANC ONE Shareholder must deliver to BANC ONE a written demand (the "BANC ONE DEMAND") for payment of the fair cash value of such shareholder's Dissenting Shares. The BANC ONE Demand should be delivered to BANC ONE at 100 East Broad Street, Columbus, Ohio 43271, Attention: Corporate Secretary. It is recommended, although not required, that the BANC ONE Demand be sent by registered or certified mail, return receipt requested. Voting against the Merger will not itself constitute a demand. BANC ONE will not send any further notice to BANC ONE Shareholders as to the date on which such ten-day period expires.

    The BANC ONE Demand must identify the name and address of the holder of record of the Dissenting Shares covered thereby, the number of Dissenting Shares covered thereby and the amount claimed as the fair cash value thereof. A beneficial owner must, in all cases, have the record holder submit the BANC ONE Demand in respect of such owner's Dissenting Shares. The BANC ONE Demand must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of BANC ONE. A BANC ONE Demand with respect to Dissenting Shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a BANC ONE Demand on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

    Because only BANC ONE Shareholders of record on the BANC ONE Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a

                                                          ADDITIONAL INFORMATION
  broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of the Dissenting Shares to satisfy the conditions outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section, "Dissenters' Appraisal Rights," the dissenters' rights for all of the shares held by that shareholder will be lost.

    From the time the BANC ONE Demand is given until either the termination of the rights and obligations arising from such BANC ONE Demand or the purchase of the Dissenting Shares related thereto by BANC ONE, all rights accruing to the holder of the Dissenting Shares, including voting and dividend or distribution rights, will be suspended. If any dividend or distribution is paid on shares of BANC ONE Common Stock during the suspension, an amount equal to the dividend or distribution which would have been payable on such Dissenting Shares, but for such suspension, shall be paid to the holder of record of the Dissenting Shares as a credit upon the fair cash value thereof. If the right to receive the fair cash value is terminated otherwise than by the purchase of the Dissenting Shares by BANC ONE, all rights will be restored to the Dissenting BANC ONE Shareholder and any distribution that would have been made to the holder of record of the Dissenting Shares, but for the suspension, will be made at the time of the termination.

    (iii) Petitions to Be Filed in Court. Within three months after the service of the BANC ONE Demand, if BANC ONE and the Dissenting BANC ONE Shareholder do not reach an agreement on the fair cash value of such shareholder's Dissenting Shares, the Dissenting BANC ONE Shareholder or BANC ONE may file a complaint in the Court of Common Pleas of Franklin County, Ohio (the "COMMON PLEAS COURT"), or join or be joined in an action similarly brought by another Dissenting BANC ONE Shareholder, for a judicial determination of the fair cash value (as defined herein) of such shareholder's Dissenting Shares. BANC ONE does not intend to file any complaint for a judicial determination of the fair cash value of any Dissenting Shares.

  Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the Dissenting BANC ONE Shareholder is entitled to be paid the fair cash value of such shareholder's Dissenting Shares. If the Common Pleas Court finds that the Dissenting BANC ONE Shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Common Pleas Court is required to make a finding as to the fair cash value of the Dissenting Shares and to render a judgment against BANC ONE for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the Dissenting Shares is required to be made within 30 days after the date of final determination of such value or the First Effective Time, whichever is later, only upon surrender to BANC ONE of the certificates representing the Dissenting Shares for which payment is made.

  "FAIR CASH VALUE" is the amount which a willing seller, under no compulsion to sell, would be willing to accept, and which a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value exceed the amount specified in the BANC ONE Demand. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger. In computing this value, any appreciation or depreciation in the market value of the Dissenting Shares resulting from the Merger is excluded.

  The dissenters' rights of any Dissenting BANC ONE Shareholder will terminate if, among other things, (i) such Dissenting BANC ONE Shareholder has not complied with Section 1701.85 of the Ohio Law (unless the BANC ONE Board waives compliance), (ii) the Merger is abandoned or otherwise not carried out or such Dissenting BANC ONE Shareholder withdraws its BANC ONE Demand with the consent of the BANC ONE Board, or (iii) no agreement has been reached between BANC ONE and the Dissenting BANC ONE Shareholder with respect to the fair cash value of such shareholder's Dissenting Shares and no complaint has been timely filed in the Common Pleas Court.

ADDITIONAL INFORMATION

FCN STOCKHOLDERS

  FCN Stockholders will not be entitled to dissenters' appraisal rights under Delaware law or any other statute in connection with the Merger. See "BANK ONE Capital Stock and Comparison of Shareholder Rights--Comparison of BANC ONE Common Stock, FCN Common Stock and BANK ONE Common Stock--Rights of Dissenting Shareholders."

                                 LEGAL MATTERS

  The validity of the BANK ONE Capital Stock to be issued in connection with the Merger will be passed upon by Wachtell, Lipton, Rosen & Katz.

                                    EXPERTS

  The consolidated financial statements of BANC ONE and its subsidiaries incorporated in this Joint Proxy Statement-Prospectus by reference to the BANC ONE Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their report dated February 12, 1998 accompanying such financial statements and are incorporated herein by reference in reliance upon the report of such firm, given on the authority of said firm as expert in auditing and accounting.

  The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as expert in accounting and auditing in giving said report.

                             SHAREHOLDER PROPOSALS

  Stockholders of BANK ONE (or of BANC ONE, if the Merger is not consummated) may submit proposals to be considered for shareholder action at the 1999 Annual Meeting of stockholders of BANK ONE (or of BANC ONE, if the Merger is not consummated) if they do so in accordance with applicable regulations of the Commission. Any such proposals must be submitted to the Secretary of BANK ONE (or, if the Merger has not yet been consummated at such time, the Secretary of BANC ONE) no later than November 2, 1998 in order to be considered for inclusion in the corporation's 1999 proxy materials.

  FCN will hold a 1999 Annual Meeting of Stockholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any proposals of stockholders intended to be presented at the 1999 Annual Meeting must have been received by the Secretary of FCN no later than November 27, 1998 in order to be considered for inclusion in the FCN proxy materials relating to such meeting.

                                 OTHER MATTERS

  As of the date of this Joint Proxy Statement-Prospectus, the FCN Board and the BANC ONE Board know of no matters that will be presented for consideration at the FCN Special Meeting or the BANC ONE Special Meeting, respectively, other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before either such Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of FCN and BANC ONE.

                                                          ADDITIONAL INFORMATION

                         INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of PricewaterhouseCoopers LLP will be present at the BANC ONE Special Meeting, and representatives of Arthur Andersen LLP are expected to be present at the FCN Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

  BANK ONE has filed with the Commission a Registration Statement under the Securities Act that registers the distribution to FCN Stockholders of the shares of BANK ONE Capital Stock to be issued in connection with the Merger (the "REGISTRATION STATEMENT"). The Registration Statement, including the attached exhibits and schedules, contain additional relevant information about BANK ONE and BANK ONE Capital Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Joint Proxy Statement-Prospectus.

  In addition, BANC ONE and FCN file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the SEC:

   Public Ref-
      erence
       Room         New York Regional Office           Chicago Regional Office
    450 Fifth
     Street,
       N.W.           7 World Trade Center                 Citicorp Center
    Room 1024              Suite 1300                  500 West Madison Street
   Washington,
    D.C. 20549      New York, New York 10048                  Suite 1400
                                                     Chicago, Illinois 60661-2511

  You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

  The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BANC ONE and FCN, who file electronically with the Commission. The address of that site is http://www.sec.gov.

  You can also inspect reports, proxy statements and other information about BANC ONE and FCN at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  The Commission allows BANC ONE and FCN to "incorporate by reference" information into this Joint Proxy Statement-Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Joint Proxy Statement-Prospectus, except for any information that is superseded by information that is included directly in this document.

  This Joint Proxy Statement-Prospectus incorporates by reference the documents listed below that BANC ONE and FCN have previously filed with the Commission. They contain important information about our companies and their financial condition.

            BANC ONE SEC FILINGS                              PERIOD
            --------------------                              ------
Annual Report on Form 10-K...................  Year ended December 31, 1997, as filed March 31, 1998
Quarterly Report on Form 10-Q................  Quarter ended March 31, 1998, as filed May 15, 1998
The description of BANC ONE Common Stock set
 forth in the BANC ONE Registration Statement
 filed under Section 12 of the Exchange Act
 on Form 8-B on May 1, 1989, including any
 amendment or report filed with the
 Commission for the purpose of updating such
 description

ADDITIONAL INFORMATION

           BANC ONE SEC FILINGS                            PERIOD
           --------------------                            ------
Current Reports on Form 8-K................ Filed:
                                             .  January 26, 1998
                                             .  April 14, 1998, as amended by
                                                the Form 8-K/A filed April 21,
                                                1998, as amended by the Form 8-
                                                K/A filed May 19, 1998
                                             .  April 22, 1998
                                             .  July 21, 1998
                                             .  July 22, 1998
                                             .  July 24, 1998 (dated July 21,
                                                1998)
                                             .  July 24, 1998 (dated July 24,
                                                1998)
              FCN SEC FILINGS                              PERIOD
              ---------------                              ------
Annual Report on Form 10-K................. Year ended December 31, 1997, as filed March 27, 1998
Quarterly Report on Form 10-Q.............. Quarter ended March 31, 1998, as filed May 15, 1998
The description of FCN Common Stock set
 forth in the registration statement filed
 by NBD Bancorp, Inc. pursuant to Section
 12 of the Exchange Act, including any
 amendment or report filed with the
 Commission for the purpose of updating
 such description
Current Reports on Form 8-K................ Filed:
                                             .  January 16, 1998
                                             .  February 17, 1998
                                             .  April 14, 1998 (dated as of
                                                April 10, 1998)
                                             .  April 14, 1998 (dated as of
                                                April 13, 1998)
                                             .  April 21, 1998
                                             .  May 19, 1998
                                             .  July 14, 1998

  BANC ONE and FCN incorporate by reference additional documents that either company may file with the Commission between the date of this Joint Proxy Statement-Prospectus and the dates of the BANC ONE Special Meeting and the FCN Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  BANC ONE has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to BANC ONE, as well as all pro forma financial information, and FCN has supplied all such information relating to FCN.

  You can obtain any of the documents incorporated by reference in this document through BANC ONE or FCN, as the case may be, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

            BANC ONE                                       FCN
                                                   Investor Relations
       Investor Relations                           First Chicago NBD
      Department OH 1-0251                             Corporation
      BANC ONE CORPORATION                      One First National Plaza
      100 East Broad Street                          Mail Suite 0460
    Columbus, Ohio 43271-0251                    Chicago, Illinois 60670
    Telephone (614) 248-6889                    Telephone (312) 732-4812

  If you would like to request documents, please do so by September 8, 1998 to receive them before the Special Meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                                                         ADDITIONAL INFORMATION

  We have not authorized anyone to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this Joint Proxy Statement-Prospectus or in any of the materials that we've incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

  This Joint Proxy Statement-Prospectus (including information included or incorporated by reference herein) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of BANC ONE and FCN, as well as certain information relating to the Merger, including, without limitation (i) statements relating to the cost savings estimated to result from the Merger, (ii) statements relating to revenues estimated to result from the Merger; (iii) statements relating to the restructuring charges estimated to be incurred in connection with the Merger and (iv) statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors: (a) expected cost savings from the Merger may not be fully realized or realized within the expected time frame; (b) revenues following the Merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the business of BANC ONE and FCN may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which BANC ONE or FCN is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which BANC ONE or FCN is engaged; (h) technological changes (including "Year 2000" data systems compliance issues) may be more difficult or expensive than anticipated; and (i) changes may occur in the securities markets.

  See "Where You Can Find More Information."

ADDITIONAL INFORMATION

                             FINANCIAL INFORMATION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on the historical financial positions and results of operations of BANC ONE and FCN of the Merger under the "pooling of interests" method of accounting. The unaudited pro forma condensed combined financial information combines the historical financial information of BANC ONE and FCN as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 and for the twelve-month periods ended December 31, 1997, 1996, and 1995, respectively. The unaudited pro forma condensed combined statements of income give effect to the Merger as if the Merger occurred at the beginning of each period covered by such statements of income. The pro forma condensed combined balance sheet assumes the Merger was consummated on March 31, 1998.

  The pro forma condensed combined financial information as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 and each of the three years ended December 31, 1997, 1996 and 1995, respectively, is based on and derived from, and should be read in conjunction with, (a) the historical consolidated financial statements and the related notes thereto of BANC ONE, which are incorporated by reference herein, and (b) the historical consolidated financial statements and the related notes thereto of FCN, which are incorporated by reference herein. See "Where You Can Find More Information." The pro forma condensed combined financial statements do not give effect to the anticipated cost savings or potential revenue enhancements in connection with the Merger. See "Management and Operations After the Merger--Operations."

  The pro forma financial information does not give effect to BANC ONE's acquisition of First Commerce Corporation, as the acquisition is not material to BANC ONE.

  The pro forma data are presented for comparative purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the Merger been consummated during the periods or as of the dates for which the pro forma data are presented.

                                                           FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                       (SURVIVING CORPORATION TO BE NAMED
                            "BANK ONE CORPORATION")

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN MILLIONS)
                                  (UNAUDITED)

                               AT MARCH 31, 1998

  The following unaudited pro forma condensed combined balance sheet as of March 31, 1998 is presented to show the impact on BANC ONE's historical financial condition of the proposed Merger with FCN. The Merger has been reflected under the "pooling of interests" method of accounting.

                                                                       PROFORMA
                                       BANC ONE    FCN     ADJUSTMENTS COMBINED
                                       --------  --------  ----------- --------
ASSETS
Total cash and due from banks........  $  6,880  $  7,907              $ 14,787
Short-term investments...............     1,275    12,898                14,173
Trading assets.......................     1,397     3,841                 5,238
Investment securities:
 Securities held to maturity.........       711                             711
 Securities available for sale.......    16,789    11,594                28,383
                                       --------  --------              --------
    Total investment securities......    17,500    11,594                29,094
Loans and leases (net of unearned
 income and allowance for credit
 losses).............................    78,970    66,851               145,821
Other assets.........................    10,299    11,713                22,012
                                       --------  --------    -------   --------
    TOTAL ASSETS.....................  $116,321  $114,804              $231,125
                                       ========  ========    =======   ========
LIABILITIES
Deposits:
 Non-interest bearing................  $ 18,880  $ 20,007              $ 38,887
 Interest-bearing....................    59,036    48,163               107,199
                                       --------  --------    -------   --------
    Total deposits...................    77,916    68,170               146,086
Short-term borrowings................    12,885    20,634                33,519
Long-term borrowings.................    11,591    10,294                21,885
Other liabilities....................     3,463     7,700    $   837     12,000
                                       --------  --------    -------   --------
    TOTAL LIABILITIES................   105,855   106,798        837    213,490
                                       --------  --------    -------   --------

STOCKHOLDERS' EQUITY
Preferred stock......................       100       190                   290
Common stock.........................     3,237       320      2,006      5,563
Capital in excess of aggregate stated
 value...............................     6,690     1,960     (4,108)     4,542
Retained earnings....................       510     7,699       (837)     7,372
Other shareholders' equity...........       124       (61)                   63
Less: Treasury stock.................      (195)   (2,102)     2,102       (195)
                                       --------  --------    -------   --------
    Total stockholders' equity.......    10,466     8,006       (837)    17,635
                                       --------  --------    -------   --------
    TOTAL LIABILITIES AND STOCKHOLD-
     ERS' EQUITY.....................  $116,321  $114,804    $     0   $231,125
                                       ========  ========    =======   ========

         See accompanying notes to the pro forma financial information.

FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                       (SURVIVING CORPORATION TO BE NAMED
                            "BANK ONE CORPORATION")

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (IN MILLIONS, EXCEPT PER SHARE
                                     DATA)
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1998

  The following unaudited pro forma condensed combined statements of income are presented to show the impact on BANC ONE's historical results of operations of the proposed merger with FCN. Such statements assume that the companies had been combined for each period presented.

                                                           BANC         PROFORMA
                                                           ONE    FCN   COMBINED
                                                          ------ ------ --------
INTEREST INCOME
Loans and leases......................................... $2,028 $1,460 $  3,488
Securities; including trading............................    263    214      477
Other interest income....................................     10    190      200
                                                          ------ ------ --------
  Total..................................................  2,301  1,864    4,165

INTEREST EXPENSE
Deposits.................................................    630    558    1,188
Borrowings...............................................    350    445      795
                                                          ------ ------ --------
  Total..................................................    980  1,003    1,983
NET INTEREST INCOME......................................  1,321    861    2,182
Provision for credit losses..............................    203    179      382
                                                          ------ ------ --------
Net interest income after provision for credit losses....  1,118    682    1,800

NONINTEREST INCOME
Credit card revenue......................................    492    234      726
Deposit fees.............................................    184    108      292
Other noninterest income.................................    461    397      858
                                                          ------ ------ --------
  Total..................................................  1,137    739    1,876

NONINTEREST EXPENSE
Salaries and employee benefits...........................    634    440    1,074
Other operating expense..................................    859    408    1,267
                                                          ------ ------ --------
  Total..................................................  1,493    848    2,341
INCOME BEFORE INCOME TAXES...............................    762    573    1,335
Income taxes.............................................    244    190      434
                                                          ------ ------ --------
NET INCOME............................................... $  518 $  383 $    901
                                                          ====== ====== ========

NET INCOME PER COMMON SHARE
Basic.................................................... $ 0.80 $ 1.32 $   0.81
Diluted..................................................   0.79   1.30     0.79

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic....................................................  643.1  288.1  1,109.9
Diluted..................................................  655.5  293.0  1,130.2

         See accompanying notes to the pro forma financial information.

                                                           FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                      (SURVIVING CORPORATION TO BE RENAMED
                       "BANK ONE CORPORATION" AT CLOSING)

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                       THREE MONTHS ENDED MARCH 31, 1997

                                                           BANC         PROFORMA
                                                           ONE    FCN   COMBINED
                                                          ------ ------ --------
INTEREST INCOME
Loans and leases......................................... $2,014 $1,401 $ 3,415
Securities, including trading............................    299    172     471
Other interest income....................................     11    161     172
                                                          ------ ------ -------
  Total..................................................  2,324  1,734   4,058
INTEREST EXPENSE
Deposits.................................................    623    499   1,122
Borrowings...............................................    343    359     702
                                                          ------ ------ -------
  Total..................................................    966    858   1,824
NET INTEREST INCOME......................................  1,358    876   2,234
Provision for credit losses..............................    272    187     459
                                                          ------ ------ -------
Net interest income after provision for credit losses....  1,086    689   1,775
NONINTEREST INCOME
Credit card revenue......................................    288    234     522
Deposit fees.............................................    166    109     275
Other noninterest income.................................    353    336     689
                                                          ------ ------ -------
  Total..................................................    807    679   1,486
NONINTEREST EXPENSES
Salaries and employee benefits...........................    568    425     993
Other operating expense..................................    741    375   1,116
                                                          ------ ------ -------
  Total..................................................  1,309    800   2,109
INCOME BEFORE INCOME TAXES...............................    584    568   1,152
Income taxes.............................................    202    188     390
                                                          ------ ------ -------
NET INCOME............................................... $  382 $  380 $   762
                                                          ====== ====== =======
NET INCOME PER COMMON SHARE
Basic.................................................... $ 0.60 $ 1.19 $  0.66
Diluted..................................................   0.58   1.17    0.64
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic....................................................  622.6  312.1 1,128.2
Diluted..................................................  655.6  320.8 1,175.3

         See accompanying notes to the pro forma financial information.

FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                       (SURVIVING CORPORATION TO BE NAMED
                            "BANK ONE CORPORATION")

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997

                                                           BANC         PROFORMA
                                                           ONE    FCN   COMBINED
                                                          ------ ------ --------
INTEREST INCOME
Loans and leases......................................... $8,268 $5,849 $14,117
Securities, including trading............................  1,066    743   1,809
Other interest income....................................     49    755     804
                                                          ------ ------ -------
  Total..................................................  9,383  7,347  16,730

INTEREST EXPENSE
Deposits.................................................  2,545  2,178   4,723
Borrowings...............................................  1,446  1,597   3,043
                                                          ------ ------ -------
  Total..................................................  3,991  3,775   7,766
NET INTEREST INCOME......................................  5,392  3,572   8,964
Provision for credit losses..............................  1,211    725   1,936
                                                          ------ ------ -------
Net interest income after provision for credit losses....  4,181  2,847   7,028

NONINTEREST INCOME
Credit card revenue......................................  1,709    904   2,613
Deposit fees.............................................    702    460   1,162
Other noninterest income.................................  1,425  1,387   2,812
                                                          ------ ------ -------
  Total..................................................  3,836  2,751   6,587

NONINTEREST EXPENSE
Salaries and employee benefits...........................  2,368  1,748   4,116
Other operating expense..................................  3,344  1,584   4,928
Merger and restructure related charges...................    337      0     337
                                                          ------ ------ -------
  Total..................................................  6,049  3,332   9,381
INCOME BEFORE INCOME TAXES...............................  1,968  2,266   4,234
Income taxes.............................................    662    741   1,403
                                                          ------ ------ -------
NET INCOME............................................... $1,306 $1,525 $ 2,831
                                                          ====== ====== =======

NET INCOME PER COMMON SHARE
Basic.................................................... $ 2.04 $ 4.99 $  2.49
Diluted..................................................   1.99   4.90    2.44

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic....................................................  632.4  301.4 1,120.7
Diluted..................................................  655.7  307.0 1,153.0

         See accompanying notes to the pro forma financial information.

                                                           FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                       (SURVIVING CORPORATION TO BE NAMED
                            "BANK ONE CORPORATION")

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1996

                                                           BANC         PROFORMA
                                                           ONE    FCN   COMBINED
                                                          ------ ------ --------
INTEREST INCOME
Loans and leases......................................... $7,477 $5,745 $13,222
Securities, including trading............................  1,222    851   2,073
Other interest income....................................     37    973   1,010
                                                          ------ ------ -------
  Total..................................................  8,736  7,569  16,305
INTEREST EXPENSE
Deposits.................................................  2,460  2,175   4,635
Borrowings...............................................  1,137  1,774   2,911
                                                          ------ ------ -------
  Total..................................................  3,597  3,949   7,546
NET INTEREST INCOME......................................  5,139  3,620   8,759
Provision for credit losses..............................    943    735   1,678
                                                          ------ ------ -------
Net interest income after provision for credit losses....  4,196  2,885   7,081
NONINTEREST INCOME
Credit card revenue......................................  1,340    914   2,254
Deposit fees.............................................    654    414   1,068
Other noninterest income.................................  1,369  1,220   2,589
                                                          ------ ------ -------
  Total..................................................  3,363  2,548   5,911
NONINTEREST EXPENSE
Salaries and employee benefits...........................  2,205  1,707   3,912
Other operating expense..................................  2,857  1,564   4,421
                                                          ------ ------ -------
  Total..................................................  5,062  3,271   8,333
INCOME BEFORE INCOME TAXES...............................  2,497  2,162   4,659
Income taxes.............................................    824    726   1,550
                                                          ------ ------ -------
NET INCOME............................................... $1,673 $1,436 $ 3,109
                                                          ====== ====== =======
NET INCOME PER COMMON SHARE
Basic.................................................... $ 2.60 $ 4.44 $  2.66
Diluted..................................................   2.52   4.33    2.59
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic....................................................  632.5  316.8 1,145.7
Diluted..................................................  664.3  326.7 1,193.6

         See accompanying notes to the pro forma financial information.

FINANCIAL INFORMATION

                     BANC ONE CORPORATION AND SUBSIDIARIES
                       (SURVIVING CORPORATION TO BE NAMED
                            "BANK ONE CORPORATION")

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1995

                                                           BANC         PROFORMA
                                                           ONE    FCN   COMBINED
                                                          ------ ------ --------
INTEREST INCOME
Loans and leases......................................... $6,426 $5,260 $11,686
Securities, including trading............................  1,090  1,288   2,378
Other interest income....................................     72  1,542   1,614
                                                          ------ ------ -------
  Total..................................................  7,588  8,090  15,678
INTEREST EXPENSE
Deposits.................................................  2,427  2,581   5,008
Borrowings...............................................    910  2,301   3,211
                                                          ------ ------ -------
  Total..................................................  3,337  4,882   8,219
NET INTEREST INCOME......................................  4,251  3,208   7,459
Provision for credit losses..............................    526    510   1,036
                                                          ------ ------ -------
Net interest income after provision for credit losses....  3,725  2,698   6,423
NONINTEREST INCOME
Credit card revenue......................................  1,327    901   2,228
Deposit fees.............................................    545    382     927
Other noninterest income.................................    903  1,308   2,211
                                                          ------ ------ -------
  Total..................................................  2,775  2,591   5,366
NONINTEREST EXPENSE
Salaries and employee benefits...........................  1,876  1,692   3,568
Other operating expense..................................  2,451  1,576   4,027
Merger and restructure related charges...................      0    267     267
                                                          ------ ------ -------
  Total..................................................  4,327  3,535   7,862
INCOME BEFORE INCOME TAXES...............................  2,173  1,754   3,927
Income taxes.............................................    728    604   1,332
                                                          ------ ------ -------
NET INCOME............................................... $1,445 $1,150 $ 2,595
                                                          ====== ====== =======
NET INCOME PER COMMON SHARE
Basic.................................................... $ 2.26 $ 3.48 $  2.21
Diluted..................................................   2.20   3.41    2.16
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic....................................................  626.2  320.0 1,144.7
Diluted..................................................  657.1  329.6 1,191.0

         See accompanying notes to the pro forma financial information.

                                                           FINANCIAL INFORMATION

                        NOTES TO THE UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

  The pro forma condensed combined financial information reflects the Merger using the "pooling of interests" method of accounting. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1998, subject to shareholder and regulatory approval.

  Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations.

NOTE 2. ACCOUNTING POLICIES

  The accounting policies of both companies are in the process of being reviewed. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined and are not expected to be significant.

NOTE 3. MERGER-RELATED EFFECTS

  In connection with the Merger, the managements of BANC ONE and FCN estimate that a one-time restructuring charge of approximately $1.25 billion ($837 million after-tax) will be incurred at the time of the consummation of the Merger. The estimated details of this overall charge have been summarized into the following components: $800 million in personnel-related items, $350 million related to facilities and equipment costs and $100 million on other merger-related transaction costs. Actions incorporated in the business combination and restructuring plan are principally targeted for implementation over a 12-18 month period following the effective date of the Merger, currently contemplated for the fourth quarter of 1998. There can be no assurance that the actual restructuring charge and the details thereof will not differ materially from the foregoing estimates.

  Personnel-related items consist primarily of severance and benefits cost for separated employees and costs associated with change in control provisions of FCN's stock plans (currently estimated at $200 million). The benefit package to be made available to certain affected employees has been approved by management and communicated on a corporate-wide basis. Facilities and equipment costs include the net cost associated with the closing and divestiture of identified banking facilities, and from the consolidation of headquarters and operational facilities. Other merger-related transaction costs include investment banking fees, registration and listing fees, and various accounting, legal and other related costs.

  These amounts, including the related tax effects, have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 and are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Income due to their nonrecurring nature.

NOTE 4. PRO FORMA ADJUSTMENTS

The following pro forma adjustments have been reflected in the pro forma condensed combined financial information:

    (a) Common stock ($5.00 stated value per share) and capital in excess of aggregate stated value were adjusted by $2.006 billion to reflect the Merger accounted for as a pooling of interests through the exchange of
  465.2 million shares of BANK ONE Common Stock for 287.2 million shares of FCN Common Stock using an exchange ratio of 1.62.

FINANCIAL INFORMATION

    (b) Treasury stock and capital in excess of aggregate stated value were adjusted by $2.102 billion to reflect the retirement of FCN treasury stock.

    (c) Other liabilities and retained earnings were adjusted by $1.25 billion to reflect the recording of the merger-related charge.

    (d) Other liabilities and retained earnings were adjusted by $413 million to reflect the tax benefit associated with the Merger-related charge.

NOTE 5. ADDITIONAL TRANSACTION

  The pro forma condensed combined financial information does not give effect to BANC ONE's acquisition of First Commerce Corporation as the acquisition is not material to BANC ONE.

                                                           FINANCIAL INFORMATION

                                                                     APPENDIX A

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                             BANC ONE CORPORATION,

                         FIRST CHICAGO NBD CORPORATION

                                      AND

                             BANK ONE CORPORATION

                               ----------------

                          DATED AS OF APRIL 10, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     APPENDICES

                               TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

                                   ARTICLE I
                             THE FIRST STEP MERGER

                                                                            PAGE
                                                                            ----
 1.1  The First Step Merger...............................................   A-5
 1.2  Effective Time......................................................   A-5
 1.3  Effects of the First Step Merger....................................   A-6
 1.4  Conversion of BANC ONE Common Stock.................................   A-6
 1.5  Newco Common Stock..................................................   A-6
 1.6  Dissenting Shares...................................................   A-6
 1.7  Options.............................................................   A-7
 1.8  Certificate of Incorporation........................................   A-7
 1.9  By-Laws.............................................................   A-7
 1.10 Board of Directors; Management......................................   A-7

                                   ARTICLE II
                             THE SECOND STEP MERGER

 2.1  The Second Step Merger..............................................   A-7
 2.2  Effective Time......................................................   A-7
 2.3  Effects of the Second Step Merger...................................   A-8
 2.4  Conversion of FCN Common Stock; FCN Preferred Stock.................   A-8
 2.5  Newco Common Stock..................................................   A-9
 2.6  Options.............................................................   A-9
 2.7  Certificate of Incorporation........................................   A-9
 2.8  By-Laws.............................................................  A-10
 2.9  Tax and Accounting Consequences.....................................  A-10
 2.10 Management Succession...............................................  A-10
 2.11 Board of Directors..................................................  A-10
 2.12 Headquarters of Surviving Corporation...............................  A-10

                                  ARTICLE III
                               EXCHANGE OF SHARES

 3.1  Newco to Make Shares Available......................................  A-10
 3.2  Exchange of Shares..................................................  A-10

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FCN

 4.1  Corporate Organization..............................................  A-12
 4.2  Capitalization......................................................  A-12
 4.3  Authority; No Violation.............................................  A-13
 4.4  Consents and Approvals..............................................  A-14
 4.5  Reports.............................................................  A-15
 4.6  Financial Statements................................................  A-15

APPENDICES

 4.7  Broker's Fees.......................................................  A-15
 4.8  Absence of Certain Changes or Events................................  A-16
 4.9  Legal Proceedings...................................................  A-16
 4.10 Taxes and Tax Returns...............................................  A-16
 4.11 Employees...........................................................  A-17
 4.12 SEC Reports.........................................................  A-18
 4.13 Compliance with Applicable Law......................................  A-18
 4.14 Certain Contracts...................................................  A-18
 4.15 Agreements with Regulatory Agencies.................................  A-19
 4.16 Other Activities of FCN and its Subsidiaries........................  A-19
 4.17 Investment Securities...............................................  A-20
 4.18 Interest Rate Risk Management Instruments...........................  A-20
 4.19 Undisclosed Liabilities.............................................  A-20
 4.20 Insurance...........................................................  A-20
 4.21 Environmental Liability.............................................  A-20
 4.22 State Takeover Laws; FCN Certificate of Incorporation...............  A-21
 4.23 Year 2000...........................................................  A-21
 4.24 Reorganization; Pooling of Interests................................  A-21

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF BANC ONE AND NEWCO

 5.1  Corporate Organization..............................................  A-21
 5.2  Capitalization......................................................  A-22
 5.3  Authority; No Violation.............................................  A-23
 5.4  Consents and Approvals..............................................  A-24
 5.5  Reports.............................................................  A-24
 5.6  Financial Statements................................................  A-25
 5.7  Broker's Fees.......................................................  A-25
 5.8  Absence of Certain Changes or Events................................  A-25
 5.9  Legal Proceedings...................................................  A-26
 5.10 Taxes and Tax Returns...............................................  A-26
 5.11 Employees...........................................................  A-27
 5.12 SEC Reports.........................................................  A-28
 5.13 Compliance with Applicable Law......................................  A-28
 5.14 Certain Contracts...................................................  A-28
 5.15 Agreements with Regulatory Agencies.................................  A-29
 5.16 Other Activities of BANC ONE and its Subsidiaries...................  A-29
 5.17 Investment Securities...............................................  A-30
 5.18 Interest Rate Risk Management Instruments...........................  A-30
 5.19 Undisclosed Liabilities.............................................  A-30
 5.20 Insurance...........................................................  A-30
 5.21 Environmental Liability.............................................  A-30
 5.22 State Takeover Laws.................................................  A-30
 5.23 Interim Operations of Newco.........................................  A-31
 5.24 Year 2000...........................................................  A-31
 5.25 Reorganization; Pooling of Interests................................  A-31

                                   ARTICLE VI
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

 6.1  Conduct of Businesses Prior to the Effective Time...................  A-31
 6.2  Forbearances........................................................  A-31

                                                                      APPENDICES

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

 7.1   Regulatory Matters................................................  A-33
 7.2   Access to Information.............................................  A-34
 7.3   Stockholders' Approvals...........................................  A-35
 7.4   Legal Conditions to Merger........................................  A-35
 7.5   Affiliates; Publication of Combined Financial Results.............  A-35
 7.6   Stock Exchange Listing............................................  A-35
 7.7   Employee Benefit Plans; Certain Insurance.........................  A-35
 7.8   Indemnification; Directors' and Officers' Insurance...............  A-36
 7.9   Additional Agreements.............................................  A-37
 7.10  Advice of Changes.................................................  A-38
 7.11  Dividends.........................................................  A-38
 7.12  Authorized Stock of Newco.........................................  A-38
 7.13  Pooling of Interests..............................................  A-38

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

       Conditions to Each Party's Obligation To Effect the Second Step
 8.1   Merger............................................................  A-38
 8.2   Conditions to Obligations of BANC ONE and Newco...................  A-39
 8.3   Conditions to Obligations of FCN..................................  A-40

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

 9.1   Termination.......................................................  A-40
 9.2   Effect of Termination.............................................  A-41
 9.3   Amendment.........................................................  A-41
 9.4   Extension; Waiver.................................................  A-41

                                   ARTICLE X
                               GENERAL PROVISIONS

 10.1  Closing...........................................................  A-42
 10.2  Nonsurvival of Representations, Warranties and Agreements.........  A-42
 10.3  Expenses..........................................................  A-42
 10.4  Notices...........................................................  A-42
 10.5  Interpretation....................................................  A-42
 10.6  Counterparts......................................................  A-43
 10.7  Entire Agreement..................................................  A-43
 10.8  Governing Law.....................................................  A-43
 10.9  Severability......................................................  A-43
 10.10 Publicity.........................................................  A-43
 10.11 Assignment; Third Party Beneficiaries.............................  A-43
 10.12 Certain Agreements of BANC ONE....................................  A-43

Exhibit A--Form of Certificate of Incorporation of Surviving Corporation Exhibit B--Form of Bylaws of Surviving Corporation
Exhibit C--BANC ONE Option Agreement
Exhibit D--FCN Option Agreement
Exhibit 6.5(a)(1)--Form of Affiliate Letter Addressed to BANC ONE
Exhibit 6.5(a)(2)--Form of Affiliate Letter Addressed to FCN

APPENDICES

                     AGREEMENT AND PLAN OF REORGANIZATION

  AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 10, 1998 (this "Agreement"), by and among BANC ONE CORPORATION, an Ohio corporation ("BANC ONE"), BANK ONE CORPORATION, a Delaware corporation ("Newco"), and FIRST CHICAGO NBD CORPORATION, a Delaware corporation ("FCN").

  WHEREAS, the Boards of Directors of FCN, BANC ONE and Newco have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which (x) BANC ONE will, subject to the terms and conditions set forth herein, merge with and into Newco (the "First Step Merger") so that Newco is the surviving corporation in the First Step Merger, and (b) immediately thereafter FCN will, subject to the terms and conditions set forth herein, merge with and into Newco (the "Second Step Merger" and, together with the First Step Merger, the "Merger"), so that Newco is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Second Step Merger; and

  WHEREAS, it is the intent of the respective Boards of Directors of BANC ONE and FCN that the Merger be structured as a "merger of equals" of BANC ONE and FCN and that the Surviving Corporation be governed and operated on this basis; and

  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, BANC ONE and FCN are entering into a BANC ONE stock option agreement (the "BANC ONE Option Agreement") in the form attached hereto as Exhibit C; and

  WHEREAS, as a condition to, and immediately after the execution of, this Agreement, BANC ONE and FCN are entering into a FCN stock option agreement (the "FCN Option Agreement"; and together with the BANC ONE Option Agreement, the "Option Agreements") in the form attached hereto as Exhibit D; and

  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                             THE FIRST STEP MERGER

  1.1. The First Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), at the First Effective Time, BANC ONE shall merge with and into Newco. Newco shall be the surviving corporation in the First Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the First Step Merger, the separate corporate existence of BANC ONE shall terminate.

  1.2. Effective Time. The First Step Merger shall become effective as set forth in the certificate of merger which shall be filed with the Secretary of State of the State of Ohio (the "Ohio Secretary") and the certificate of merger which shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") on the Closing Date. The term "First Effective Time" shall be the date

                                                                     APPENDICES
and time when the First Step Merger becomes effective, as set forth in the certificates of merger referred to in this Section 1.2.

  1.3. Effects of the First Step Merger. At and after the First Effective Time, the First Step Merger shall have the effects set forth in Section 1701.82 of the OGCL and Sections 259 and 261 of the DGCL.

  1.4. Conversion of BANC ONE Common Stock. (a) At the First Effective Time, by virtue of the First Step Merger and without any action on the part of BANC ONE, Newco or the holders of capital stock of BANC ONE or Newco, each share of the common stock, without par value, of BANC ONE (the "BANC ONE Common Stock") issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares and shares of BANC ONE Common Stock held in BANC ONE's treasury or directly or indirectly by BANC ONE or any of its wholly owned Subsidiaries or Newco (except for Trust Account Shares and DPC shares) shall be converted into one share (the "First Merger Exchange Ratio") of the common stock, without par value, of Newco (the "Newco Common Stock").

  (b) All of the shares of BANC ONE Common Stock converted into the right to receive Newco Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the First Effective Time, and each certificate (each a "BANC ONE Common Certificate") previously representing any such shares of BANC ONE Common Stock shall thereafter represent, without the requirement of any exchange thereof, only the number of shares of Newco Common Stock into which the shares of BANC ONE Common Stock represented by such BANC ONE Common Certificate have been converted pursuant to this Section 1.4.

  (c) At the First Effective Time, all shares of BANC ONE Common Stock that are owned by BANC ONE as treasury stock and all shares of BANC ONE Common Stock that are owned, directly or indirectly, by BANC ONE or any of its wholly owned Subsidiaries or Newco (other than shares of BANC ONE Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Newco Common Stock and FCN Common Stock which are similarly held, whether held directly or indirectly by BANC ONE, Newco or FCN, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of BANC ONE Common Stock held by BANC ONE or FCN or any of their respective Subsidiaries or Newco in respect of a debt previously contracted (any such shares of BANC ONE Common Stock, and shares of FCN Common Stock and Newco Common Stock which are similarly held, whether held directly or indirectly by BANC ONE, Newco or FCN or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by BANC ONE or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Newco.

  1.5. Newco Common Stock. At and after the First Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the First Effective Time shall be cancelled and retired and shall resume the status of authorized and unissued shares of Newco Common Stock, and no shares of Newco Common Stock or other securities of Newco shall be issued in respect thereof.

  1.6. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of BANC ONE Common Stock which are outstanding immediately prior to the First Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") shall not be converted into Newco Common Stock; instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL; provided, however, that (i) if any holder

APPENDICES
of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Section 1701.85 of the OGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of BANC ONE Common Stock and each of such shares shall thereupon be deemed to have been converted into Newco Common Stock, as provided in Section 1.4(a) hereof.

  1.7. Options. At the First Effective Time, each option granted by BANC ONE to purchase shares of BANC ONE Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of BANC ONE Common Stock and shall be converted automatically into an option to purchase a number of shares of Newco Common Stock equal to the number of shares of BANC ONE Common Stock subject to such option immediately prior to the First Effective Time at an exercise price per share of Newco Common Stock equal to the exercise price per share of BANC ONE Common Stock in effect immediately prior to the First Effective Time and otherwise subject to the terms of the appropriate BANC ONE Benefit Plan pursuant to which such options have been granted (such plans collectively the "BANC ONE Stock Plans") under which such option was issued and the agreements evidencing grants thereunder. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to BANC ONE shall be deemed to be references to Newco.

  1.8. Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the First Effective Time, the Certificate of Incorporation of the surviving corporation in the First Step Merger shall be substantially in the form attached hereto as Exhibit A, with such changes thereto as shall be mutually agreed upon by BANC ONE and FCN, until thereafter amended in accordance with applicable law.

  1.9. By-Laws. Subject to the terms and conditions of this Agreement, at the First Effective Time, the By-Laws of the surviving corporation in the First Step Merger shall be in substantially the form attached hereto as Exhibit B, with such changes as may be mutually agreed upon by BANC ONE and FCN, until thereafter amended in accordance with applicable law.

  1.10. Board of Directors; Management. From and after the First Effective Time, until duly changed pursuant hereto or in accordance with applicable law, the directors of BANC ONE shall be the directors of Newco, and the officers of BANC ONE shall be the officers of Newco.

                                   ARTICLE 2

                            THE SECOND STEP MERGER

  2.1. The Second Step Merger. Subject to the terms and conditions of this Agreement, in accordance with the DGCL, at the Effective Time, FCN shall merge with and into Newco. Newco shall be the Surviving Corporation in the Second Step Merger, and shall continue its corporate existence under the laws of the State of Delaware. Upon consummation of the Second Step Merger, the separate corporate existence of FCN shall terminate.

  2.2. Effective Time. The Second Step Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Delaware Secretary on the Closing Date. The term "Effective Time" shall be the date and time when the Second Step Merger becomes effective, as set forth in the Certificate of Merger.

                                                                     APPENDICES

  2.3. Effects of the Second Step Merger. At and after the Effective Time, the Second Step Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

  2.4. Conversion of FCN Common Stock; FCN Preferred Stock. At the Effective Time, by virtue of the Second Step Merger and without any action on the part of BANC ONE, Newco, FCN or the holder of any of the following securities:

    (a) Subject to Section 3.2(e), each share of the common stock, par value $1.00 per share, of FCN (the "FCN Common Stock" and, together with the FCN Preferred Stock, the "FCN Capital Stock") issued and outstanding immediately prior to the Effective Time (other than shares of FCN Capital Stock held in FCN's treasury or directly or indirectly by BANC ONE, Newco or FCN or any of their respective wholly owned Subsidiaries (except for Trust Account Shares and DPC shares) shall be converted into the right to receive 1.62 shares (the "Exchange Ratio") of Newco Common Stock (the Newco Common Stock and the Newco New Preferred Stock (as defined Section 2.4(c)) being referred to herein as the "Newco Capital Stock")).

    (b) Each share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series B, without par value (the "FCN Series B Preferred"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of Newco designated as the Preferred Stock with Cumulative and Adjustable Dividends, Series B, of Newco (the "Newco Series B Adjustable Preferred"). The terms of the Newco Series B Adjustable Preferred shall be substantially the same as the terms of the FCN Series B Preferred.

    (c) Each share of FCN Preferred Stock with Cumulative and Adjustable Dividends, Series C, without par value (the "FCN Series C Preferred" and, together with the FCN Series B Preferred, the "FCN Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of preferred stock with cumulative and adjustable dividends of Newco designated as the Preferred Stock with Cumulative and Adjustable Dividends, Series C, of Newco (the "Newco Series C Adjustable Preferred" and, together with the Newco Series B Adjustable Preferred, the "Newco New Preferred Stock"). The terms of the Newco Series C Adjustable Preferred shall be substantially the same as the terms of the FCN Series C Preferred.

    (d) All of the shares of FCN Common Stock converted into the right to receive Newco Common Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of FCN Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of Newco Common Stock and (ii) cash in lieu of fractional shares into which the shares of FCN Common Stock represented by such Common Certificate have been converted pursuant to this
  Section 2.4 and Section 3.2(e). Common Certificates previously representing shares of FCN Common Stock shall be exchanged for certificates representing whole shares of Newco Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 3.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of FCN Common Stock or BANC ONE Common Stock (or, following the consummation of the First Step Merger, the outstanding shares of Newco Common Stock) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (other than solely as a result of the First Step Merger), an appropriate and proportionate adjustment shall be made to the Exchange Ratio and to the FCN Maximum Share Amount.

APPENDICES

    (e) At the Effective Time, all shares of FCN Common Stock that are owned by FCN as treasury stock and all shares of FCN Common Stock that are owned, directly or indirectly, by BANC ONE, Newco or FCN or any of their respective wholly owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall be cancelled and shall cease to exist and no stock of Newco or other consideration shall be delivered in exchange therefor. All shares of Newco Common Stock that are owned by FCN or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Newco.

    (f) All of the shares of FCN Preferred Stock converted into Newco New Preferred Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Preferred Stock Certificate"; and together with a Common Certificate, a "Certificate") previously representing any such shares of FCN Preferred Stock shall thereafter represent the right to receive a certificate representing the number of shares of corresponding Newco New Preferred Stock into which the shares of FCN Preferred Stock represented by such Preferred Stock Certificate have been converted pursuant to this Section 2.4. Preferred Stock Certificates previously representing shares of FCN Preferred Stock shall be exchanged for certificates representing shares of corresponding Newco New Preferred Stock issued in consideration therefor upon the surrender of such Preferred Stock Certificates in accordance with Section 3.2 hereof, without any interest thereon.

  2.5. Newco Common Stock. At and after the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Second Step Merger.

  2.6. Options. (a) At the Effective Time, each option granted by FCN to purchase shares of FCN Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of FCN Common Stock and shall be converted automatically into an option to purchase shares of Newco Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the FCN Benefit Plans pursuant to which such options have been issued (such plans collectively the "FCN Stock Plans") and the agreements evidencing grants thereunder)):

    (i) The number of shares of Newco Common Stock to be subject to the new option shall be equal to the product of the number of shares of FCN Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Newco Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

    (ii) The exercise price per share of Newco Common Stock under the new option shall be equal to the exercise price per share of FCN Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

    (b) The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to FCN shall be deemed to be references to Newco.

  2.7. Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

                                                                     APPENDICES

  2.8. By-Laws. Subject to the terms and conditions of this Agreement, at the Effective Time, the By-Laws of Newco shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

  2.9. Tax and Accounting Consequences. It is intended that the First Step Merger and the Second Step Merger shall each constitute a reorganization within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of Sections 354 and 361 of the Code and that the Merger be accounted for as a "pooling of interests" under generally accepted accounting principles ("GAAP").

  2.10. Management Succession. At the Effective Time, Verne G. Istock shall be Chairman of the Board of the Surviving Corporation and John B. McCoy shall be the President and Chief Executive Officer of the Surviving Corporation.

  2.11. Board of Directors. (a) From and after the Effective Time, until duly changed in compliance with applicable law and the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of 22 persons, including Messrs. Istock and McCoy, 10 additional persons to be named by Mr. McCoy and the Board of Directors of BANC ONE, and 10 additional persons to be named by Mr. Istock and the Board of Directors of FCN.

    (b) From and after the Effective Time, the representatives of BANC ONE and FCN shall be represented in proportion to the aggregate representation set forth above on all committees of the Board of Directors of the Surviving Corporation.

  2.12. Headquarters of Surviving Corporation. At the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be that of the headquarters and principal executive offices of FCN as of the date of this Agreement.

                                  ARTICLE III

                              EXCHANGE OF SHARES

  3.1. Newco to Make Shares Available. At or prior to the Effective Time, Newco shall deposit, or shall cause to be deposited, with First Chicago Trust Company of New York, or another bank or trust company reasonably acceptable to each of BANC ONE and FCN (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article III, certificates representing the shares of Newco Common Stock and Newco New Preferred Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of Newco Common Stock and Newco New Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to
Section 2.4 and paid pursuant to Section 3.2(a) in exchange for outstanding shares of FCN Capital Stock.

  3.2. Exchange of Shares. (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Newco Common Stock, Newco New Preferred Stock and any cash in lieu of fractional shares into which the shares of FCN Common Stock or FCN Preferred Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together

APPENDICES
with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Newco Common Stock or Newco New Preferred Stock to which such holder of FCN Common Stock or FCN Preferred Stock shall have become entitled pursuant to the provisions of Article II and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this
Article III, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

  (b) No dividends or other distributions declared with respect to Newco Common Stock or Newco New Preferred Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article III. After the surrender of a Certificate in accordance with this Article III, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Newco Common Stock or Newco New Preferred Stock represented by such Certificate.

  (c) If any certificate representing shares of Newco Common Stock or Newco New Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Newco Common Stock or Newco New Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

  (d) After the Effective Time, there shall be no transfers on the stock transfer books of FCN of the shares of FCN Common Stock or FCN Preferred Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Newco Common Stock or Newco New Preferred Stock as provided in this Article III.

  (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Newco Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Newco Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Newco. In lieu of the issuance of any such fractional share, Newco shall pay to each former stockholder of FCN who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the closing-sale prices of BANC ONE Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported by The Wall Street Journal for the five trading days immediately preceding the date of the Effective Time by
(ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Newco Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4.

  (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of FCN for 12 months after the Effective Time shall be paid to Newco. Any former stockholders of FCN who have not theretofore complied with this Article III shall thereafter look only to Newco for payment of the shares of Newco Common Stock or Newco New Preferred Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Newco Common Stock or Newco New Preferred Stock deliverable in respect of each share of FCN Common Stock or FCN Preferred Stock, as the case

                                                                     APPENDICES
may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BANC ONE, Newco, FCN, the Exchange Agent or any other person shall be liable to any former holder of shares of FCN Common Stock or FCN Preferred Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Newco, the posting by such person of a bond in such amount as Newco may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Newco Capital Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF FCN

  Except as disclosed in the FCN disclosure schedule delivered to BANC ONE concurrently herewith (the "FCN Disclosure Schedule") FCN hereby represents and warrants to BANC ONE as follows:

  4.1. Corporate Organization. (a) FCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FCN has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FCN. As used in this Agreement, the term "Material Adverse Effect" means, with respect to BANC ONE, FCN or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, operations, results of operations or financial condition of such party and its Subsidiaries taken as a whole or
(ii) the ability of such party to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party, means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. FCN is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Restated Certificate of Incorporation (the "FCN Certificate of Incorporation") and By-Laws of FCN, as in effect as of the date of this Agreement, have previously been made available by FCN to BANC ONE.

  (b) Each FCN Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on FCN and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

  (c) The minute books of FCN accurately reflect in all material respects all corporate actions held or taken since January 1, 1996 of its stockholders and Board of Directors (including committees of the Board of Directors of FCN).

  4.2. Capitalization. (a) The authorized capital stock of FCN consists of (i) 750,000,000 shares of FCN Common Stock, of which, as of March 31, 1998, 287,187,823 shares were issued and outstanding

APPENDICES
and 32,321,153 shares were held in treasury, and (ii) 10,000,000 shares of FCN Preferred Stock, of which, as of the date hereof, (A) 1,191,000 shares were designated, issued and outstanding as FCN Series B Preferred, (B) 713,800 shares were designated, issued and outstanding as FCN Series C Preferred, (C) 160,000 shares were designated and no shares were issued and outstanding as 8.45% Cumulative Preferred Stock, Series E, stated value $625 per share, and
(D) 40,000 shares were designated and no shares were issued and outstanding as 5 3/4% Cumulative Convertible Preferred Stock, Series B, stated value $5,000 per share. All of the issued and outstanding shares of FCN Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) the FCN Option Agreement, (ii) options issued pursuant to the FCN Stock Plans, (iii) the FCN 7 1/2% preferred purchase units due May 10, 2023 and (iv) the Asset Purchase Agreement, dated as of November 18, 1997, between FCN and Roney & Co., L.L.C. (the "Roney Agreement"), FCN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FCN Capital Stock or any other equity securities of FCN or any securities representing the right to purchase or otherwise receive any shares of FCN Common Stock or FCN Preferred Stock (collectively, including the items contemplated by clauses (i) through (iv) of this sentence, the "FCN Rights"). As of the date of this Agreement, no shares of FCN Capital Stock are reserved for issuance, except for 57,150,376 shares of FCN Common Stock reserved for issuance upon exercise of the FCN Option Agreement, shares of FCN Common Stock reserved for issuance in connection with FCN Employee Stock Purchase and Savings Plan (the "ESPSP"), shares of FCN Common Stock reserved for issuance in connection with the FCN Dividend Reinvestment Plan, 13,100,000 shares of FCN Common Stock reserved for issuance upon the exercise of stock options pursuant to the FCN Stock Plans and shares of FCN Common Stock reserved for issuance in connection with the Roney Agreement. Since December 31, 1997, FCN has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the FCN Option Agreement, the ESPSP, the FCN Dividend Reinvestment Plan, the exercise of employee stock options granted prior to such date, the FCN Stock Performance Plan and the Roney Agreement. Assuming compliance by BANC ONE and Newco with Articles I and II of this Agreement, after the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which FCN or any of its Subsidiaries or their respective successors will be bound calling for the purchase or issuance of any shares of the capital stock of FCN. FCN has previously provided BANC ONE with a list of the option holders, the date of each option to purchase FCN Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under an applicable FCN Stock Plan. In no event will the aggregate number of shares of FCN Common Stock outstanding at the Effective Time (including all shares of FCN Common Stock subject to FCN Rights other than the FCN Option Agreement) exceed the number specified in Section 4.2(a) of the FCN Disclosure Schedule.

  (b) FCN owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the FCN Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No FCN Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

  4.3. Authority; No Violation. (a) FCN has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and

                                                                     APPENDICES
delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FCN. The Board of Directors of FCN has directed that this Agreement and the transactions contemplated hereby be submitted to FCN's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of FCN Common Stock, no other corporate proceedings on the part of FCN are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FCN and (assuming due authorization, execution and delivery by BANC ONE and Newco) constitutes a valid and binding obligation of FCN, enforceable against FCN in accordance with its terms.

  (b) Neither the execution and delivery of this Agreement by FCN nor the consummation by FCN of the transactions contemplated hereby, nor compliance by FCN with any of the terms or provisions hereof, will (i) violate any provision of the FCN Certificate of Incorporation or By-Laws or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FCN or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FCN or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FCN or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause
(y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on FCN.

  4.4. Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iii) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of BANC ONE's shareholders and FCN's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus, (iv) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, and certificate of merger with the Ohio Secretary pursuant to the OGCL and a certificate of merger with the Delaware Secretary pursuant to the DGCL in respect of the First Step Merger, (v) any notices to or filings with the Small Business Administration ("SBA"), (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Newco Common Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of BANC ONE and FCN, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution

APPENDICES
and delivery by FCN of this Agreement and (B) the consummation by FCN of the Second Step Merger and the other transactions contemplated hereby.

  4.5. Reports. FCN and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the SEC and (vi) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on FCN. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of FCN and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of FCN, investigation into the business or operations of FCN or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of FCN or any of its Subsidiaries which, in the reasonable judgment of FCN, is likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

  4.6. Financial Statements. FCN has previously made available to BANC ONE copies of the consolidated balance sheets of FCN and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in FCN's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to FCN. The December 31, 1997 consolidated balance sheet of FCN (including the related notes, where applicable) fairly presents the consolidated financial position of FCN and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 4.6 (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of FCN and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of FCN and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The reserve for possible loan and lease losses shown on the December 31, 1997 consolidated balance sheet of FCN is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of December 31, 1997.

  4.7. Broker's Fees. Except as set forth in the engagement letter agreements between FCN and each of Lazard Freres & Co. LLC and Goldman, Sachs & Co., true and complete copies of which have previously been provided to BANC ONE, neither FCN nor any FCN Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any

                                                                     APPENDICES
broker's fees, commissions or finder's fees in connection with the Second Step Merger or related transactions contemplated by this Agreement or the Option Agreements.

  4.8. Absence of Certain Changes or Events. (a) Except as publicly disclosed in FCN Reports filed prior to the date hereof, since December 31, 1997, no event or events have occurred which have had, individually or in the aggregate, a Material Adverse Effect on FCN.

  (b) Except as publicly disclosed in FCN Reports filed prior to the date hereof, since December 31, 1997, FCN and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

  (c) Since December 31, 1997, neither FCN nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of FCN's 1997 salary and employee benefits expenses, other than customary year-end bonuses for fiscal 1997, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which is likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

  4.9. Legal Proceedings. (a) Neither FCN nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of FCN's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FCN or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the FCN Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on FCN.

  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon FCN, any of its Subsidiaries or the assets of FCN or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on FCN.

  4.10. Taxes and Tax Returns. (a) Each of FCN and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of FCN's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of FCN, to have a Material Adverse Effect on FCN. The income tax returns of FCN and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1982, and either no material deficiencies were asserted as a result of such examination for which FCN does not have adequate reserves or all such deficiencies were satisfied. To the best of FCN's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon FCN or any of its Subsidiaries for which FCN does not have adequate reserves, nor has FCN or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition,
(A) proper and accurate

APPENDICES
amounts have been withheld by FCN and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on FCN, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by FCN and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on FCN, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by FCN in its consolidated financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on FCN and (D) there are no Tax liens upon any property or assets of FCN or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on FCN. Neither FCN nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by FCN or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on FCN. Except as set forth in the financial statements described in Section 4.6, neither FCN nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on FCN.

  (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

  (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by FCN or any Subsidiary of FCN under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on FCN.

  4.11. Employees. (a) The FCN Disclosure Schedule sets forth a true and complete list of each material employee or director benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "FCN Benefit Plans") by FCN or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "FCN ERISA Affiliate"), all of which together with FCN would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

  (b) FCN has heretofore made available to BANC ONE true and complete copies of each of the FCN Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such FCN Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

  (c) (i) Each of the FCN Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the FCN Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no FCN Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of FCN, its Subsidiaries or any FCN ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated

                                                                     APPENDICES
by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA),
(C) deferred compensation benefits accrued as liabilities on the books of FCN, its Subsidiaries or the FCN ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by FCN, its Subsidiaries or any FCN ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to FCN, its Subsidiaries or any FCN ERISA Affiliate of incurring a material liability thereunder, (vi) no FCN Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by FCN or its Subsidiaries as of the Effective Time with respect to each FCN Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither FCN, its Subsidiaries nor any FCN ERISA Affiliate has engaged in a transaction in connection with which FCN, its Subsidiaries or any FCN ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and
(ix) to the best knowledge of FCN there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the FCN Benefit Plans or any trusts related thereto which are, in the reasonable judgment of FCN, likely, either individually or in the aggregate, to have a Material Adverse Effect on FCN.

  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of FCN or any of its affiliates from FCN or any of its affiliates under any FCN Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any FCN Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  4.12. SEC Reports. FCN has previously made available to BANC ONE an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by FCN with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "FCN Reports") and prior to the date hereof and (b) communication mailed by FCN to its stockholders since January 1, 1996 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, FCN has timely filed all FCN Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all FCN Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  4.13. Compliance with Applicable Law. FCN and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to FCN or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on FCN.

  4.14. Certain Contracts. (a) Neither FCN nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business

APPENDICES
consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BANC ONE, FCN, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the FCN Reports, (iv) which materially restricts the conduct of any line of business by FCN, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. FCN has previously made available to BANC ONE true and correct copies of all employment and deferred compensation agreements which are in writing and to which FCN is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the FCN Disclosure Schedule, is referred to herein as an "FCN Contract", and neither FCN nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on FCN.

  (b) (i) Each FCN Contract is valid and binding on FCN or any of its Subsidiaries, as applicable, and in full force and effect, (ii) FCN and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each FCN Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on FCN, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FCN or any of its Subsidiaries under any such FCN Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on FCN.

  4.15. Agreements with Regulatory Agencies. Neither FCN nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the FCN Disclosure Schedule, an "FCN Regulatory Agreement"), nor has FCN or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

  4.16. Other Activities of FCN and its Subsidiaries.

  (a) Neither of FCN nor any of its Subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of FCN and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

  (b) To FCN's knowledge, each FCN Subsidiary which is a bank (a "FCN Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including,

                                                                     APPENDICES
but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of FCN, threatened, against or affecting FCN, or any Significant Subsidiary thereof relating to the compliance by FCN or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on FCN, each employee of a FCN Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a FCN Bank Subsidiary; and each FCN Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1996 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

  4.17. Investment Securities. Each of FCN and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of FCN or any of its Subsidiaries. Such securities are valued on the books of FCN in accordance with GAAP.

  4.18. Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of FCN or for the account of a customer of FCN or one of its Subsidiaries, were entered into in the ordinary course of business and, to FCN's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of FCN or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. FCN and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to FCN's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  4.19. Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of FCN included in the FCN December 31, 1997 Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1997, neither FCN nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on FCN.

  4.20. Insurance. FCN and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to FCN and its Subsidiaries.

  4.21. Environmental Liability. Except as set forth in the FCN Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on FCN of any liability or obligation arising under common law or under any local, state or federal environmental statute,

APPENDICES
regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against FCN, which liability or obligation could reasonably be expected to have a Material Adverse Effect on FCN. To the knowledge of FCN, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on FCN. FCN is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on FCN.

  4.22. State Takeover Laws; FCN Certificate of Incorporation. The Board of Directors of FCN has approved the transactions contemplated by this Agreement and the Option Agreements (i) for purposes of Section 203(a)(1) of the DGCL such that the provisions of Section 203(a) of the DGCL and (ii) for purposes of Article Thirteenth of the FCN Certificate of Incorporation such that the provisions thereof will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

  4.23. Year 2000. None of FCN or any of the FCN Subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998). FCN has disclosed to BANC ONE a complete and accurate copy of FCN's plan, including an estimate of the anticipated associated costs, for addressing the issues ("Year 2000 Issues") set forth in the statements of the Federal Financial Institutions Examination Council, dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect FCN and its Subsidiaries. Between the date of this Agreement and the Effective Time, FCN shall use commercially practicable efforts to implement such plan.

  4.24. Reorganization; Pooling of Interests. As of the date of this Agreement, assuming compliance by BANC ONE and FCN with the covenants and agreements set forth in Section 7.13 hereof, FCN has no reason to believe that the Second Step Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                             OF BANC ONE AND NEWCO

  Except as disclosed in the BANC ONE disclosure schedule delivered to FCN concurrently herewith (the "BANC ONE Disclosure Schedule") BANC ONE and Newco hereby represent and warrant to FCN as follows:

  5.1. Corporate Organization. (a) BANC ONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. BANC ONE has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on BANC ONE. BANC ONE is, and at the Effective Time Newco will be, duly registered as a bank holding company under the BHC Act. True and complete copies of the Restated Articles of Incorporation (the "BANC ONE Articles") and

                                                                     APPENDICES

Regulations (the "Regulations") of BANC ONE, and of the Certificate of Incorporation (the "Newco Certificate of Incorporation") and By-Laws of Newco, in each case as in effect as of the date of this Agreement, have previously been made available by BANC ONE to FCN.

  (b) Each BANC ONE Subsidiary (i) is duly organized and validly existing as a bank, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on BANC ONE, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

  (c) The minute books of each of BANC ONE and Newco accurately reflect in all material respects all corporate actions held or taken since January 1, 1996 (or the date of its incorporation, in the case of Newco) of its stockholders and Board of Directors (including committees of the Board of Directors of BANC
ONE).

  5.2. Capitalization. (a) The authorized capital stock of BANC ONE consists of 950,000,000 shares of BANC ONE Common Stock, of which, as of March 31, 1998, 643,833,890 were issued and outstanding, and 35,000,000 shares of Preferred Stock, no par value (the "BANC ONE Preferred Stock" and, together with the BANC ONE Common Stock, the "BANC ONE Capital Stock"), of which (i) 10,000,000 shares were designated and no shares were issued and outstanding as Class A Preferred Stock ("BANC ONE Class A Preferred Stock"), (ii) 1,000,000 shares were designated and no shares were issued and outstanding as Class B Preferred Stock ("BANC ONE Class B Preferred Stock") and (iii) 24,000,000 shares were designated and 1,992,046 were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock, without par value, of BANC ONE (the "BANC ONE Series C Preferred"). BANC ONE has called the BANC ONE Series C Preferred for redemption and no shares of BANC ONE Series C Preferred will be outstanding at the First Effective Time. As of March 31, 1998, 3,742,299 shares of BANC ONE Common Stock were held in BANC ONE's treasury. As of the date hereof, no shares of BANC ONE Common Stock or BANC ONE Preferred Stock were reserved for issuance, except for (i) 19,533,088 shares of BANC ONE Common Stock issuable upon the exercise of stock options pursuant to the BANC ONE Stock Plans, (ii) 62,599,680 shares of BANC ONE Common Stock issuable pursuant to the Agreement and Plan of Merger, dated as of October 20, 1997, by and between BANC ONE and First Commerce Corporation (the "First Commerce Merger Agreement") and (iii) the shares of BANC ONE Common Stock issuable pursuant to the BANC ONE Option Agreement. All of the issued and outstanding shares of BANC ONE Common Stock and BANC ONE Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except for the BANC ONE Option Agreement, the First Commerce Merger Agreement and the BANC ONE Stock Plans, BANC ONE does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BANC ONE Common Stock or BANC ONE Preferred Stock or any other equity securities of BANC ONE or any securities representing the right to purchase or otherwise receive any shares of BANC ONE Common Stock or BANC ONE Preferred Stock (collectively, "BANC ONE Rights"). Since December 31, 1997, BANC ONE has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than in connection with a 10% stock dividend on the outstanding shares of BANC ONE Common Stock paid on February 26, 1998 and pursuant to (A) the exercise of employee stock options granted prior to such date, (B) the conversion of the BANC ONE Series C Preferred into shares of BANC ONE Common Stock in accordance with the terms thereof, (C) the consummation of the merger contemplated by the First Commerce Merger Agreement and (D) pursuant to the BANC ONE Option Agreement. BANC ONE has previously provided FCN with a list of the option holders, the date of each option to purchase BANC ONE Common Stock granted, the number of shares subject to

APPENDICES
each such option and the price at which each such option may be exercised under an applicable BANC ONE Stock Plan. In no event will the aggregate number of shares of BANC ONE Common Stock outstanding at the First Effective Time (including all shares of BANC ONE Common Stock subject to BANC ONE Rights other than the BANC ONE Option Agreement) exceed the number specified in
Section 5.2(a) of the BANC ONE Disclosure Schedule.

  (b) The initial authorized capital stock of Newco consists of (i) 1,000 shares of Newco Common Stock, of which (x) as of the date hereof, no shares are issued and outstanding and (y) immediately prior to the First Effective Time, 100 shares will be issued and outstanding, and (ii) 1,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding. The authorized capital stock of Newco immediately following consummation of the First Step Merger (and prior to the Effective Time) will be as set forth in the form of Newco Certificate of Incorporation annexed as Exhibit A hereto. No change in such capitalization has occurred since such date or will occur prior to the Effective Time except as provided in or contemplated by this Agreement. At the Effective Time, no capital stock of Newco (and no options, warrants or other rights to acquire, and no securities convertible into or exchangeable for, any such capital stock) will be outstanding other than capital stock, options, warrants, rights or securities issued or converted at the effective time of the First Step Merger in respect of BANC ONE Common Stock and any associated rights issued pursuant to and as described in Article I of this Agreement. The shares of Newco Capital Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

  (c) BANC ONE owns (and will own at the First Effective Time, in the case of Newco), directly or indirectly, all of the issued and outstanding shares of capital stock or other ownership interests of each of the BANC ONE Subsidiaries and Newco, free and clear of any Liens, and all of such shares or ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No BANC ONE Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Newco has, and will have prior to the First Effective Time, no Subsidiaries or material investments of any kind in any entity.

  5.3. Authority; No Violation. (a) Each of BANC ONE and Newco has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of each of BANC ONE and Newco. As of the First Effective Time, BANC ONE, as sole stockholder of Newco, will have duly approved this Agreement and the transactions contemplated hereby. The Board of Directors of BANC ONE has directed that this Agreement and the transactions contemplated hereby be submitted to BANC ONE's shareholders for approval at a meeting of such shareholders and, except for
(i) the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of BANC ONE Common Stock, (ii) the issuance to BANC ONE of shares of Newco Common Stock, (iii) the increase in the number of shares of authorized capital stock of Newco contemplated by Section 7.12,
(iv) the filing by Newco with the Delaware Secretary of certificates of designations with respect to the Newco New Preferred Stock and (v) the approval by BANC ONE contemplated by the prior sentence, no other corporate proceedings on the part of BANC ONE or Newco are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of BANC ONE and Newco and (assuming due authorization, execution and delivery by FCN) constitutes a valid and binding obligation of each

                                                                     APPENDICES
of BANC ONE and Newco, enforceable against each of BANC ONE and Newco in accordance with its terms.

  (b) Neither the execution and delivery of this Agreement by BANC ONE or Newco, nor the consummation by BANC ONE of the transactions contemplated hereby, nor compliance by BANC ONE with any of the terms or provisions hereof, will (i) violate any provision of the BANC ONE Articles or Regulations, or the Newco Certificate of Incorporation or Bylaws, or (ii) assuming that the consents and approvals referred to in Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BANC ONE or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of BANC ONE or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BANC ONE or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on BANC ONE.

  5.4. Consents and Approvals. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the State Approvals, (iii) the filing with the SEC of the Joint Proxy Statement and the S-4, (iv) the filing of the certificates of merger with the Ohio Secretary pursuant to the OGCL and with the Delaware Secretary in respect of the First Step Merger, and the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (v) any notices to or filings with the SBA, (vi) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Newco Common Stock pursuant to this Agreement and (viii) the approval of this Agreement by the requisite vote of the stockholders of BANC ONE and FCN, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by BANC ONE or Newco Agreement and (B) the consummation of the Merger and the other transactions contemplated hereby.

  5.5. Reports. BANC ONE and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1996 with the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on BANC ONE. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of BANC ONE and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of BANC ONE, investigation into the business or operations of BANC ONE or any of its Subsidiaries since January 1, 1996, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a

APPENDICES

Material Adverse Effect on BANC ONE. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BANC ONE or any of its Subsidiaries which, in the reasonable judgment of BANC ONE, is likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

  5.6. Financial Statements. BANC ONE has previously made available to FCN copies of the consolidated balance sheets of BANC ONE and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1997, inclusive, as reported in BANC ONE's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act (the "BANC ONE 10-K"), in each case accompanied by the audit report of Coopers & Lybrand L.L.P., independent public accountants with respect to BANC ONE. The December 31, 1997 consolidated balance sheet of BANC ONE (including the related notes) fairly presents the consolidated financial position of BANC ONE and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 5.6 (including the related notes) fairly present the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of BANC ONE and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of BANC ONE and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. The reserve for possible loan and lease losses shown on the December 31, 1997 consolidated balance sheet of BANC ONE is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of December 31, 1997.

  5.7. Broker's Fees. Except as set forth in the engagement letter agreements between BANC ONE and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, true and complete copies of which have previously been provided to FCN, neither BANC ONE nor any BANC ONE Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements.

  5.8. Absence of Certain Changes or Events. (a) Except as publicly disclosed in BANC ONE Reports filed prior to the date hereof, since December 31, 1997, no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on BANC ONE.

  (b) Except as publicly disclosed in BANC ONE Reports filed prior to the date hereof, since December 31, 1997, BANC ONE and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

  (c) Since December 31, 1997, neither BANC ONE nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1997, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses aggregating in excess of 5% of BANC ONE's 1997 salary and employee benefit expenses, other than customary year-end bonuses for fiscal 1997 or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance

                                                                     APPENDICES
which, in the reasonable judgment of BANC ONE is likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

  5.9. Legal Proceedings. (a) Neither BANC ONE nor any of its Subsidiaries is a party to any and there are no pending or, to the best of BANC ONE's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BANC ONE or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the BANC ONE Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on BANC ONE.

  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies or banks) imposed upon BANC ONE, any of its Subsidiaries or the assets of BANC ONE or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on BANC ONE or the Surviving Corporation.

  5.10. Taxes and Tax Returns. (a) Each of BANC ONE and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of BANC ONE's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, is not likely, in the reasonable judgment of BANC ONE, to have a Material Adverse Effect on BANC ONE. The income tax returns of BANC ONE and its Subsidiaries have been examined by the IRS through 1992 and any liability with respect thereto has been satisfied, and either no material deficiencies were asserted as a result of such examination for which BANC ONE does not have adequate reserves or all such deficiencies were satisfied. To the best of BANC ONE's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon BANC ONE or any of its Subsidiaries for which BANC ONE does not have adequate reserves, nor has BANC ONE or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by BANC ONE and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on BANC ONE, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by BANC ONE and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on BANC ONE, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by BANC ONE in its consolidated financial statements as of December 31, 1997, except where failure to do so would not have a Material Adverse Effect on BANC ONE and (D) there are no Tax liens upon any property or assets of BANC ONE or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on BANC ONE. Neither BANC ONE nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by BANC ONE or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case, which has had or is reasonably

APPENDICES
likely to have a Material Adverse Effect on BANC ONE. Except as set forth in the financial statements described in Section 5.6, neither BANC ONE nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on BANC ONE.

  (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by BANC ONE or any Subsidiary of BANC ONE under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on BANC ONE.

  5.11. Employees. (a) The BANC ONE Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained, or contributed to, as of the date of this Agreement (the "BANC ONE Benefit Plans") by BANC ONE, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BANC ONE ERISA Affiliate"), all of which together with BANC ONE would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

  (b) BANC ONE has heretofore made available to FCN true and complete copies of each of the BANC ONE Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such BANC ONE Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such BANC ONE Benefit Plan.

  (c) (i) Each of the BANC ONE Benefit Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the BANC ONE Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such Plan, (iii) with respect to each BANC ONE Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such BANC ONE Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such BANC ONE Benefit Plan's actuary with respect to such BANC ONE Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such BANC ONE Benefit Plan allocable to such accrued benefits, (iv) no BANC ONE Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law,
(B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of BANC ONE, its Subsidiaries or the BANC ONE ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate of incurring a material liability thereunder, (vi) no BANC ONE Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by BANC ONE or its Subsidiaries as of the Effective Time with respect to each BANC ONE Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither BANC ONE, its Subsidiaries nor any BANC ONE ERISA Affiliate has engaged in a transaction in connection with which BANC ONE, its Subsidiaries or any BANC ONE ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of BANC ONE there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BANC ONE Benefit Plans or any trusts related thereto

                                                                     APPENDICES
which are, in the reasonable judgment of BANC ONE, likely, either individually or in the aggregate, to have a Material Adverse Effect on BANC ONE.

  (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any material payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of BANC ONE or any of its affiliates from BANC ONE or any of its affiliates under any BANC ONE Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any BANC ONE Benefit Plan or
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

  5.12. SEC Reports. BANC ONE has previously made available to FCN an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by BANC ONE with the SEC pursuant to the Securities Act or the Exchange Act (the "BANC ONE Reports") and prior to the date hereof and (b) communication mailed by BANC ONE to its stockholders since January 1, 1996 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, BANC ONE has timely filed all BANC ONE Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BANC ONE Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

  5.13. Compliance with Applicable Law. BANC ONE and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BANC ONE or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on BANC ONE.

  5.14. Certain Contracts. (a) Neither BANC ONE nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from BANC ONE, FCN, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the BANC ONE Reports, (iv) which materially restricts the conduct of any line of business by BANC ONE, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. BANC ONE has previously made available to FCN true and correct copies of all employment and deferred compensation agreements which are in writing and to which BANC ONE is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 5.14(a), whether or not set forth in the BANC

APPENDICES

ONE Disclosure Schedule, is referred to herein as a "BANC ONE Contract", and neither BANC ONE nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on BANC ONE.

  (b) (i) Each BANC ONE Contract is valid and binding on BANC ONE or any of its Subsidiaries, as applicable, and in full force and effect, (ii) BANC ONE and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each BANC ONE Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on BANC ONE, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of BANC ONE or any of its Subsidiaries under any such BANC ONE Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on BANC ONE.

  5.15. Agreements with Regulatory Agencies. Neither BANC ONE nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1996, a recipient of any supervisory letter from, or since January 1, 1996, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the BANC ONE Disclosure Schedule, a "BANC ONE Regulatory Agreement"), nor has BANC ONE or any of its Subsidiaries been advised since January 1, 1996, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

  5.16. Other Activities of BANC ONE and its Subsidiaries.

  (a) Neither BANC ONE nor any of its Subsidiaries that is not a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly engages in any activity prohibited by the Federal Reserve Board. Without limiting the generality of the foregoing, any equity investment of BANC ONE and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation, is not prohibited by the Federal Reserve Board.

  (b) To BANC ONE's knowledge, each BANC ONE Subsidiary which is a bank (a "BANC ONE Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or, to the knowledge of BANC ONE, threatened, against or affecting BANC ONE or any Significant Subsidiary thereof relating to the compliance by BANC ONE or any such Significant Subsidiary with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on BANC ONE, each employee of a BANC ONE Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a BANC ONE Bank Subsidiary; and each BANC ONE Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1996 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

                                                                     APPENDICES

  5.17. Investment Securities. Each of BANC ONE and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of BANC ONE or any of its Subsidiaries. Such securities are valued on the books of BANC ONE in accordance with GAAP.

  5.18. Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of BANC ONE or for the account of a customer of BANC ONE or one of its Subsidiaries, were entered into in the ordinary course of business and, to BANC ONE's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of BANC ONE or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. BANC ONE and each of its Subsidiaries has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and to BANC ONE's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

  5.19. Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of BANC ONE included in the BANC ONE Form 10-K and for liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 1997, neither BANC ONE nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on BANC ONE.

  5.20. Insurance. BANC ONE and its Subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to BANC ONE and its Subsidiaries.

  5.21. Environmental Liability. Except as set forth in the BANC ONE Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on BANC ONE of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against BANC ONE, which liability or obligation could reasonably be expected to have a Material Adverse Effect on BANC ONE. To the knowledge of BANC ONE, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on BANC ONE. BANC ONE is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on BANC ONE.

  5.22. State Takeover Laws. (a) The Board of Directors of BANC ONE has approved the transactions contemplated by this Agreement and the Option Agreements pursuant to (i) Section 1704 of the OGCL such that the provisions thereof, and (ii) Article Tenth of the BANC ONE Articles such

APPENDICES
that the provisions thereof, will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

  5.23. Interim Operations of Newco. Newco has been incorporated on behalf of BANC ONE solely for the purposes of accomplishing the First Step Merger, has not engaged in any other business activity and has conducted its operations only as contemplated hereby.

  5.24. Year 2000. None of BANC ONE or any of the BANC ONE Subsidiaries has received, or reasonably expects to receive, a Year 2000 Deficiency Notification Letter. BANC ONE has disclosed to FCN a complete and accurate copy of BANC ONE's plan, including an estimate of the anticipated associated costs, for addressing Year 2000 Issues as such issues affect BANC ONE and its Subsidiaries. Between the date of this Agreement and the Effective Time, BANC ONE shall use commercially practicable efforts to implement such plan.

  5.25. Reorganization; Pooling of Interests. As of the date of this Agreement, assuming compliance by BANC ONE and FCN with the covenants and agreements set forth in Section 7.13 hereof, BANC ONE has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and as a "pooling of interests" for accounting purposes.

                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  6.1. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the FCN Disclosure Schedule and the BANC ONE Disclosure Schedule) or the Option Agreements, each of BANC ONE and FCN shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either BANC ONE or FCN to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements or to consummate the transactions contemplated hereby or thereby.

  6.2. Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the BANC ONE Disclosure Schedule or the FCN Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, none of BANC ONE, Newco and FCN shall, and neither BANC ONE nor FCN shall permit any of their respective Subsidiaries to, without the prior written consent of BANC ONE, in the case of actions proposed to be undertaken by FCN, or of FCN, in the case of actions proposed to be undertaken by BANC ONE or Newco:

  (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of FCN or any of its wholly-owned Subsidiaries to FCN or any of its Subsidiaries, on the one hand, or of BANC ONE or any of its Subsidiaries to BANC ONE or any of its wholly-owned Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness

                                                                     APPENDICES
in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

  (b) (i) adjust, split, combine or reclassify any capital stock;

  (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (A) in the case of FCN, for regular quarterly cash dividends at a rate not in excess of $0.44 per share of FCN Common Stock and regular quarterly cash dividends on the FCN Preferred Stock outstanding as of the date hereof at the rate set forth in the applicable certificate of designation, (B) in the case of BANC ONE, for regular quarterly cash dividends on BANC ONE Common Stock at a rate not in excess of $0.38 per share of BANC ONE Common Stock and regular quarterly cash dividends on the BANC ONE Preferred Stock outstanding as of the date hereof at the rates set forth in the BANC ONE Articles for such BANC ONE Preferred Stock, (C) dividends paid by any of the Subsidiaries of each of BANC ONE and FCN to BANC ONE or FCN or any of their Subsidiaries, respectively, and dividends paid in the ordinary course of business consistent with past practice by any subsidiaries (whether or not wholly owned) of each of BANC ONE and
       FCN) and (D) in the case of BANC ONE, for the redemption of all of the shares of BANC ONE Series C Preferred Stock outstanding as of the date hereof as described in the BANC ONE 10-K;

  (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except options converted in connection with the transactions contemplated by the First Commerce Merger Agreement and for regular periodic grants of options to purchase stock made in the ordinary course of business consistent with past practice pursuant to the BANC ONE Stock Plans and the FCN Stock Plans); or

  (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof and options issued thereafter in compliance with Section 6.2(b)(iii) hereof, (B) the Option Agreements, (C) in the case of BANC ONE, the consummation of the transactions contemplated by the First Commerce Merger Agreement or (D) in the case of FCN, (x) in the ordinary course of business and consistent with past practice, in connection with the ESPSP and the FCN Dividend Reinvestment Plan and
       (y) the Roney Agreement;

  (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

  (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

  (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

  (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees

APPENDICES
or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice, or accelerate the vesting of, or the lapsing of restrictions with respect to any stock options or other stock-based compensation;

  (g) solicit, encourage or authorize any individual, corporation or other entity to solicit or encourage from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

  (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

  (i) take any action that would prevent or impede the Second Step Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of BANC ONE or FCN to exercise its rights under the FCN Option Agreement or the BANC ONE Option Agreement, as the case may be;

  (j) amend its certificate of incorporation or articles of incorporation, as the case may be, or its bylaws or regulations, as the case may be;

  (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

  (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

  (m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP; or

  (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  7.1. Regulatory Matters. (a) BANC ONE and FCN shall promptly prepare and file with the SEC the Joint Proxy Statement and BANC ONE and Newco shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of BANC ONE, FCN and Newco shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BANC ONE and FCN shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. BANC ONE shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and FCN shall furnish all information concerning FCN and the holders of FCN Capital Stock as may be reasonably requested in connection with any such action.

  (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to

                                                                     APPENDICES
obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Second Step Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. BANC ONE and FCN shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FCN or BANC ONE, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

  (c) BANC ONE and FCN shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BANC ONE, FCN or any of their respective Subsidiaries to any Governmental Entity in connection with the Second Step Merger and the other transactions contemplated by this Agreement.

  (d) BANC ONE and FCN shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

  7.2. Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of BANC ONE and FCN, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of BANC ONE and FCN shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which BANC ONE or FCN, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither BANC ONE nor FCN nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of BANC ONE's or FCN's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

  (b) Each of BANC ONE and FCN shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence to

APPENDICES
the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 25, 1998, between BANC ONE and FCN (the "Confidentiality Agreement").

  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

  7.3. Stockholders' Approvals. Each of BANC ONE and FCN shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement, the First Step Merger and the Second Step Merger, and each shall use its best efforts to cause such meetings to occur on the same date. The Board of Directors of each of BANC ONE and FCN shall recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby.

  7.4. Legal Conditions to Merger. Each of BANC ONE and FCN shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the First Step Merger and the Second Step Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by FCN or BANC ONE or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

  7.5. Affiliates; Publication of Combined Financial Results. (a) Each of BANC ONE and FCN shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Second Step Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders meetings called by BANC ONE and FCN to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a)(1) or (2), as applicable, hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of BANC ONE Capital Stock, Newco Capital Stock or FCN Capital Stock held by such "affiliate" and, in the case of the "affiliates" of FCN, the shares of Newco Capital Stock to be received by such "affiliate" in the Second Step Merger: (i) in the case of shares of Newco Capital Stock to be received by "affiliates" of FCN in the Second Step Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Effective Time and ending at the time of the publication of financial results covering at least 30 days of combined operations of Newco and FCN.

  (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

  7.6. Stock Exchange Listing. BANC ONE shall cause the shares of Newco Common Stock and the Newco New Preferred Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the First Effective Time.

  7.7. Employee Benefit Plans; Certain Insurance. (a) From and after the Effective Time, unless otherwise mutually determined, the FCN Benefit Plans and BANC ONE Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of FCN or Newco (or their Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms

                                                                     APPENDICES
of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, FCN and BANC ONE shall cooperate in reviewing, evaluating and analyzing the BANC ONE Benefit Plans and FCN Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Second Step Merger. It is the intention of FCN and BANC ONE to develop New Benefit Plans, as soon as reasonably practicable after the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by FCN Benefit Plans, on the one hand, and those covered by BANC ONE Benefit Plans, on the other, at the Effective Time.

  (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the BANC ONE Benefit Plans or the FCN Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the BANC ONE Disclosure Schedule and the FCN Disclosure Schedule.

  (c) Nothing in this Section 7.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any BANC ONE Benefit Plans, FCN Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

  (d) From and after the Effective Time, the policy of BANK ONE in respect of directors' and officers' insurance (including but not limited to persons covered and the scope and amount of coverage thereunder) shall be the same as the policy of FCN in effect as of the date of this Agreement.

  (e) Certain additional agreements of BANC ONE and FCN with respect to compensation and benefits matters are set forth on Schedule 7.7(e) hereto.

  7.8. Indemnification; Directors' and Officers' Insurance. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BANC ONE, FCN, BANK ONE or any of their respective Subsidiaries, including any entity specified in the BANC ONE Disclosure or the FCN Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the fact that he is or was a director, officer or employee of BANC ONE, FCN, BANK ONE any of their respective Subsidiaries or any entity specified in the BANC ONE Disclosure Schedule or the FCN Disclosure Schedule or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BANK ONE shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time); and BANK ONE, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, provided, however, that by virtue of the obligations herein set forth, BANK ONE shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense

APPENDICES
thereof, except that if Newco fails or elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Newco and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Newco, and Newco shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Newco shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Newco, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Newco shall be obligated to pay for such separate counsel, (C) Newco shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Newco shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Newco thereof, provided that the failure to so notify shall not affect the obligations of Newco under this Section 7.8 except to the extent such failure to notify materially prejudices Newco. Newco's obligations under this Section
7.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

  (b) BANC ONE (and Newco, from and after the First Effective Time) shall use its best efforts to cause the individuals serving as officers and directors of FCN, its Subsidiaries or any entity specified in the FCN Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by FCN (provided that Newco may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Newco be required to expend more than 200% of the current amount expended by FCN (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Newco is unable to maintain or obtain the insurance called for by this Section 7.8(b), Newco shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

  (c) In the event Newco or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Newco assume the obligations set forth in this section.

  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of FCN, on the one hand, and a Subsidiary of BANC ONE or Newco, on the other) or to vest the surviving corporation in the First Step Merger or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the First Step Merger or the Second Step Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, BANC ONE.

                                                                     APPENDICES

  7.10. Advice of Changes. BANC ONE and FCN shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

  7.11. Dividends. After the date of this Agreement, each of BANC ONE and FCN shall coordinate with the other the declaration of any dividends in respect of BANC ONE Common Stock and FCN Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of BANC ONE Common Stock or FCN Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BANC ONE Common Stock and/or FCN Common Stock and any shares of Newco Capital Stock any such holder receives in exchange therefor in the Second Step Merger.

  7.12. Authorized Stock of Newco. BANC ONE and Newco shall, prior to the First Effective Time, take such corporate, stockholder and other action as is required to amend the Newco Certificate of Incorporation in order to authorize sufficient shares of Newco Capital Stock to complete the transactions contemplated hereby.

  7.13. Pooling of Interests. Each of BANC ONE and FCN shall, prior to the First Effective Time, coordinate with the other party with respect to the issuance of, and pursuant thereto shall issue, shares of BANC ONE Common Stock or FCN Common Stock, as may be appropriate, in such manner, and limited to such number, as is necessary to reduce the aggregate number of "tainted treasury shares" of such parties to a number that is consistent with the accounting of the Merger as a "pooling of interests" under GAAP.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT

  8.1. Conditions to Each Party's Obligation To Effect the Second Step Merger. The respective obligations of the parties to effect the Second Step Merger, and of BANC ONE and Newco to effect the First Step Merger, shall be subject to the satisfaction at or prior to the Effective Time (and the First Effective Time, in the case of the consummation of the First Step Merger) of the following conditions:

    (a) Stockholder Approval. This Agreement and the transactions contemplated hereby, including the Second Step Merger and, in the case of the holders of BANC ONE Common Stock, the First Step Merger, shall have been approved and adopted by the respective requisite affirmative votes of the holders of FCN Common Stock and BANC ONE Common Stock entitled to vote thereon.

    (b) NYSE Listing. The shares of Newco Common Stock and Newco New Preferred Stock which shall be issued to the stockholders of FCN upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

    (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

APPENDICES

    (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the First Step Merger, the Second Step Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the First Step Merger or the Second Step Merger.

    (f) Federal Tax Opinion. FCN and BANC ONE each shall have received an opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to BANC ONE and FCN, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

      (i) Each of the First Step Merger and the Second Step Merger will constitute a reorganization under Section 368(a) of the Code; BANC ONE and Newco will each be a party to the reorganization in respect of the First Step Merger; and Newco and FCN will each be a party to the reorganization in respect of the Second Step Merger;

      (ii) No gain or loss will be recognized by BANC ONE or Newco as a result of the First Step Merger or Newco or FCN as a result of the Second Step Merger;

      (iii) No gain or loss will be recognized by stockholders of BANC ONE who receive solely Newco Capital Stock for their BANC ONE Capital Stock pursuant to the First Step Merger; and

      (iv) No gain or loss will be recognized by the stockholders of FCN who exchange their FCN Capital Stock solely for Newco Capital Stock pursuant to the Second Step Merger (except with respect to cash received in lieu of a fractional share interest in Newco Capital Stock).

      In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of BANC ONE, Newco, FCN and others.

    (g) Pooling of Interests. BANC ONE and FCN shall each have received a letter from their respective independent accountants addressed to FCN or BANC ONE, as the case may be, to the effect that the First Step Merger and the Second Step Merger, taken together, will qualify for "pooling of interests" accounting treatment.

  8.2. Conditions to Obligations of BANC ONE and Newco. The obligations of BANC ONE and Newco to effect the First Step Merger, and the obligation of Newco to effect the Second Step Merger, are also subject to the satisfaction, or waiver by BANC ONE or Newco, at or prior to the Effective Time, of the following conditions:

    (a) Representations and Warranties. The representations and warranties of FCN set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on FCN. BANC ONE shall have received a certificate signed on behalf of FCN by the Chief Executive Officer and the Chief Financial Officer of FCN to the foregoing effect.

                                                                     APPENDICES

    (b) Performance of Obligations of FCN. FCN shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BANC ONE shall have received a certificate signed on behalf of FCN by the Chief Executive Officer and the Chief Financial Officer of FCN to such effect.

  8.3. Conditions to Obligations of FCN. The obligation of FCN to effect the Second Step Merger is also subject to the satisfaction or waiver by FCN at or prior to the Effective Time of the following conditions:

    (a) Representations and Warranties. The representations and warranties of BANC ONE and BANK ONE set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, and without giving effect to any qualification as to materiality set forth in such representations or warranties, would have a Material Adverse Effect on BANC ONE. FCN shall have received a certificate signed on behalf of BANC ONE by the Chief Executive Officer and the Chief Financial Officer of BANC ONE to the foregoing effect.

    (b) Performance of Obligations of BANC ONE. Each of BANC ONE and BANK ONE shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FCN shall have received a certificate signed on behalf of BANC ONE by the Chief Executive Officer and the Chief Financial Officer of BANC ONE to such effect.

    (c) Consummation of the First Step Merger. The First Effective Time shall have occurred and the First Step Merger shall have been consummated.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

  9.1. Termination. This Agreement may be terminated at any time prior to the First Effective Time, whether before or after approval of the matters presented in connection with the Second Step Merger by the stockholders of BANC ONE or FCN:

    (a) by mutual consent of BANC ONE and FCN in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

    (b) by either the Board of Directors of BANC ONE or the Board of Directors of FCN if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

    (c) by either the Board of Directors of BANC ONE or the Board of Directors of FCN if the Second Step Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

    (d) by either the Board of Directors of BANC ONE or the Board of Directors of FCN (provided that the terminating party is not then in breach of any representation, warranty,

APPENDICES
  covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of FCN, in the case of a termination by BANC ONE, or BANC ONE or Newco, in the case of a termination by FCN, which breach, individually or together with other such breaches, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2 or 8.3, as the case may be, and which is not cured within 45 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

    (e) by either BANC ONE or FCN if any approval of the stockholders of BANC ONE or FCN required for the consummation of the Second Step Merger, or the approval of the shareholders of BANC ONE required for the consummation of the First Step Merger, shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof.

  9.2. Effect of Termination. In the event of termination of this Agreement by either BANC ONE or FCN as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of BANC ONE, FCN, Newco, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 7.2(b), 9.2, 10.2 and 10.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither BANC ONE nor FCN shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

  9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of BANC ONE and FCN; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of BANC ONE or FCN, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered hereunder to the holders of FCN Common Stock, or into which shares of BANC ONE Capital Stock shall be converted pursuant to the First Step Merger, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  9.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of BANC ONE or FCN, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of FCN Common Stock hereunder, or into which shares of BANC ONE Capital Stock shall be converted pursuant to the First Step Merger, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                                                     APPENDICES

                                   ARTICLE X

                              GENERAL PROVISIONS

  10.1. Closing. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Second Step Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

  10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Option Agreements and the Confidentiality Agreement, which shall terminate in accordance with terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

  10.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by BANC ONE and FCN.

  10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a)if to BANC ONE or Newco, to:

      BANC ONE CORPORATION
      100 East Broad Street
      Columbus, Ohio 43271
      Attn: General Counsel

      Fax: (614) 248-2010

and

    (b)if to FCN, to:

      First Chicago NBD Corporation
      One First National Plaza
      Chicago, Illinois 60670
      Attn: General Counsel

      Fax: (312) 732-6393

  10.5. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require FCN, BANC ONE, Newco or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

APPENDICES

  10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  10.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

  10.8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law (except to the extent that mandatory provisions of federal law or of the DGCL or OGCL are applicable).

  10.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  10.10. Publicity. Except as otherwise required by applicable law or the rules of the NYSE, none of BANC ONE, BANK ONE or FCN shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of FCN, in the case of a proposed announcement or statement by BANC ONE or BANK ONE, or BANC ONE, in the case of a proposed announcement or statement by FCN, which consent shall not be unreasonably withheld.

  10.11. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  10.12. Certain Agreements of BANK ONE. BANK ONE hereby consents, effective as of the First Effective Time, to be sued and served with process in the State of Ohio and irrevocably appoints the Ohio Secretary as its agent to accept service of process in any proceeding in the State of Ohio to enforce against it any obligation of BANC ONE or to enforce the rights of a BANC ONE shareholder who dissents from the First Step Merger pursuant to Section 1.6.

                                                                     APPENDICES

  IN WITNESS WHEREOF, BANC ONE, FCN and Newco have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST CHICAGO NBD CORPORATION             BANC ONE CORPORATION


By: /s/ Verne G. Istock                   By: /s/ John B. McCoy
  -----------------------------             -----------------------------
Chairman, President and                   Chairman and Chief Executive Officer
Chief Executive Officer

                                          BANK ONE CORPORATION

                                          By: /s/ John B. McCoy
                                            -----------------------------
                                          Chairman and Chief Executive Officer

APPENDICES

                                                                     APPENDIX B

      [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

                                                          July 31, 1998

Board of Directors
BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio 43271

Members of the Board:

  We understand that BANC ONE CORPORATION ("BANC ONE"), BANK ONE CORPORATION ("Newco") and First Chicago NBD Corporation ("First Chicago NBD") have entered into an Agreement and Plan of Merger, dated as of April 10, 1998 (the "Agreement"), pursuant to which BANC ONE is to be merged with and into Newco and, immediately thereafter, First Chicago NBD is to be merged with and into Newco (collectively, such mergers are referred to herein as the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, no par value, of BANC ONE (the "BANC ONE Shares"), other than shares with respect to which dissenter's rights shall have been properly demanded, shares held in treasury or shares held by BANC ONE or Newco or any affiliate of BANC ONE or Newco will be converted into the right to receive one share of common stock, par value $.01 per share, of Newco (the "Newco Common Stock") and each issued and outstanding share of First Chicago NBD's common stock, par value $1.00 per share (the "First Chicago NBD Shares"), other than shares held in treasury or shares held by BANC ONE, Newco or First Chicago NBD or any affiliate of BANC ONE, Newco or First Chicago NBD will be converted into the right to receive
1.62 shares (the "Exchange Ratio") of Newco Common Stock, each issued and outstanding share of Preferred Stock with Cumulative and Adjustable Dividends, Series B, without par value, of First Chicago NBD shall be converted into the right to receive one share of Preferred Stock with Cumulative and Adjustable Dividends, Series B, of Newco and each issued and outstanding Share of Preferred Stock with Cumulative and Adjustable Dividends, Series C, without par value, of First Chicago NBD shall be converted into the right to receive one share of Preferred Stock with Cumulative and Adjustable Dividends, Series C, of Newco, all as set forth in the Agreement.

  You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to BANC ONE.

  In arriving at the opinion set forth below, we have, among other things:

  (1) Reviewed certain publicly available business and financial information relating to BANC ONE and First Chicago NBD that we deemed to be relevant;

  (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of BANC ONE and First Chicago NBD furnished to us by the senior management of BANC ONE and First Chicago NBD as well as the amount and timing of the cost savings and related expenses expected to result from the Merger furnished to us by senior management of BANC ONE (the "Expected Synergies");

  (3) Conducted discussions with members of senior management of BANC ONE and First Chicago NBD concerning the matters described in clauses (1) and
    (2), including the respective

                                                                     APPENDICES
    businesses, prospects, regulatory condition and contingencies of BANC ONE and First Chicago NBD before and after giving effect to the Merger and the Expected Synergies;

  (4) Reviewed the market prices and valuation multiples for the BANC ONE Shares and the First Chicago NBD Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

  (5) Reviewed the results of operations of BANC ONE and First Chicago NBD and compared them with those of certain publicly traded companies which we deemed to be relevant;

  (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

  (7) Reviewed the potential pro forma impact of the Merger;

  (8) Reviewed the Agreement; and

  (9) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary under the circumstances, including our assessment of general economic, market and monetary conditions.

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of BANC ONE or First Chicago NBD or been furnished any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowance for loan losses of BANC ONE or First Chicago NBD, nor reviewed any individual credit files relating to BANC ONE or First Chicago NBD, and, as a result, we have assumed that the aggregate allowance for loan losses for both BANC ONE and First Chicago NBD is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of BANC ONE or First Chicago NBD. With respect to the financial forecast information and Expected Synergies furnished to or discussed with us by BANC ONE or First Chicago NBD, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of BANC ONE and First Chicago NBD as to the future financial performance of BANC ONE, First Chicago NBD or the combined entity, as the case may be. We have further assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes.

  Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of, the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Agreement and all related documents and instruments (collectively, the "Documents") contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger, including the Expected Synergies.

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

  We have been retained by the Board of Directors of BANC ONE to act as financial advisor to BANC ONE in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, BANC ONE has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past two years provided financial advisory, investment banking and other services to BANC ONE and First Chicago NBD and received customary fees for the rendering of such services. In the ordinary course of our securities business, we also may actively trade debt and/or equity securities of BANC ONE and First Chicago NBD and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

  This opinion is for the use and benefit of the Board of Directors of BANC ONE. Our opinion does not address the merits of the underlying decision by BANC ONE to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

  We are not expressing any opinion herein as to the prices at which BANC ONE Shares will trade following the announcement of the Merger or the prices at which Newco Shares will trade following the consummation of the Merger.

  On the basis of and subject to the foregoing, we are of the opinion that, as the date hereof, the Exchange Ratio is fair from a financial point of view to BANC ONE.

                                          Very truly yours,

                                          /s/ Merrill Lynch, Pierce,
                                          Fenner & Smith Incorporated

                                                                     APPENDICES

                                                                     APPENDIX C

               [LETTERHEAD OF MORGAN STANLEY & CO. INCORPORATED]

                                          July 31, 1998

Board of Directors
Banc One Corporation
100 East Broad Street
Columbus, Ohio 43271

Members of the Board:

  We understand that BANC ONE CORPORATION ("ONE"), BANK ONE CORPORATION ("Newco") and First Chicago NBD Corporation ("FCN") have entered into an Agreement and Plan of Reorganization on April 10, 1998 (the "Merger Agreement"), which provides, among other things, for the merger of ONE with and into Newco and, immediately thereafter, the merger of FCN with and into Newco (collectively, such mergers are referred to herein as the "Merger"). Pursuant to the Merger, each issued and outstanding share of common stock, no par value, of ONE (the "ONE Common Stock"), other than shares held in treasury or held by ONE or Newco or any affiliate of ONE or Newco or as to which dissenters' rights have been perfected, will be converted into the right to receive one share of common stock, par value $.01, of Newco (the "Newco Common Stock"), each issued and outstanding share of common stock, par value $1.00 per share, of FCN (the "FCN Common Stock"), other than shares held in treasury or held by ONE, Newco or FCN or any affiliate of ONE, Newco or FCN, will be converted into the right to receive 1.62 shares (the "Exchange Ratio") of Newco Common Stock, each issued and outstanding share of Preferred Stock with Cumulative and Adjustable Dividends, Series B, no par value, of FCN will be converted into the right to receive one share of Preferred Stock with Cumulative and Adjustable Dividends, Series B, of Newco and each issued and outstanding share of Preferred Stock with Cumulative and Adjustable Dividends, Series C, no par value, of FCN will be converted into the right to receive one share of Preferred Stock with Cumulative and Adjustable Dividends, Series C, of Newco. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to ONE.

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of ONE and FCN, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning ONE and FCN prepared by the managements of ONE and FCN, respectively;

    (iii) analyzed certain financial projections prepared by the managements of ONE and FCN, respectively;

    (iv) discussed the past and current operations and financial condition and the prospects of ONE and FCN with senior executives of ONE and FCN, respectively;

                                                                     APPENDICES

    (iv) reviewed the reported prices and trading activity for the ONE Common Stock and the FCN Common Stock;

    (v) compared the financial performance of ONE and FCN and the prices and trading activity of the ONE Common Stock and the FCN Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (vi) discussed the results of regulatory examinations of ONE and FCN with senior managements of the respective companies;

    (vii) discussed with senior managements of ONE and FCN First Call consensus earnings per share estimates for each company and the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

    (viii) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

    (x) participated in discussions and negotiations among representatives of ONE and FCN and their financial and legal advisors;

    (xi) reviewed the Merger Agreement and certain related documents; and

    (xii) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates of cost savings and other synergies expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of ONE and FCN. We have not made any independent valuation or appraisal of the assets or liabilities of ONE or FCN, nor have we been furnished with any such appraisals. We note that we are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of ONE or FCN, nor reviewed any individual credit files relating to ONE or FCN. In addition, we have assumed the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. We have further assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. In addition, we have assumed that in connection with the receipt of all necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse effect on the consolidated benefits expected to be derived in the Merger. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of ONE in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for ONE and FCN and have received fees for the rendering of these services.

  It is understood that this letter is for the information of the Board of Directors of ONE and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by ONE with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendation as to how the holders of ONE Common Stock should vote at the stockholders' meeting held in connection with the

APPENDICES

Merger. We also express no opinion as to the prices at which ONE Common Stock will trade following the announcement of the Merger or the prices at which Newco Common Stock will trade following the consummation of the Merger.

  Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to ONE.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                             /s/ William M. Weiant
                                          By: _________________________________
                                             William M. Weiant
                                             Managing Director

                                                                      APPENDICES

                                                                     APPENDIX D

                    [LETTERHEAD OF LAZARD FRERES & CO. LLC]

                                                                  July 31, 1998

The Board of Directors
First Chicago NBD Corporation
One First National Plaza
Chicago, Illinois 60670

Dear Members of the Board:

  We understand that First Chicago NBD Corporation ("FCN"), BANC ONE CORPORATION ("BANC ONE") and BANK ONE CORPORATION ("BANK ONE"), a newly-formed wholly-owned subsidiary of BANC ONE, have entered into an Agreement and Plan of Reorganization, dated as of April 10, 1998 (the "Agreement"), pursuant to which FCN and BANC ONE propose to merge with and into BANK ONE (the "Merger"). As the result of the Merger, among other things, each share of common stock, without par value, of BANC ONE ("BANC ONE Common Stock") will be converted into one share of common stock, par value $.01 per share, of BANK ONE ("BANK ONE Common Stock") and each share of common stock, $1.00 par value ("FCN Common Stock") of FCN will be exchanged for 1.62 shares of BANK ONE Common Stock (the "Exchange Ratio").

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of FCN Common Stock, of the Exchange Ratio. In connection with this opinion, we have:

  (i)  Reviewed the financial terms and conditions of the Agreement;

  (ii) Analyzed certain historical business and financial information relating to FCN and BANC ONE;

  (iii) Reviewed various financial forecasts and other data provided to us by FCN and BANC ONE with respect to the businesses and prospects of FCN and BANC ONE, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

  (iv) Participated in discussions with members of the senior managements of FCN and BANC ONE with respect to the businesses and prospects of FCN and BANC ONE, respectively, the strategic objectives of each, and possible financial benefits which might be realized following the Merger;

  (v) Reviewed public information with respect to certain other bank holding companies, the securities of which are publicly traded;

  (vi) Reviewed the financial terms of certain comparable business combinations involving financial services companies;

  (vii) Reviewed the historical stock prices and trading volumes of shares of FCN Common Stock and BANC ONE Common Stock; and

  (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

  We have relied upon the accuracy and completeness of the financial and other information provided by FCN and BANC ONE and reviewed by us for purposes of this opinion, and have not

                                                                     APPENDICES
assumed any responsibility for any independent verification of such information. With respect to financial forecasts, including projected cost savings and revenue enhancements, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of FCN and BANC ONE as to the future financial performance of FCN, BANC ONE and BANK ONE, and we have assumed that such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed with your consent that such allowances for FCN and BANC ONE are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of FCN or BANC ONE or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. You have informed us and we have assumed, with your consent, that the Merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles.

  Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by FCN and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on FCN, BANC ONE or BANK ONE.

  Lazard Freres & Co. LLC is acting as investment banker to FCN in connection with the Merger and will receive fees for our services, a substantial portion of which are contingent upon the closing of the Merger. Also, as you are aware, we have from time to time provided investment banking and financial advisory services to FCN and BANC ONE for which we previously have received fees.

  You have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or part of FCN. Further, our opinion is limited to the fairness, from a financial point of view, to the holders of FCN Common Stock of the Exchange Ratio and does not address FCN's underlying business decision to undertake the Merger and not engage in a sale of control. In addition, our opinion does not address the future trading value of BANK ONE Common Stock or the future acquisition value of BANK ONE. Moreover, this letter, and the opinion expressed herein is directed to the Board of Directors of FCN and does not constitute a recommendation to any stockholder as to how to vote with respect to the Merger.

  Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of FCN Common Stock from a financial point of view.

                                          Very truly yours,

                                          Lazard Freres & Co. LLC

                                             /s/ Gary S. Shedlin
                                          By___________________________________
                                             Gary S. Shedlin
                                             Managing Director

APPENDICES

                                                                     APPENDIX E

                     [LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

July 31, 1998

Board of Directors
First Chicago NBD Corporation
One First National Plaza
Chicago, IL 60670

Re: Proxy Statement of First Chicago NBD Corporation

Ladies and Gentlemen:

  You have requested our opinion as to the fairness from a financial point of view to the holders of outstanding shares of common stock, $1.00 par value ("FCN Common Stock"), of First Chicago NBD Corporation ("FCN") of the Exchange Ratio (as defined below) contemplated by the Agreement and Plan of Reorganization (the "Agreement"), dated as of April 10, 1998, by and among BANC ONE CORPORATION ("BANC ONE"), BANK ONE CORPORATION ("BANK ONE"), a newly-formed, wholly-owned subsidiary of BANC ONE, and FCN. The Agreement provides for the merger of BANC ONE and FCN, respectively, with and into BANK ONE (the "Merger"), pursuant to which, among other things, each share of common stock, without par value, of BANC ONE ("BANC ONE Common Stock") will be converted into one share of common stock, par value $.01 per share, of BANK ONE ("BANK ONE Common Stock") and each share of FCN Common Stock will be exchanged for
1.620 shares of BANK ONE Common Stock (the "Exchange Ratio").

  Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with FCN, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of FCN or BANC ONE for its own account and for the accounts of customers.

  In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of FCN and BANC ONE for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of FCN and BANC ONE; certain other communications from FCN and BANC ONE to their respective stockholders; and certain internal financial analyses and forecasts for FCN and BANC ONE prepared by their respective managements including forecasts of certain net cost savings and revenue enhancements (the "Synergies") expected to be achieved as a result of the Merger. We also have held discussions with members of the senior management of FCN and BANC ONE regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for FCN Common

                                                                     APPENDICES

Stock and BANC ONE Common Stock, compared certain financial and stock market information for FCN and BANC ONE with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry specifically and in other financial services industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of FCN and BANC ONE and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of FCN and BANC ONE are in the aggregate adequate to cover all such losses. Similarly, we have assumed, with your consent and without independent analysis, that the obligations of FCN and BANC ONE pursuant to derivatives, swaps, foreign exchange, financial instruments and off-balance sheet lending-related financial instruments will not have an adverse effect which would be relevant to our analysis. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of FCN or BANC ONE or any of their subsidiaries, and we have not been furnished with any such evaluation or appraisal. Our opinion as to the fairness of the Exchange Ratio addresses the ownership position in BANK ONE to be received by the holders of FCN Common Stock pursuant to the Exchange Ratio on the terms set forth in the Agreement and does not address the future trading or acquisition value for the stock of BANK ONE. In addition, our opinion does not address the relative merits of the Merger and alternative business strategies. In that regard, we were not requested to, and did not, solicit third party indications of interest in acquiring all or part of FCN or in engaging in a business combination or any other strategic transaction with FCN. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles and that obtaining any necessary regulatory approvals and third party consents for the Merger or otherwise will not have an adverse effect on FCN or BANC ONE or BANK ONE pursuant to the Merger.

  Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of FCN in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of FCN Common Stock should vote with respect to such transaction.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of FCN Common Stock.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

APPENDICES

                                                                     APPENDIX F

                               OHIO REVISED CODE
                    TITLE XVII. CORPORATIONS--PARTNERSHIPS
                     CHAPTER 1701. GENERAL CORPORATION LAW
                           MERGER AND CONSOLIDATION

  Section 1701.85 Relief For Dissenting Shareholders; Qualification; Procedures.--(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

  (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

  (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

  (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

  (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately

                                                                     APPENDICES
after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph, by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

  (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court there upon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

  (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall

APPENDICES
the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

  (D) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay fair cash value of them terminates if any of the following applies:

    (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

    (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

    (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

    (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation filed or joined in a complaint under division (B) of this section within the period provided in that division.

  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

  (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                     APPENDICES

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  BANK ONE CORPORATION is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

  Article Seventh of BANK ONE CORPORATION's Certificate of Incorporation will, at the consummation of the Merger, provide for indemnification of directors and officers. The provision provides that any person shall to the fullest extent permitted by the General Corporation Law of the State of Delaware be indemnified and reimbursed by for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of BANK ONE CORPORATION, or of any corporation or organization which the person served in any capacity at the request of BANK ONE CORPORATION. Such Article Seventh, as permitted by the General Corporation Law of the State of Delaware, also provides that a director of BANK ONE CORPORATION shall not be personally liable to BANK ONE CORPORATION or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to BANK ONE CORPORATION or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The following exhibits are filed herewith except those which are incorporated herein by reference.

 2.1 Agreement and Plan of Reorganization, dated as of April 10, 1998, by and among BANK ONE CORPORATION (formerly Hornet Reorganization Corporation), a
     Delaware corporation, BANC ONE CORPORATION, an Ohio corporation, and First
     Chicago NBD Corporation, a Delaware corporation (incorporated by reference to Exhibit 2.1 to BANC ONE CORPORATION's Current Report on Form 8-K dated
     April 10, 1998).
 2.2 Stock Option Agreement, dated April 10, 1998, by and between First Chicago
     NBD Corporation, a Delaware corporation, as issuer, and BANC ONE
     CORPORATION, an Ohio corporation, as grantee (incorporated by reference from Exhibit 99.1 to BANC ONE CORPORATION's Current Report on Form 8-K dated April 10, 1998).
 2.3 Stock Option Agreement, dated April 10, 1998, by and between BANC ONE
     CORPORATION, an Ohio corporation, as issuer, and First Chicago NBD
     Corporation, a Delaware corporation, as grantee (incorporated by reference from Exhibit 99.2 to BANC ONE CORPORATION's Current Report on Form 8-K dated April 10, 1998).
 3.1 Form of Certificate of Incorporation of BANK ONE CORPORATION, including forms of Certificates of Designations for Series B and Series C Preferred
     Stock of BANK ONE CORPORATION.
 3.2 Form of By-Laws of BANK ONE CORPORATION.
 5.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the legality of securities being offered, including consent.
 8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger, including consent.

 23.1 Consent of PricewaterhouseCoopers L.L.P. relating to the audited financial statements of BANC ONE CORPORATION.
 23.2 Consent of Arthur Andersen LLP relating to the audited financial statements of First Chicago NBD Corporation.
 23.3 Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 hereto).
 23.4 Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1 hereto).
 23.5 Consent of Goldman, Sachs & Co.
 23.6 Consent of Lazard Freres & Co. LLC
 23.7 Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 23.8 Consent of Morgan Stanley & Co. Incorporated
 24.1 Powers of Attorney (included on the signature pages to this Registration
      Statement).
 99.1 Form of Proxy to be used by BANC ONE CORPORATION.
 99.2 Form of Proxy to be used by First Chicago NBD Corporation.
 99.3 Form of Plan Participant Instruction Card for First Chicago NBD
      Corporation.
 99.4 Section 1701.85 of the Ohio General Corporation Law (included as Appendix
      F to the Joint Proxy Statement-Prospectus included in this Registration
      Statement).
 99.5 Consent of John B. McCoy.
 99.6 Consent of Richard J. Lehmann.
 99.7 Consent of Verne G. Istock.
 99.8 Consent of David J. Vitale.

ITEM 22. UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange

  Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 31, 1998.

                                          Bank One Corporation

                                          By:  /s/ Steven Alan Bennett
                                             ----------------------------------
                                                   Steven Alan Bennett
                                              Vice President, Secretary and
                                                   Assistant Treasurer

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of BANK ONE CORPORATION, hereby severally constitute and appoint Steven Alan Bennett, William P. Boardman or Michael J. McMennamin and each of them our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and any subsequent registration statement filed by BANK ONE CORPORATION pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Witness our hands on the dates set forth below.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----

          /s/ John B. McCoy            Chairman of the          July 31, 1998
-------------------------------------   Board, President,
            JOHN B. MCCOY               Chief Executive
                                        Officer and
                                        Director (Principal
                                        Executive Officer)

      /s/ Michael J. McMennamin        Vice President,          July 31, 1998
-------------------------------------   Treasurer and
        MICHAEL J. MCMENNAMIN           Assistant Secretary
                                        (Principal
                                        Financial and
                                        Accounting Officer)

       /s/ William P. Boardman         Director                 July 31, 1998
-------------------------------------
         WILLIAM P. BOARDMAN

       /s/ Richard J. Lehmann          Director                 July 31, 1998
-------------------------------------
         RICHARD J. LEHMANN

                                 EXHIBIT INDEX

 Exhibit 2.1    Agreement and Plan of Reorganization, dated as of April 10,
                1998, by and among BANK ONE CORPORATION (formerly Hornet
                Reorganization Corporation), a Delaware corporation, BANC ONE
                CORPORATION, an Ohio corporation, and First Chicago NBD
                Corporation, a Delaware corporation (incorporated by reference to Exhibit 2.1 to BANC ONE CORPORATION's Current Report on
                Form 8-K dated April 10, 1998).
 Exhibit 2.2    Stock Option Agreement, dated April 10, 1998, by and between
                First Chicago NBD Corporation, a Delaware corporation, as issuer, and BANC ONE CORPORATION, an Ohio corporation, as grantee (incorporated by reference from Exhibit 99.1 to BANC
                ONE CORPORATION's Current Report on Form 8-K dated April 10,
                1998).
 Exhibit 2.3    Stock Option Agreement, dated April 10, 1998, by and between
                BANC ONE CORPORATION, an Ohio corporation, as issuer, and First Chicago NBD Corporation, a Delaware corporation, as grantee (incorporated by reference from Exhibit 99.2 to BANC
                ONE CORPORATION's Current Report on Form 8-K dated April 10,
                1998).
 Exhibit 3.1 Form of Certificate of Incorporation of BANK ONE CORPORATION including forms of Certificates of Designations for Series B and Series C Preferred Stock of BANK ONE CORPORATION.
 Exhibit 3.2    Form of By-Laws of BANK ONE CORPORATION.
 Exhibit 5.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the legality of securities being offered, including consent.
 Exhibit 8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the federal income tax consequences of the Merger, including consent.
 Exhibit 23.1 Consent of PricewaterhouseCoopers L.L.P. relating to the audited financial statements of BANC ONE CORPORATION.
 Exhibit 23.2 Consent of Arthur Andersen LLP relating to the audited financial statements of First Chicago NBD Corporation.
 Exhibit 23.3   Consent of Steven Alan Bennett, Esq., Vice President,
                Secretary and Assistant Treasurer of Hornet Reorganization
                Corporation (included in Exhibit 5.1 hereto).
 Exhibit 23.4   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                8.1 hereto).
 Exhibit 23.5   Consent of Goldman, Sachs & Co.
 Exhibit 23.6   Consent of Lazard Freres & Co. LLC
 Exhibit 23.7   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Exhibit 23.8   Consent of Morgan Stanley & Co. Incorporated
 Exhibit 24.1 Powers of Attorney (included on the signature pages to this Registration Statement).
 Exhibit 99.1   Form of Proxy to be used by BANC ONE CORPORATION.
 Exhibit 99.2   Form of Proxy to be used by First Chicago NBD Corporation.
 Exhibit 99.3   Form of Plan Participant Instruction Card for First Chicago
                NBD Corporation.
 Exhibit 99.4 Section 1701.85 of the Ohio General Corporation Law (included as Appendix F to the Joint Proxy Statement-Prospectus included in this Registration Statement).
 Exhibit 99.5   Consent of John B. McCoy.
 Exhibit 99.6   Consent of Richard J. Lehmann.
 Exhibit 99.7   Consent of Verne G. Istock.
 Exhibit 99.8   Consent of David J. Vitale.